_________________________________________________________________
              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.

                                    (Seller)

                                      and

                        SECURITIZED ASSET SERVICES CORPORATION

                                (Master Servicer)

                                      and

                            FIRST BANK NATIONAL ASSOCIATION

                                    (Trustee)

                           POOLING AND SERVICING AGREEMENT

                            Dated as of January 25, 1996

                                $181,384,943.15

                         Mortgage Pass-Through Certificates
                                 Series 1996-1
     _________________________________________________________________

This Pooling and Servicing Agreement, dated as of January 25, 1996 executed by THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC., as Seller, SECURITIZED ASSET SERVICES CORPORATION, as Master Servicer, and FIRST BANK NATIONAL ASSOCIATION, as Trustee.

                                 WITNESSETH THAT:

In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

Section 1.01. Definitions. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

Accepted_Master_Servicing_Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

Adjusted_Pool_Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Liquidation Proceeds, Principal Prepayments, Substitution Principal Amounts and Net REO Proceeds) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

Adjusted_Pool_Amount_(Class_AP_Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the Class AP Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Liquidation Proceeds, Principal Prepayments, Substitution Principal Amounts and Net REO Proceeds) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

Adjusted_Principal_Balance: As to any Distribution Date and the Class M Certificates or any Class B Subclass, the greater of (A) zero and (B) (i) the principal balance of such Class or Subclass with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less, with respect to the Class M Certificates, the Class B Principal Balance and, with respect to any Class B Subclass, the Class B Subclass Principal Balances for any Class B Subclasses with higher numerical designations.

Adjustment_Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance, Class AP Principal Balance, Class M Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance, Class AP Principal Balance, Class M Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount and Class B-5 Optimal Principal Amount.

Aggregate_Current_Bankruptcy_Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

Aggregate_Current_Fraud_Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

Aggregate_Current_Special_Hazard_Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

Aggregate_Foreclosure_Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

Amount_Held_for_Future_Distribution: As to any Distribution Date, the total of the amounts held in the Custodial P&I Accounts or Master Servicer Custodial Account on account of (a)(i) with respect to any Exhibit F-2 Mortgage Loans, Principal Prepayments received in the month of such Distribution Date and all related payments of interest on such Principal Prepayments, (ii) with respect toany Exhibit F-1 Mortgage Loans, Principal Prepayments and all related payments of interest received on or after the Determination Date occurring in the month of such Distribution Date, (iii) Liquidation Proceeds (other than Partial Liquidation Proceeds) received in the month of such Distribution Date, (iv) with respect to any Exhibit F-2 Mortgage Loans, Partial Liquidation Proceeds (other than with respect to Mortgage Loans which became Liquidated Loans in the month prior to the month of such Distribution Date), (v) with respect to any Exhibit F-1 Mortgage Loans, Partial Liquidation Proceeds received on or after the Determination Date occurring in the month of such Distribution Date and (vi) amounts received from the Seller pursuant to Section 2.02 or Section 2.03 in the month of such Distribution Date and (b) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

Authenticating_Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

Bankruptcy_Code:  The Bankruptcy Code of 1978, as amended.

Bankruptcy_Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

Bankruptcy_Loss_Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,000.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

Beneficial_Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

Book-Entry_Certificate: Any of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates or Class A-6 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

Business_Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Maryland, State of Minnesota or State of Missouri or (iii) a day on which banking institutions in the City of New York, or the State of Maryland, State of Minnesota or State of Missouri are authorized or obligated by law or executive order to be closed.

Certificate: Any one of the Class A Certificates, Class AP Certificates, Class M Certificates or Class B Certificates.

Certificate_Register_and_Certificate_Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

Certificateholder_or_Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

Class: All certificates whose form is identical except for (i) variations in the Percentage Interest evidenced thereby and (ii) in the case of the Class A Certificates and Class B Certificates, variations in Subclass designation and other Subclass characteristics.

Class_A_Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates or Class A-R Certificate.

Class_A_Certificateholder:  The registered holder of a Class A Certificate.

Class_A_Distribution_Amount: As to any Distribution Date, the aggregate amount distributable to the Subclasses of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a) on such Distribution Date.

Class_A_Fixed_Pass-Through_Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

Class_A_Interest_Accrual_Amount: As to any Distribution Date, the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date.

Class_A_Loss_Denominator: As to any Determination Date, an amount equal to the sum of the Class A Subclass Principal Balances of the Class A Subclasses.

Class_A_Optimal_Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the sum of the Class A Subclass Unpaid Interest Shortfalls for each Class A Subclass and
(iii) the Class A Optimal Principal Amount.

Class_A_Optimal_Principal_Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Classes A/M/B Fraction with respect to such Mortgage Loan, and (y) the sum of:

(i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

(ii) the Class A Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03, net of any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trustee with respect to such Mortgage Loan;

(iii) the Class A Prepayment Percentage of (a) the aggregate Net Liquidation Proceeds (other than, with respect to an Exhibit F-1 Mortgage Loan, Net Partial Liquidation Proceeds) of any such Mortgage Loan that became a Liquidated Loan in the month preceding the month of such Distribution Date (excluding the portion thereof, if any, constituting Net Foreclosure Profits) less the sum of (A) any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, the Master Servicer or the Trustee with respect to such Liquidated Loan and (B) the portion of the Net Liquidation Proceeds allocable to interest and (b) with respect to an Exhibit F-1 Mortgage Loan, the aggregate Net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, during the related Partial Liquidation Receipt Period, less the sum of (A) the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trustee and (B) the portion of the Net Partial Liquidation Proceeds allocable to interest;

(iv) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan if such Mortgage Loan was the subject of a Prepayment in Full

(a) during the month preceding the month in which such Distribution Date occurs with respect to any Exhibit F-2 Mortgage Loan or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Exhibit F-1 Mortgage Loan;

(v)    the Class A Prepayment Percentage of all partial principal prepayments
(a) received with respect to any Exhibit F-2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and (b) received with respect to any Exhibit F-1 Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs; and

(vi) the Class A Percentage of the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

Class_A_Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Classes A/M/B Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Principal Balance to decline to zero following the distribution made on such Distribution Date.

Class_A_Prepayment_Percentage: As to any Distribution Date to and including the Distribution Date in January 2001, 100%. As to any Distribution Date subsequent to January 2001 to and including the Distribution Date in January 2002, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2002 to and including the Distribution Date in January 2003, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2003 to and including the Distribution Date in January 2004, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2004 to and including the Distribution Date in January 2005, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to January 2005, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A

 Prepayment Percentage provided above of (a) Principal Prepayments distributable on such Distribution Date, (b) the principal portion of Net Partial Liquidation Proceeds (other than Net Partial Liquidation Proceeds with respect to Exhibit F-1 Mortgage Loans) (excluding any amount constituting Net Foreclosure Profits) of each Mortgage Loan which became a Liquidated Loan during the month preceding the month of such Distribution Date or (c) with respect to Exhibit F-1 Mortgage Loans, Net Partial Liquidation Proceeds received during the Partial Liquidation Receipt Period, would reduce the Class A Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the January preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the sum of the current Class M Principal Balance and the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including February 2001 and January 2002, (2) 35% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including February 2002 and January 2003,

(3) 40% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including February 2003 and January 2004, (4) 45% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including February 2004 and January 2005, and (5) 50% of the Original Subordinated Principal Balance if such Distribution Date occurs during or after February 2005. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

Class_A_Principal_Balance: As of any date, an amount equal to the sum of the Class A Subclass Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-R Certificate.

Class_A_Principal_Distribution_Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Subclasses pursuant to Paragraph third clause (A) of Section 4.01(a).

Class_A_Subclass: Any of the Subclasses of Class A Certificates consisting of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-R Certificate.

Class_A_Subclass_Distribution_Amount: As to any Distribution Date and any Class A Subclass, the amount distributable to such Class A Subclass pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a).

Class_A_Subclass_Interest_Accrual_Amount: As to any Distribution Date and any Class A Subclass, (i) the product of (a) 1/12th of the Class A Subclass Pass-Through Rate for such Class A Subclass and (b) the Class A Subclass Principal Balance of such Class A Subclass as of the Determination Date preceding such Distribution Date minus (ii) the Class A Subclass Interest Percentage of such Class A Subclass of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e).

Class_A_Subclass_Interest_Percentage: As to any Distribution Date and any Class A Subclass, the percentage calculated by dividing the Class A Subclass Interest Accrual Amount of such Class A Subclass (determined without regard to clause
(ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class A Subclass Interest Accrual Amount).

Class_A_Subclass_Interest_Shortfall_Amount: As to any Distribution Date and any Subclass of Class A Certificates, any amount by which the Class A Subclass Interest Accrual Amount of such Class A Subclass with respect to such Distribution Date exceeds the amount distributed in respect of such Class A Subclass on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

Class_A_Subclass_Loss_Percentage: As to any Determination Date and any Subclass of Class A Certificates then outstanding, the percentage calculated by dividing the Class A Subclass Principal Balance of such Subclass by the Class A Loss Denominator (determined without regard to any Class A Subclass Principal Balance of any Subclass of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

Class_A_Subclass_Pass-Through_Rate: As to each Class A Subclass other than the Class A-1 and Class A-2 Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-1 Certificates, 7.40% per annum. As to the Class A-2 Certificates, 6.61% per annum.

Class_A_Subclass_Principal_Balance: As of the first Determination Date and as to any Class A Subclass, the Original Class A Subclass Principal Balance of such Class A Subclass. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class A Subclass the Original Class A Subclass Principal Balance of such Class A Subclass less the sum of (a) all amounts previously distributed in respect of such Class A Subclass on prior Distribution Dates (A) pursuant to Paragraph third clause (A) of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) all amounts previously allocated to such Class A Subclass with respect to prior Distribution Dates pursuant to Section 4.02(b). After the Cross-Over Date, each Class A Subclass Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Subclass Loss Percentage of such Class A Subclass and the excess, if any, of (i) the Class A Principal Balance for such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (Class AP Portion) for the preceding Distribution Date.

Class_A_Subclass_Shortfall_Percentage: As to any Distribution Date and Class A Subclass, the percentage calculated by dividing the Class A Subclass Unpaid Interest Shortfall for such Class A Subclass by the Class A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

Class_A_Subclass_Unpaid_Interest_Shortfall: As to any Distribution Date and Class A Subclass, the amount, if any, by which the aggregate of the Class A Subclass Interest Shortfall Amounts for such Class A Subclass for prior Distribution Dates is in excess of the amounts distributed in respect of such Class A Subclass on prior Distribution Dates pursuant to Paragraph second of
Section 4.01(a).

Class_A_Unpaid_Interest_Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Subclass Unpaid Interest Shortfalls for all the Class A Subclasses.

Class_A_Voting_Interest: The product of (i) the then applicable Class A Percentage and (ii) the Classes A/M/B Voting Interest.

Class_A-1_Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit D hereto.

Class_A-1_Certificateholder:  The registered holder of a Class A-1 Certificate.

Class_A-2_Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit D hereto.

Class_A-2_Certificateholder:  The registered holder of a Class A-2 Certificate.

Class_A-3_Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit D hereto.

Class_A-3_Certificateholder:  The registered holder of a Class A-3 Certificate.

Class_A-4_Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit D hereto.

Class_A-4_Certificateholder:  The registered holder of a Class A-4 Certificate.

Class_A-5_Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit D hereto.

Class_A-5_Certificateholder:  The registered holder of a Class A-5 Certificate.

Class_A-6_Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit D hereto.

Class_A-6_Certificateholder:  The registered holder of a Class A-6 Certificate

Class_A-6_Percentage: The Class A Subclass Principal Balance of the Class A-6 Certificates divided by the Pool Balance (Classes A/M/B Portion).

Class_A-6_Prepayment_Shift_Percentage for any Distribution Date will be the percentage indicated below:

Distribution Date                     Occurring In Class A-6 Prepayment
                                      Shift Percentage
February 1996 through January 2001              0%
February 2001 through January 2002             30%
February 2002 through January 2003             40%
February 2003 through January 2004             60%
February 2004 through January 2005             80%
February 2005 and thereafter                  100%

Class_A-6_Priority_Amount: For any Distribution Date, the lesser of (i) the Class A Subclass Principal Balance of the Class A-6 Certificates and (ii) the sum of (A) the product of (1) the Class A-6 Percentage and (2) the Scheduled Principal Amount and (B) the product of (1) the Class A-6 Percentage, (2) the Class A-6 Prepayment Shift Percentage, and (3) the Unscheduled Principal Amount.

Class_A-R_Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit D hereto.

Class_A-R_Certificateholder:  The registered holder of the Class A-R
Certificate.

Class_AP_Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit C and Exhibit D hereto.

Class_AP_Certificateholder:  The registered holder of a Class AP Certificate.

Class_AP_Deferred_Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (i) the amount by which the sum of the Class AP Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class AP Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and (ii) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan in any month preceding the month of the current Distribution Date of (a) the Class AP Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class AP Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On or after the Cross-Over Date, the Class AP Deferred Amount will be zero. No interest will accrue on any Class AP Deferred Amount.

Class_AP_Distribution_Amount: As to any Distribution Date, the aggregate amount distributable to the Class AP Certificates pursuant to Paragraphs third clause
(B) and fourth of Section 4.01(a) on such Distribution Date.

Class_AP_Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Classes A/M/B Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

Class_AP_Optimal_Principal_Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the Class AP Fraction with respect to such Mortgage Loan and (y) the sum of:

(i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

(ii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03, net of any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trustee with respect to such Mortgage Loan;

(iii) (a) the aggregate Net Liquidation Proceeds (other than, with respect to an Exhibit F-1 Mortgage Loan, Net Partial Liquidation Proceeds) of any such Mortgage Loan that became a Liquidated Loan in the month preceding the month of such Distribution Date (excluding the portion thereof, if any, constituting Net Foreclosure Profits) less the sum of (A) any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trustee with respect to such Liquidated Loan and (B) the portion of the Net Liquidation Proceeds allocable to interest and (b) with respect to an Exhibit F-1 Mortgage Loan, the aggregate Net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, during the related Partial Liquidation Receipt Period, less the sum of (A) the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trustee and (B) the portion of the Net Partial Liquidation Proceeds allocable to interest;

(iv) the Scheduled Principal Balance of such Mortgage Loan if such Mortgage Loan was the subject of a Prepayment in Full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Exhibit F-2 Mortgage Loan or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Exhibit F-1 Mortgage Loan;

(v) all partial principal prepayments (a) received with respect to any Exhibit F-2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and (b) received with respect to any Exhibit F-1 Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs; and

(vi) the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

Class_AP_Principal_Balance: As to the first Determination Date, the Original Class AP Principal Balance. As of any subsequent Determination Date prior to the Cross-Over Date, the Original Class AP Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class AP Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of
Section 4.01(a) and (b) the Realized Losses previously allocated to the Class AP Certificates pursuant to Section 4.02(b). On or after the Cross-Over Date, the Class AP Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between the Class AP Principal Balance as of such Determination Date and the Adjusted Pool Amount (Class AP Portion) as of the preceding Distribution Date.

Class_B_Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

Class_B_Certificateholder:  The registered holder of a Class B Certificate.

Class_B_Interest_Accrual_Amount: As to any Distribution Date, the sum of the Class B Subclass Interest Accrual Amounts with respect to such Distribution Date.

Class_B_Pass-Through_Rate:  As to any Distribution Date, 7.00% per annum.

Class_B_Principal_Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance and Class B-5 Principal Balance.

Class_B_Subclass: Any of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates or Class B-5 Certificates.

Class_B_Subclass_Distribution_Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Distribution Amounts.

Class_B_Subclass_Interest_Accrual_Amount: As to any Distribution Date and any Class B Subclass, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Class B Subclass Principal Balance of such Class B

Subclass as of the Determination Date preceding such Distribution Date minus
(ii) the Class B Subclass Interest Percentage of such Class B Subclass of (x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

Class_B_Subclass_Interest_Percentage: As to any Distribution Date and any Class B Subclass, the percentage calculated by dividing the Class B Subclass Interest Accrual Amount of such Class B Subclass (determined without regard to clause
(ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Class B Subclass Interest Accrual Amount).

Class_B_Subclass_Interest_Shortfall_Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount or Class B-5 Interest Shortfall Amount.

Class_B_Subclass_Loss_Percentage: As to any Determination Date and any Class B Subclass then-outstanding, the percentage calculated by dividing the Class B Subclass Principal Balance of such Class B Subclass by the Class B Principal Balance (determined without regard to any Class B Subclass Principal Balance of any Class B Subclass not then outstanding), in each case determined as of the preceding Determination Date.

Class_B_Subclass_Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage or Class B-5 Percentage.

Class_B_Subclass_Prepayment_Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage or Class B-5 Prepayment Percentage.

Class_B_Subclass_Principal_Balance: Any of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

Class_B_Subclass_Unpaid_Interest_Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall or Class B-5 Unpaid Interest Shortfall.

Class_B-1_Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit D hereto.

Class_B-1_Certificateholder:  The registered holder of a Class B-1 Certificate.

Class_B-1_Distribution_Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

Class_B-1_Interest_Shortfall_Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

Class_B-1_Optimal_Principal_Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Classes A/M/B Fraction with respect to such Mortgage Loan and (y) the sum of:

(i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

(ii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03, net of any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trustee with respect to such Mortgage Loan;

(iii) the Class B-1 Prepayment Percentage of (a) the aggregate Net Liquidation Proceeds (other than, with respect to an Exhibit F-1 Mortgage Loan, Net Partial Liquidation Proceeds) of any such Mortgage Loan that became a Liquidated Loan in the month preceding the month of such Distribution Date (excluding the portion thereof, if any, constituting Net Foreclosure Profits) less the sum of (A) any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, the Master Servicer or the Trustee with respect to such Liquidated Loan and (B) the portion of the Net Liquidation Proceeds allocable to interest and (b) with respect to an Exhibit F-1 Mortgage Loan, the aggregate Net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, during the related Partial Liquidation Receipt Period, less the sum of (A) the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trustee and (B) the portion of the Net Partial Liquidation Proceeds allocable to interest;

(iv) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan if such Mortgage Loan was the subject of a Prepayment in Full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Exhibit F-2 Mortgage Loan or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Exhibit F-1 Mortgage Loan;

(v)    the Class B-1 Prepayment Percentage of all partial principal prepayments
(a) received with respect to any Exhibit F-2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and (b) received with respect to any Exhibit F-1 Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs; and

(vi) the Class B-1 Prepayment Percentage of the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan; provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution

Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

Class_B-1_Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Percentage for such Distribution Date will be zero.

Class_B-1_Prepayment_Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-1 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-1 Percentage for such Distribution Date will be zero.

Class_B-1_Principal_Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses previously allocated to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class AP Principal Balance and the Class M Principal Balance as of such Determination Date.

Class_B-1_Unpaid_Interest_Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

Class_B-2_Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit D hereto.

Class_B-2_Certificateholder:  The registered holder of a Class B-2 Certificate.

Class_B-2_Distribution_Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

Class_B-2_Interest_Shortfall_Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

Class_B-2_Optimal_Principal_Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Classes A/M/B Fraction with respect to such Mortgage Loan and (y) the sum of:

(i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

(ii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03, net of any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trustee with respect to such Mortgage Loan;

(iii) the Class B-2 Prepayment Percentage of (a) the aggregate Net Liquidation Proceeds (other than, with respect to an Exhibit F-1 Mortgage Loan, Net Partial Liquidation Proceeds) of any such Mortgage Loan that became a Liquidated Loan in the month preceding the month of such Distribution Date (excluding the portion thereof, if any, constituting Net Foreclosure Profits) less the sum of (A) any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, the Master Servicer or the Trustee with respect to such Liquidated Loan and (B) the portion of the Net Liquidation Proceeds allocable to interest and (b) with respect to an Exhibit F-1 Mortgage Loan, the aggregate Net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, during the related Partial Liquidation Receipt Period, less the sum of (A) the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trustee and (B) the portion of the Net Partial Liquidation Proceeds allocable to interest;

(iv) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan if such Mortgage Loan was the subject of a Prepayment in Full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Exhibit F-2 Mortgage Loan or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Exhibit F-1 Mortgage Loan;

(v)    the Class B-2 Prepayment Percentage of all partial principal prepayments
(a) received with respect to any Exhibit F-2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and (b) received with respect to any Exhibit F-1 Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs; and

(vi) the Class B-2 Prepayment Percentage of the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage

Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

Class_B-2_Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

Class_B-2_Prepayment_Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

Class_B-2_Principal_Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses previously allocated to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class AP Principal Balance, the Class M Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

Class_B-2_Unpaid_Interest_Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

Class_B-3_Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit D hereto.

Class_B-3_Certificateholder:  The registered holder of a Class B-3 Certificate.

Class_B-3_Distribution_Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a).

Class_B-3_Interest_Shortfall_Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

Class_B-3_Optimal_Principal_Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Classes A/M/B Fraction with respect to such Mortgage Loan and (y) the sum of:

(i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

(ii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03, net of any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trustee with respect to such Mortgage Loan;

(iii) the Class B-3 Prepayment Percentage of (a) the aggregate Net Liquidation Proceeds (other than, with respect to an Exhibit F-1 Mortgage Loan, Net Partial Liquidation Proceeds) of any such Mortgage Loan that became a Liquidated Loan in the month preceding the month of such Distribution Date (excluding the portion thereof, if any, constituting Net Foreclosure Profits) less the sum of (A) any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, the Master Servicer or the Trustee with respect to such Liquidated Loan and (B) the portion of the Net Liquidation Proceeds allocable to interest and (b) with respect to an Exhibit F-1 Mortgage Loan, the aggregate Net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, during the related Partial Liquidation Receipt Period, less the sum of (A) the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trustee and (B) the portion of the Net Partial Liquidation Proceeds allocable to interest;

(iv) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan if such Mortgage Loan was the subject of a Prepayment in Full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Exhibit F-2 Mortgage Loan or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Exhibit F-1 Mortgage Loan;

(v)    the Class B-3 Prepayment Percentage of all partial principal prepayments
(a) received with respect to any Exhibit F-2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and (b) received with respect to any Exhibit F-1 Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs; and

(vi) the Class B-3 Prepayment Percentage of the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

Class_B-3_Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

Class_B-3_Prepayment_Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

Class_B-3_Principal_Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses previously allocated to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class AP Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

Class_B-3_Unpaid_Interest_Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

Class_B-4_Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit D hereto.

Class_B-4_Certificateholder:  The registered holder of a Class B-4 Certificate.

Class_B-4_Distribution_Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs seventeenth, eighteenth and nineteenth of Section 4.01(a).

Class_B-4_Interest_Shortfall_Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

Class_B-4_Optimal_Principal_Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Classes A/M/B Fraction with respect to such Mortgage Loan and (y) the sum of:

(i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

(ii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03, net of any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trustee with respect to such Mortgage Loan;

(iii) the Class B-4 Prepayment Percentage of (a) the aggregate Net Liquidation Proceeds (other than, with respect to an Exhibit F-1 Mortgage Loan, Net Partial Liquidation Proceeds) of any such Mortgage Loan that became a Liquidated Loan in the month preceding the month of such Distribution Date (excluding the portion thereof, if any, constituting Net Foreclosure Profits) less the sum of (A) any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, the Master Servicer or the Trustee with respect to such Liquidated Loan and (B) the portion of the Net Liquidation Proceeds allocable to interest and (b) with respect to an Exhibit F-1 Mortgage Loan, the aggregate Net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, during the related Partial Liquidation Receipt Period, less the sum of (A) the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trustee and (B) the portion of the Net Partial Liquidation Proceeds allocable to interest;

(iv) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan if such Mortgage Loan was the subject of a Prepayment in Full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Exhibit F-2 Mortgage Loan or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Exhibit F-1 Mortgage Loan;

(v)    the Class B-4 Prepayment Percentage of all partial principal prepayments
(a) received with respect to any Exhibit F-2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and (b) received with respect to any Exhibit F-1 Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs; and

(vi) the Class B-4 Prepayment Percentage of the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

Class_B-4_Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

Class_B-4_Prepayment_Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

Class_B-4_Principal_Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses previously allocated to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the

Class A Principal Balance, the Class AP Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

Class_B-4_Unpaid_Interest_Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

Class_B-5_Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit D hereto.

Class_B-5_Certificateholder:  The registered holder of a Class B-5 Certificate.

Class_B-5_Distribution_Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs twentieth, twenty-first, and twenty-second of Section 4.01(a).

Class_B-5_Interest_Shortfall_Amount: As to any Distribution Date, any amount by which the Class B Subclass Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

Class_B-5_Optimal_Principal_Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Classes A/M/B Fraction with respect to such Mortgage Loan and (y) the sum of:

(i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

(ii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03, net of any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trustee with respect to such Mortgage Loan;

(iii) the Class B-5 Prepayment Percentage of (a) the aggregate Net Liquidation Proceeds (other than, with respect to an Exhibit F-1 Mortgage Loan, Net Partial Liquidation Proceeds) of any such Mortgage Loan that became a Liquidated Loan in the month preceding the month of such Distribution Date (excluding the portion thereof, if any, constituting Net Foreclosure Profits) less the sum of (A) any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, the Master Servicer or the Trustee with respect to such Liquidated Loan and (B) the portion of the Net Liquidation Proceeds allocable to interest and (b) with respect to an Exhibit F-1 Mortgage Loan, the aggregate Net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, during the related Partial Liquidation Receipt Period, less the sum of (A) the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trustee and (B) the portion of the Net Partial Liquidation Proceeds allocable to interest;

(iv) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan if such Mortgage Loan was the subject of a Prepayment in Full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Exhibit F-2 Mortgage Loan or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Exhibit F-1 Mortgage Loan;

(v)    the Class B-5 Prepayment Percentage of all partial principal prepayments
(a) received with respect to any Exhibit F-2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and (b) received with respect to any Exhibit F-1 Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs; and

(vi) the Class B-5 Prepayment Percentage of the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Subclass and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

Class_B-5_Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

Class_B-5_Prepayment_Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

Class_B-5_Principal_Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and
(b) the Realized Losses previously allocated to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class AP Principal Balance, the Class M Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

Class_B-5_Unpaid_Interest_Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

Class_M_Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit C and Exhibit D hereto.

Class_M_Certificateholder:  The registered holder of a Class M Certificate.

Class_M_Distribution_Amount: As to any Distribution Date, the aggregate amount distributable to the Class M Certificates pursuant to Paragraphs fifth, sixth, and seventh of Section 4.01(a) on such Distribution Date.

Class_M_Interest_Accrual_Amount: As to any Distribution Date, an amount equal to (i) the product of 1/12th of the Class M Pass-Through Rate and the Class M Principal Balance as of the Determination Date preceding such Distribution Date minus (ii) (x) any Non-Supported Interest Shortfall allocated to the Class M Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

Class_M_Interest_Shortfall_Amount: As to any Distribution Date, any amount by which the Class M Interest Accrual Amount with respect to such Distribution Date exceeds the amount distributed in respect of the Class M Certificates pursuant to Paragraph fifth of Section 4.01(a).

Class_M_Optimal_Principal_Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Classes A/M/B Fraction with respect to such Mortgage Loan and (y) the sum of:

(i) the Class M Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

(ii) the Class M Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03, net of any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, Master Servicer or Trustee with respect to such Mortgage Loan;

(iii) the Class M Prepayment Percentage of (a) the aggregate Net Liquidation Proceeds (other than, with respect to an Exhibit F-1 Mortgage Loan, Net Partial Liquidation Proceeds) of any such Mortgage Loan that became a Liquidated Loan in the month preceding the month of such Distribution Date (excluding the portion thereof, if any, constituting Net Foreclosure Profits) less the sum of (A) any unreimbursed Periodic Advances in respect of principal previously made by the Servicer, the Master Servicer or the Trustee with respect to such Liquidated Loan and (B) the portion of the Net Liquidation Proceeds allocable to interest and (b) with respect to an Exhibit F-1 Mortgage Loan, the aggregate Net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, during the related Partial Liquidation Receipt Period, less the sum of (A) the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trustee and (B) the portion of the Net Partial Liquidation Proceeds allocable to interest;

(iv) the Class M Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan if such Mortgage Loan was the subject of a Prepayment in Full
(a) during the month preceding the month in which such Distribution Date occurs with respect to any Exhibit F-2 Mortgage Loan or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Exhibit F-1 Mortgage Loan;

(v)    the Class M Prepayment Percentage of all partial principal prepayments
(a) received with respect to any Exhibit F-2 Mortgage Loan during the month preceding the month in which such Distribution Date occurs and (b) received with respect to any Exhibit F-1 Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs; and

(vi) the Class M Prepayment Percentage of the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class M Optimal Principal Amount will equal the lesser of (A) the Class M Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class M Certificates.

Class_M_Pass-Through_Rate:  As to any Distribution Date, 7.00% per annum.

Class_M_Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (a) if the Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class

B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

Class_M_Prepayment_Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (a) if the Class B Certificates are eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d), a fraction, the numerator of which is the Class M Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Class M Principal Balance and the Class B Subclass Principal Balances of the Class B Subclasses eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (b) except as set forth in Section 4.01(d)(ii), if the Class B Certificates are not eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d)(i), one.

Class_M_Principal_Balance: As to the first Determination Date, the Original Class M Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class M Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class M Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses previously allocated to the Class M Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class AP Principal Balance as of such Determination Date.

Class_M_Unpaid_Interest_Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class M Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class M Certificates on prior Distribution Dates pursuant to Paragraph sixth of
Section 4.01(a).

Classes_A/M/B_Fraction: With respect to any Mortgage Loan, the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 7.00%.

Classes_A/M/B_Voting_Interest: The ratio obtained by dividing the Pool Balance (Classes A/M/B Portion) by the sum of the Pool Balance (Classes A/M/B Portion) and the Pool Balance (Class AP Portion).

Clearing_Agency:  An organization registered as a "clearing agency" pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

Clearing_Agency_Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

Closing_Date:  The date of initial issuance of the Certificates, as set forth in
Section 11.24.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

Co-op_Shares:  Shares issued by private non-profit housing corporations.

Corporate_Trust_Office: The principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 180 East Fifth Street, St. Paul, Minnesota 55101.

Cross-Over_Date: The first Distribution Date with respect to which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

Current_Class_A_Interest_Distribution_Amount: As to any Distribution Date, the amount distributed in respect of the Class A Subclasses pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

Current_Class_B_Interest_Distribution_Amount: As to any Distribution Date, the amount distributed in respect of the Class B Certificates pursuant to Paragraphs eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

Current_Class_B-1_Fractional_Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

Current_Class_B-2_Fractional_Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Class B Subclass Principal Balances of the Class B-3, Class B-4 and Class B-5 Certificates by the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

Current_Class_B-3_Fractional_Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Subclass Principal Balances of the Class B-4 and Class B-5 Certificates by the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

Current_Class_B-4_Fractional_Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Subclass Principal Balance of the Class B-5 Certificates by the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

Current_Class_M_Fractional_Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class M Fractional Interest.

Current_Class_M_Interest_Distribution_Amount: As to any Distribution Date, the amount distributed in respect of the Class M Certificates pursuant to Paragraph fifth of Section 4.01(a) on such Distribution Date.

Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

Curtailment_Interest_Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on the amount of any Curtailment with respect to an Exhibit F-2 Mortgage Loan that was received during the month preceding the month in which such Distribution Date occurs at the Net Mortgage Interest Rate for such Mortgage Loan from the date of application by the related Servicer of such Curtailment through the last day of the month in which it was received. On any Distribution Date which occurs on or after the Cross-Over Date, with respect to any Exhibit F-1 Mortgage Loan, the amount of interest, if any, that would have accrued on the amount of any Curtailment with respect to a Mortgage Loan that was received on or after the Determination Date in the month preceding the month in which such Distribution Date occurs but prior to the first day of the month in which such Distribution Date occurs at the Net Mortgage Interest Rate for such Mortgage Loan from the date of application of such Curtailment through the last day of the month in which received.

Custodial_Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, a Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

Custodial_P&I_Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements relating to six of the Servicers), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control with it. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

Cut-Off_Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

Cut-Off_Date_Aggregate_Principal_Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

Cut-Off_Date_Principal_Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Principal Prepayments received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

DCR:  Duff & Phelps Credit Rating Co., or its successor in interest.

Debt_Service_Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

Deficient_Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

Definitive_Certificates:  As defined in Section 5.07.

Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

Determination_Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

Discount_Mortgage_Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 7.00%.

Distribution_Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

Due_Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

Eligible_Account: One or more accounts (i) that are maintained with a depository institution whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of which holding company structure) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

Eligible_Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

    (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

    (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

    (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

    (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

    (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

    (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

    (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

    (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA_Plan:  Any Person which is an employee benefit plan within the meaning of
Section 3(3) of ERISA.

ERISA_Prohibited_Holder:  As defined in Section 5.02(d).

Errors_and_Omissions_Policy:  As defined in each of the Servicing Agreements.

Event_of_Default:  Any of the events specified in Section 7.01.

Excess_Bankruptcy_Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

Excess_Fraud_Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

Excess_Special_Hazard_Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by
(b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

Exhibit_F-1_Mortgage_Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the PHMC Servicing Agreement.

Exhibit_F-2_Mortgage_Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

FHLMC:  The Federal Home Loan Mortgage Corporation or any successor thereto.

Fidelity_Bond:  As defined in each of the Servicing Agreements.

Final_Distribution_Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

Fitch:  Fitch Investors Service, L.P., or its successor in interest.

Fixed_Retained_Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 7.00%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus 7.00%, which is not assigned to and not part of the Trust Estate.

Fixed_Retained_Yield_Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus 7.00%.

FNMA:  The Federal National Mortgage Association or any successor thereto.

Foreclosure_Profits: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds (other than Net Partial Liquidation Proceeds with respect to Exhibit F-1 Mortgage Loans) in respect of each Mortgage Loan that became a Liquidated Loan during the month preceding the month in which such Distribution Date occurs over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month following the month in which such Mortgage Loan became a Liquidated Loan.

Fraud_Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

Fraud_Loss_Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $3,627,698.91 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates or, following the reduction of the

Class B Principal Balance to zero, solely to the Class M Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

Holder:  See "Certificateholder."

Independent:  When used with respect to any specified Person, such Person who
(i) is in fact independent of the Seller, the Master Servicer and any Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Insurance_Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

Insurance_Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

Insured_Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

Liquidated_Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

Liquidated_Loan_Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan prior to the Due Date preceding such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month in which such Mortgage Loan became a Liquidated Loan, over
(ii) Net Liquidation Proceeds (other than Net Partial Liquidation Proceeds with respect to Exhibit F-1 Mortgage Loans) with respect to such Liquidated Loan.

Liquidation_Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

Liquidation_Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

Loan-to-Value_Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

Master_Servicer:  Securitized Asset Services Corporation.

Master_Servicer_Custodial_Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Master Servicer Custodial Account shall be an Eligible Account.

Master_Servicing_Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

Master_Servicing_Fee_Rate:  As set forth in Section 11.11.

Monthly_Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

Monthly_Servicing_Compensation: As defined in each of the Other Servicing Agreements.

Moody's:  Moody's Investors Service, Inc., or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

Mortgage_Interest_Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

Mortgage_Loan_Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

Mortgage_Loan_Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1 and F-2, which list may be amended following the Closing Date upon conveyance of a substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage
Loan:

    (i)      the Mortgage Loan identifying number;

    (ii)     the city, state and zip code of the Mortgaged Property;

    (iii)    the type of property;

    (iv)     the Mortgage Interest Rate;

    (v)      the Net Mortgage Interest Rate;

    (vi)     the Monthly Payment;

    (vii)    the original number of months to maturity;

    (viii)   the scheduled maturity date;

    (ix)     the Cut-Off Date Principal Balance;

    (x)      the Loan-to-Value Ratio at origination;

    (xi)     whether such Mortgage Loan is a Subsidy Loan;

    (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

    (xiii)   the Servicing Fee Rate;

    (xiv)    the Master Servicing Fee;

    (xv)     Fixed Retained Yield, if applicable;

    (xvi) for Mortgage Loans identified on Exhibit F-2, the name of the Servicer with respect thereto; and

    (xvii) for the Mortgage Loans identified on Exhibit F-2, the name of the PHMC Loan Seller with respect thereto, if applicable.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

Mortgage_Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

Mortgage_Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

Mortgaged_Property: The property subject to a Mortgage, which may include Co-op Shares.

Mortgagor:  The obligor on a Mortgage Note.

Net_Foreclosure_Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

Net_Liquidation_Proceeds: As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

Net_Mortgage_Interest_Rate:  With respect to each Mortgage Loan, a rate equal to
(i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth on Exhibits F-1 or F-2 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.11 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

Net_Partial_Liquidation_Proceeds: With respect to Exhibit F-1 Mortgage Loans, Partial Liquidation Proceeds with respect to a Mortgage Loan net of unreimbursed Liquidation Expenses incurred with respect to such Mortgage Loan. For all purposes of this Agreement, Net Partial Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

Net_REO_Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

Non-permitted_Foreign_Holder:  As defined in Section 5.02(d).

Nonrecoverable_Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer or the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer or Trustee determination, an Officer's Certificate of the Master Servicer or the Trustee delivered to the Trustee, in each case detailing the reasons for such determination.

Non-Supported_Interest_Shortfall: With respect to any Distribution Date, the sum of (i) the excess, if any, of the aggregate Prepayment Interest Shortfall on the Exhibit F-1 Mortgage Loans over the aggregate Servicing Fee owed under the PHMC Servicing Agreement with respect to such Distribution Date and (ii) the excess, if any, of the aggregate Prepayment Interest Shortfall and Curtailment Interest Shortfall on the Exhibit F-2 Mortgage Loans serviced under each of the respective Other Servicing Agreements over the aggregate Monthly Servicing Compensation payable under the related Other Servicing Agreements with respect
to such Distribution Date.   With respect to each Distribution Date occurring on
or after the Cross-Over Date, the Non-Supported Interest Shortfall as determined pursuant to clause (i) of the preceding sentence shall be increased by the Curtailment Interest Shortfall and the Partial Liquidation Interest Shortfall, if any, for such Distribution Date.

Non-U.S._Person:  As defined in Section 4.01(g).

Officers'_Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

Opinion_of_Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

Optimal_Adjustment_Event: With respect to the Class M Certificates or any Class B Subclass and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class or Subclass if: (i) the principal balance of such Class or Subclass on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such principal balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) any Class A Subclass Principal Balance or Class AP Principal Balance would be subject to further reduction as a result of the third sentence of the definition of Class A Subclass Principal Balance or Class AP Principal Balance or, with respect to any Class B Subclass, the Class M Principal Balance or the Class B Subclass Principal Balance of a Class B Subclass with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class M Principal Balance, Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance or Class B-5 Principal Balance.

Original_Class_A_Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

Original_Class_A_Principal_Balance: The sum of the Original Class A Subclass Principal Balances of each Class A Subclass, as set forth in Section 11.06.

Original_Class_A_Subclass_Principal_Balance: Any of the Original Class A Subclass Principal Balances as set forth in Section 11.05.

Original_Class_AP_Principal_Balance: The Original Class AP Principal Balance, as set forth in Section 11.07.

Original_Class_B_Principal_Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance and Original Class B-5 Principal Balance, as set forth in Section 11.18.

Original_Class_B-1_Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

Original_Class_B-2_Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

Original_Class_B-3_Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.14.

Original_Class_B-4_Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

Original_Class_B-5_Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.16.

Original_Class_B-1_Principal_Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.18.

Original_Class_B-2_Principal_Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.18.

Original_Class_B-3_Principal_Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.18.

Original_Class_B-4_Principal_Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.18.

Original_Class_B-5_Principal_Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.18.

Original_Class_B-1_Fractional_Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.19.

Original_Class_B-2_Fractional_Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.20.

Original_Class_B-3_Fractional_Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance and the Original Class B-5 Principal Balance by the sum of the Original Class A Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.21.

Original_Class_B-4_Fractional_Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-5 Principal Balance by the sum of the Original Class A Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.22.

Original_Class_M_Fractional_Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B Principal Balance by the sum of the Original Class A Principal Balance, the Original Class M Principal Balance and the Original Class B Principal Balance. The Original Class M Fractional Interest is specified in Section 11.10.

Original_Class_M_Percentage: The Class M Percentage as of the Cut-Off Date, as set forth in Section 11.08.

Original_Class_M_Principal_Balance: The Class M Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

Original_Subordinated_Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.23.

Original_Subordinated_Principal_Balance: The sum of the Original Class M Principal Balance and the Original Class B Principal Balance.

Other_Servicer:  Any of the Servicers other than PHMC.

Other_Servicing_Agreements: The Servicing Agreements other than the PHMC Servicing Agreement.

Outstanding_Mortgage_Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Prepayment in Full prior to such Due Date, which did not become a Liquidated Loan prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to
Section 2.02 or 2.03.

Owner_Mortgage_Loan_File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

Partial_Liquidation_Interest_Shortfall: On any Distribution Date which occurs on or after the Cross-Over Date, and with respect to the Exhibit F-1 Mortgage Loans, the amount of interest, if any, that would have accrued on the amount of any Partial Liquidation Proceeds with respect to a Mortgage Loan that was received on or after the Determination Date in the month preceding the month in which such Distribution Date occurs but prior to the first day of the month in which such Distribution Date occurs at the Net Mortgage Interest Rate for such Mortgage Loan from the date of application of such Partial Liquidation Proceeds through the last day of the month in which received.

Partial_Liquidation_Proceeds: Liquidation Proceeds received prior to the month in which the related Mortgage Loan became a Liquidated Loan.

Partial_Liquidation_Receipt_Period: As to any Distribution Date and any Exhibit F-1 Mortgage Loan, the period from and including the Determination Date occurring in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from and including the Cut-Off Date) to but not including the Determination Date occurring in the month of such Distribution Date.

Paying_Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in Section 4.03(a).

Payment_Account:  The account maintained pursuant to Section 4.03(b).

Percentage_Interest: With respect to a Class A Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class A Subclass. With respect to a Class AP Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class. With respect to a Class M Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the aggregate original principal balance of all Certificates of such Class B Subclass.

Periodic_Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PHMC:  The Prudential Home Mortgage Company, Inc.

PHMC_Loan_Sellers: The entities listed on the Mortgage Loan Schedule, from which PHMC purchased the Mortgage Loans.

PHMC_Servicing_Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans initially by PHMC.

Plan:  As defined in Section 5.02(c).

Pool_Balance_(Classes_A/M/B_Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Classes A/M/B Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

Pool_Balance_(Class_AP_Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Class AP Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

Pool_Distribution_Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, Principal Prepayments, Net REO Proceeds, Insurance Proceeds, Liquidation Proceeds, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer on or prior to the Remittance Date in the month of such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Master Servicer Custodial Account by the Servicer on or before the Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

(a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

(b) the portion of Net Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

(c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, and (ii) the Master Servicing Fee;

(d)    the Amount Held for Future Distribution;

(e) that portion of Liquidation Proceeds, Insurance Proceeds and REO Proceeds which represents any unpaid Master Servicing Fee;

(f) all income from Eligible Investments that is held in the Master Servicer Custodial Account for the account of the Master Servicer;

(g) all other amounts permitted to be withdrawn from the Master Servicer Custodial Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (f) above, or not required to be deposited in the Master Servicer Custodial Account under this Agreement;

(h)    Net Foreclosure Profits; and

(i) the amount of any recoveries in respect of principal which had previously been allocated as a loss to one or more Classes or Subclasses of Certificates pursuant to Section 4.02.

Pool_Scheduled_Principal_Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

Prepayment_In_Full: With respect to any Mortgage Loan, a payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

Prepayment_Interest_Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full, through the last day of the month in which such Prepayment in Full occurred.

Principal_Adjustment: In the event that the Class M Optimal Principal Amount, Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount or Class B-5 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for the Class M Certificates or such Class B Subclass shall equal the difference between (i) the amount that would have been distributed to such Class or Subclass as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Subclass.

Principal_Prepayment: Any Mortgagor payment or other recovery of principal on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment, including, without limitation, all proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices.

Prohibited_Transaction_Tax:  Any tax imposed under Section 860F of the Code.

Prudent_Servicing_Practices: The standard of care set forth in each Servicing Agreement.

Rating_Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates, Class AP Certificates and Class M Certificates are Fitch and S&P. The Rating Agency for the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates is S&P. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

Realized_Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

Record_Date: The last Business Day of the month preceding the month of the related Distribution Date.

Relevant_Anniversary:  See "Bankruptcy Loss Amount."

REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D.

REMIC_Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (with respect to proposed regulations, are proposed to be in effect) from time to time.

Remittance_Date: The 18th day of each month or, if such day is not a Business Day, the preceding Business Day.

REO_Mortgage_Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

REO_Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

Request_for_Release: A request for release in substantially the form attached as Exhibit G hereto.

Responsible_Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

Rule_144A:  Rule 144A promulgated under the Securities Act of 1933, as amended.

S&P:  Standard & Poor's, or its successor in interest.

Scheduled_Principal_Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Classes A/M/B Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(vi) of the definition of Class A Optimal Principal Amount, but without that amount being multiplied by the Class A Percentage.

Scheduled_Principal_Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Principal Prepayments received prior to such Due Date, (B) Deficient Valuations incurred prior to such Due Date, (C) with respect to an Exhibit F-1 Mortgage Loan, any Curtailments and Net Partial Liquidation Proceeds applied by the Servicer in reduction of the unpaid principal balance of such Mortgage Loan as of such Due Date, (D) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor and (E), with respect to an Exhibit F-1 Mortgage Loan, any Principal Prepayments in Full received prior to the Determination Date in the month of such Due Date. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan prior to such Due Date shall be zero.

Seller: The Prudential Home Mortgage Securities Company, Inc., or its successor in interest.

Senior_Optimal_Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Optimal Amount and (b) the Class AP Optimal Principal Amount.

Servicer_Mortgage_Loan_File:  As defined in each of the Servicing Agreements.

Servicers: Each of PHMC, GMAC Mortgage Corporation of PA, First Union Mortgage Corporation, SunTrust Mortgage, Inc., Huntington Mortgage Company, NationsBanc Mortgage Company and BancBoston Mortgage Corporation, as Servicer under the related Servicing Agreement.

Servicing_Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

Servicing_Fee: With respect to any Servicer, as defined in its Servicing Agreement.

Servicing_Fee_Rate: With respect to a Mortgage Loan, as set forth on Exhibits F-1 or F-2.

Servicing_Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

Similar_Law:  As defined in Section 5.02(e).

Single_Certificate: A Certificate of any Class or Subclass that evidences the smallest permissible Denomination for such Class or Subclass, as set forth in
Section 11.27.

Special_Hazard_Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

(1)    normal wear and tear;

(2) infidelity, conversion or other dishonest act on the part of the Trustee, the Servicer or any of their agents or employees; or

(3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement.

Special_Hazard_Loss_Amount: As of any Distribution Date, an amount equal to $2,031,879.96 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special

Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates, other than the Class B-5 Certificates, as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and or after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

Special_Hazard_Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

Startup_Day:  As defined in Section 2.05.

Subclass: Each subdivision of the Class A Certificates, denominated respectively as Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-R and each subdivision of the Class B Certificates, denominated respectively as Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5.

Subordinated_Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

Subordinated_Prepayment_Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

Subsidy_Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

Substitution_Principal_Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the substitute Mortgage Loan, each balance being determined as of the date of substitution.

Trust_Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans, other than any Fixed Retained Yield, such amounts as may be held from time to time in the Master Servicer Custodial Account, other than any Fixed Retained Yield and the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

Trustee: First Bank National Association, or any successor trustee appointed as herein provided.

Unscheduled_Principal_Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Classes A/M/B Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii), y(iii), y(iv) and y(v) of the definition of Class A Optimal Principal Amount, but without that amount being multiplied by the Class A Prepayment Percentage.

Voting_Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, (a) the Holders of the Class A Certificates will collectively be entitled to the Class A Voting Interest, (b) the Holders of the Class AP Certificates will collectively be entitled to a percentage of the aggregate Voting Interest represented by all Certificates equal to the percentage obtained by dividing the Pool Balance (Class AP Portion) by the sum of the Pool Balance (Classes A/M/B Portion) and the Pool Balance (Class AP Portion), (c) the Holders of the Class M Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the product of (i) the ratio obtained by dividing the Class M Principal Balance by the sum of the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance and (ii) the Classes A/M/B Voting Interest and (d) the Holders of the Class B Certificates will collectively be entitled to the balance of the aggregate Voting Interest represented by all Series 1996-1 Certificates. The aggregate Voting Interests of each Subclass of Class A Certificates on any date will be equal to the product of (a) the Class A Voting Interest on such date and
(b) the fraction obtained by dividing the Class A Subclass Principal Balance of such Subclass on such date by the Class A Principal Balance on such date. The aggregate Voting Interests of each Subclass of Class B Certificates will equal such Subclass' pro rata portion of the Voting Interest allocated to the Class B Certificates based on such Subclass' outstanding principal balance. Each Certificateholder of a Class or Subclass will have a Voting Interest equal to the product of the Voting Interest to which such Class or Subclass is collectively entitled and the Percentage Interest in such Class or Subclass represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class or Subclass of Certificates or specified Classes or Subclasses of Certificates, each Certificateholder of a Class or Subclass will have a Voting Interest in such Class or Subclass equal to such Holder's Percentage Interest in such Class or Subclass.

Weighted_Average_Net_Mortgage_Interest_Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

Section 1.02.  Acts_of_Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 1.03. Effect_of_Headings_and_Table_of_Contents. The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Section 1.04. Benefits_of_Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01. Conveyance_of_Mortgage_Loans. The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Principal Prepayments received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and (d) proceeds of all the foregoing.

In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by PHMC or the applicable PHMC Loan Seller to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered.

In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in any Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, together with an Opinion of Counsel (of which S&P will be an addressee or with respect to which S&P shall be delivered a reliance letter) to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

Section 2.02. Acceptance_by_Trustee. The Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents referred to in Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly notify the Seller, which shall have a period of 60 days after such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield of such Mortgage Loan through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.02. In the case of a substitute Mortgage Loan, the Mortgage File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, Master Servicer or Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Mortgage File, as the case may be, the Trustee shall release to the Seller the related Mortgage File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee, as agent for the Trustee, in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

Section 2.03.
Representations_and_Warranties_of_the_Master_Servicer_and_the_Seller.  (a) The
Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement:

(i) The Master Servicer is a corporation duly formed and validly existing under the laws of the State of New Jersey;

(ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Servicer or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

(v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

(b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

    (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

    (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

    (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

    (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

    (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

    (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

    (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

    (viii) Except for Mortgage Loans secured by Co-op Shares, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

    (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

    (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

    (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made;

    (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

    (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

    (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

    (xv) The Mortgage Loan (except any Mortgage Loan secured by Mortgaged Property located in Iowa, as to which an opinion of counsel of the type customarily rendered in such State in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

    (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
(A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

    (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

    (xviii)    No Mortgage Note or Mortgage is subject to any right of
rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

    (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

    (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

    (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

    (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

    (xxiii)    No payment required under any Mortgage Loan is more than 30 days past due and no Mortgage Loan had more than one delinquency in the preceding 13 months; and

    (xxiv)    The Mortgage Loan is a "qualified mortgage" within the meaning of
Section 860G of the Code.

Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the absence or effect of hazardous wastes or hazardous substances on any of the Mortgaged Properties or on the lien of any Mortgage. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee notwithstanding any restrictive or qualified endorsement or assignment.

(c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection
(b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution

Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

Section 2.04. Execution_and_Delivery_of_Certificates. The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

Section 2.05.
Designation_of_Certificates;_Designation_of_Startup_Day_and_Latest_Possible_Matu
rity_Date. The Seller hereby designates the Subclasses of Class A Certificates (other than the Class A-R Certificate), the Class AP Certificates, the Class M Certificates and the Subclasses of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is February 25, 2026 for purposes of Code Section 860G(a)(1).

ARTICLE III

ADMINISTRATION OF THE TRUST ESTATE; SERVICING
OF THE MORTGAGE LOANS

Section 3.01. Master_Servicer_Custodial_Account. (a) The Master Servicer shall establish and maintain a Master Servicer Custodial Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Master Servicer Custodial Account and of any change in the location thereof.

(b) The Master Servicer shall deposit into the Master Servicer Custodial Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Master Servicer Custodial Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

    (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any; and

    (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section
3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

(c) The Master Servicer shall cause the funds in the Master Servicer Custodial Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Master Servicer Custodial Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Master Servicer Custodial Account by the Master Servicer out of its own funds immediately as realized.

Section 3.02.  Permitted_Withdrawals_from_the_Master_Servicer_Custodial_Account.
(a) The Master Servicer may, from time to time, make withdrawals from the Master Servicer Custodial Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

    (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular

Mortgage Loans (including, for this purpose, Liquidation Proceeds, Insurance Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

    (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become Nonrecoverable Advances; provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

    (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds or Insurance Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

    (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

    (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to
Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement;

    (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section
3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section
3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

    (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

    (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Master Servicer Custodial Account;

    (ix) to pay to the Master Servicer or any Servicer out of Net Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to such Servicer's Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

    (x) to withdraw from the Master Servicer Custodial Account any amount deposited in the Master Servicer Custodial Account that was not required to be deposited therein;

    (xi) to clear and terminate the Master Servicer Custodial Account pursuant to Section 9.01; and

    (xii) to pay to PHMC from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular

Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

(b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Master Servicer Custodial Account.

Section 3.03 Advances_by_Master_Servicer_and_Trustee. (a) In the event a Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. The Master Servicer shall certify to the Trustee with respect to such Distribution Date (i) the amount of Periodic Advances required of such Servicer,
(ii) the amount actually advanced, (iii) the amount that the Master Servicer is required to advance hereunder and (iv) whether it has been determined not to make an advance because it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Master Servicer shall be deposited in the Master Servicer Custodial Account at least one Business Day prior to the related Distribution Date. If the Master Servicer fails to make any Periodic Advance required of it hereunder, the Trustee shall instead make such Periodic Advance to the extent required by Section 8.15, provided that the Trustee has previously received the foregoing certificate of the Master Servicer. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

(b) To the extent a Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to
Section 17.3 of the related Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

(c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Master Servicer Custodial Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) or with respect to any such Periodic Advance which the Master Servicer or the Trustee shall ultimately determine in its good faith judgment to be a Nonrecoverable Advance from funds generally available in the Master Servicer Custodial Account.

(d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Master Servicer Custodial Account.

The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b), but shall diligently pursue restoration of such amount to the Master Servicer Custodial Account from the related Servicer.

Section 3.04. Trustee_to_Cooperate;_Release_of_Owner_Mortgage_Loan_Files. Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Master Servicer Custodial Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Master Servicer Custodial Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Master Servicer Custodial Account.

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Custodial Account or
(ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Master Servicer Custodial Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

Section 3.05. Reports_to_the_Trustee;_Annual_Compliance_Statements. (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Master Servicer Custodial Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

(b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, an Officers' Certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) an officer of the Master Servicer has conducted an examination of the activities of the Servicers during the preceding calendar year and their performance under the Servicing Agreements, (B) an officer of the Master Servicer has examined the Servicers' Fidelity Bond and Errors and Omissions Policies and each such bond or policy is in effect and conforms to the requirements of the applicable Servicing Agreement, (C) the Master Servicer has received from each Servicer any required financial statements and such other information as is required by such Servicer's Servicing Agreement and (D) to the best of such officer's knowledge, based on such examination, each Servicer has performed and fulfilled its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such Officers' Certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

(c) Each year the Master Servicer shall review each Servicer's performance under its Servicing Agreement and the status of any fidelity bond and errors and omissions policy required to be maintained by such Servicer under its Servicing Agreement.

Section 3.06. Title,_Management_and_Disposition_of_Any_REO_Mortgage_Loan. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by Section 14.4.2 of each of the Servicing Agreements, the

Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Master Servicer Custodial Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of REO Mortgage Loan.

Section 3.07.
Amendments_to_Servicing_Agreements,_Modification_of_Standard_Provisions.  (a)
Subject to the prior written approval of the Trustee, the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

(b) The Trustee may, without the consent of any Certificateholder, enter into or consent to any amendment or supplement to a Servicing Agreement for the purpose of (i) curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of an adverse effect on Certificateholders may be established through various means, including the delivery to the Trustee of written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. The Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

Section 3.08. Oversight_of_Servicing. The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes.

During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

The Master Servicer shall be entitled, at its option, to repurchase any defaulted Mortgage Loan from the Trust Estate if, in the Master Servicer's judgment, the default is not likely to be cured by the Mortgagor. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate less any Fixed Retained Yield for such Mortgage Loan through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Master Servicer the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Master Servicer Custodial Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, nor the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class B Subclass or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement.
Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

Section 3.09. Termination_and_Substitution_of_Servicing_Agreements. Upon the occurrence of any event for which a Servicer may be terminated pursuant to its

Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement.

The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

                                    ARTICLE IV

                         DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                             PAYMENTS TO CERTIFICATEHOLDERS;
                               STATEMENTS AND REPORTS

Section 4.01.  Distributions.    (a)      On each Distribution Date, the Pool
Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

first, to the Subclasses of Class A Certificates, pro rata, based upon their respective Class A Subclass Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount;

second, to the Subclasses of Class A Certificates, pro rata, based upon their respective Class A Subclass Unpaid Interest Shortfalls in an aggregate amount up to the Class A Unpaid Interest Shortfall;

third, concurrently, to the Class A and Class AP Certificates, pro rata based on their respective Class A Optimal Principal Amount and Class AP Optimal Principal Amount, (A) to the Subclasses of Class A Certificates, in an aggregate amount up to the Class A Optimal Principal Amount, such distribution to be allocated among such Subclasses in accordance with Section 4.01(b) or Section 4.01(c), as applicable and (B) to the Class AP Certificates up to the Class AP Optimal Principal Amount;

fourth, to the Class AP Certificates in an amount up to the Class AP Deferred Amount first from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-5 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-4 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-3 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-2 Certificates pursuant to Paragraph thirteenth, below and fifth to the Class B-1 Certificates pursuant to Paragraph tenth below and then from amounts otherwise distributable (without regard to this paragraph fourth) to the Class M Certificates pursuant to Paragraph seventh, below;

fifth, to the Class M Certificates in an amount up to the Class M Interest Accrual Amount;

sixth, to the Class M Certificates in an amount up to the Class M Unpaid Interest Shortfall;

seventh, to the Class M Certificates in an amount up to the Class M Optimal Principal Amount; provided, however, that the amount distributable to the Class M Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class M Certificates hereunder used to pay the Class AP Deferred Amount as provided in Paragraph fourth above;

eighth, to the Class B-1 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

ninth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

tenth, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class AP Deferred Amount as provided in Paragraph fourth above;

eleventh, to the Class B-2 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

twelfth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

thirteenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class AP Deferred Amount as provided in Paragraph fourth above;

fourteenth, to the Class B-3 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

fifteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

sixteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class AP Deferred Amount as provided in Paragraph fourth above;

seventeenth, to the Class B-4 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

eighteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

nineteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class AP Deferred Amount as provided in Paragraph fourth above;

twentieth, to the Class B-5 Certificates in an amount up to the Class B Subclass Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

twenty-first, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

twenty-second, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class AP Deferred Amount as provided in Paragraph fourth above; and

twenty-third, to the Holder of the Class A-R Certificate.

In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class B Subclass will be allocated pro rata based on principal balance among the Class A and Class M Certificates and any Class B Subclass with a lower numerical designation and the amount of the Principal Adjustment, if any, attributable to the Class M Certificates will be allocated to the Subclasses of Class A Certificates pro rata based on Class A Subclass Principal Balance.

(b) On each Distribution Date occurring prior to the Cross-Over Date, the Class A Principal Distribution Amount shall be allocated among and distributed, pursuant to Section 4.01(e) hereof, in reduction of the principal balances of the Subclasses of Class A Certificates as follows:

first, to the Class A-6 Certificates up to the Class A-6 Priority Amount;

second, to the Class A-R Certificate until the Class A Subclass Principal Balance thereof has been reduced to zero;

third, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero; and

fourth, sequentially, to the Class A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero.

(c) On each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Principal Distribution Amount shall be distributed among the Subclasses of Class A Certificates pro rata in accordance with their outstanding Class A Subclass Principal Balances.

(d)    (i)    For purposes of determining whether the Subclasses of Class B
Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

(a) if the Current Class M Fractional Interest is less than the Original Class M Fractional Interest and the Class M Principal Balance is greater than zero, the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

(b) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

(c) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

(d) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4 and Class B-5 Certificates shall not be eligible to receive distributions of principal; or

(e) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 Certificates shall not be eligible to receive distributions of principal.

(ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Class M Certificates and/or the Subclasses of Class B Certificates entitled to receive distributions of principal would reduce the Subclasses of Class B Certificates entitled to receive distributions of principal below zero, first the Class M Prepayment Percentage and/or the Class B Subclass Prepayment Percentage of any affected Class B Subclass for such Distribution Date beginning with the affected Subclass with the lowest numerical Subclass designation and then, if necessary, the Class M Percentage and/or the Class B Subclass Percentage of such Subclass of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balance of such Class B Subclass to zero. The Class B Subclass Prepayment Percentages and the Class B Subclass Percentages of the remaining Class B Subclasses will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Class M Principal Balance and/or the Class B Subclass Principal Balance of the affected Class B Subclasses to zero; provided, however, that if the Class B Subclass Principal Balances of all the Class B Subclasses eligible to receive distributions of principal shall be reduced to zero on such Distribution Date the Class B Subclass Prepayment Percentage and the Class B Subclass Percentage of the Class B Subclass with the lowest numerical Subclass designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class M Prepayment Percentage and the Class B Subclass Prepayment Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class M Percentage and the Class B Subclass Percentages of the Class B Subclasses having lower numerical Subclass designations, if any, respectively. Any entitlement of any Class B Subclass to principal payments solely pursuant to this clause (ii) shall not cause such Subclass to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Subclass Percentage or Class B Subclass Prepayment Percentage.

(e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Master Servicer), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class or Subclass) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.26, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Subclass or Class of Certificates held by such Holder) of the Class A Subclass Distribution Amount with respect to each Subclass of Class A Certificates, the Class AP Distribution Amount with respect to the Class AP Certificates, the Class M Distribution Amount with respect to the Class M Certificates and the Class B Subclass Distribution Amount with respect to each such Subclass of Class B Certificates.

In the event that, on any Distribution Date prior to the Final Distribution Date, the Class A Subclass Principal Balance of any Subclass of Class A Certificates (other than the Class A-R Certificate), the Class AP Principal Balance of the Class AP Certificates, the Class M Principal Balance of the Class M Certificates or the Class B Subclass Principal Balance of any Subclass of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Subclass or Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Subclass will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a).

(g) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Non-U.S. Persons. For the purposes of this paragraph, a "Non-U.S. Person" is an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

Section 4.02. Allocation_of_Realized_Losses. (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

first, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

second, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

third, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

fourth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

fifth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero;

sixth, to the Class M Certificates until the Class M Principal Balance has been reduced to zero; and

seventh, to the Class A and Class AP Certificates pro rata based on the Classes A/M/B Fraction and the Class AP Fraction, respectively.

This allocation of Realized Losses will be effected through the reduction of the applicable Subclass principal balance.

(b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class AP Certificates will equal the product of the amount of any such principal loss and the Class AP Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class AP Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A, Class M and Class B Certificates based on the Class A Principal Balance, the Class M Principal Balance and the Class B Principal Balance. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Subclasses of Class A Certificates in accordance with the Class A Subclass Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Principal Balances.

(c) Any Realized Losses allocated to a Subclass of Class A Certificates or Class B Certificates or to the Class AP Certificates or Class M Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Subclass or Class based on their Percentage Interests.

(d) In the event that there is a recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Subclasses of Class A Certificates, the Class AP Certificates, the Class M Certificates or any Subclasses of Class B Certificates, each outstanding Subclass or Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class AP Certificates, based on the Class AP Fraction of such Mortgage Loan and, with respect to the Class A Certificates, Class M Certificates and Class B Certificates, based on their pro rata share of the Classes A/M/B Fraction of such Mortgage Loan) of such recovery up to the amount of such Realized Loss previously allocated to such Subclass or Class on the Distribution Date in the month following the month in which such recovery is received. A Subclass or Class of Certificates that is no longer outstanding shall not be entitled to any share of such recovery. In the event that the amount of such recovery exceeds the amount of such recovery allocated to each outstanding Subclass or Class in accordance with the preceding provisions, each outstanding Subclass or Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Subclass or Class .

(e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated among the Class A Certificates, the Class M Certificates and the Class B Certificates, pro rata based on the Class A Interest Accrual Amount, the Class M Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Subclasses of Class A Certificates based on their Class A Subclass Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Subclasses of Class B Certificates based on their Class B Subclass Interest Percentages. In addition, after the Class M Principal Balance and the Class B Principal Balance have been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Subclasses of Class A Certificates based on their Class A Subclass Interest Percentages.

(f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

Section 4.03    Paying_Agent.  (a)    The Master Servicer hereby appoints the
Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

The Master Servicer may, at any time, remove or replace the Paying Agent.

The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

(i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

(ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

(iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

(b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Master Servicer Custodial Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in

Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

Section 4.04.
Statements_to_Certificateholders;_Report_to_the_Trustee_and_the_Seller.
Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

    (i) the amount of such distribution to Holders of each Class A Subclass allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

    (ii) (a) the amount of such distribution to Holders of each Subclass of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class A Subclass, (c) any Class A Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Subclass Unpaid Interest Shortfall with respect to each Subclass after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class A Subclass for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Subclass for such Distribution Date;

    (iii) the amount of such distribution to Holders of the Class AP Certificates, identifying the aggregate amount of any Principal Prepayments included therein;

    (iv) the amount of such distribution to Holders of the Class M Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

    (v) (a) the amount of such distribution to Holders of the Class M Certificates allocable to interest, (b) the amount of the Current Class M Interest Distribution Amount, (c) any Class M Interest Shortfall Amount arising with respect to such Distribution Date and any remaining Class M Unpaid Interest Shortfall after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to the Class M Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class M Certificates for such Distribution Date;

    (vi) the amount of such distribution to Holders of each Class B Subclass allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

    (vii) (a) the amount of such distribution to Holders of each Class B Subclass allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class B Subclass and the Pass-Through Rate applicable to such Distribution Date, (c) any Class B Subclass Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Subclass Unpaid Interest Shortfall with respect to each Class B Subclass after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class B Subclass for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class B Subclass for such Distribution Date;

    (viii) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

    (ix) the number of Mortgage Loans outstanding as of the preceding Determination Date;

    (x) the Class A Principal Balance, the Class A Subclass Principal Balance of each Subclass of Class A Certificates, the Class AP Principal Balance, the Class M Principal Balance, the Class B Principal Balance and the Class B Subclass Principal Balance of each Subclass of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

    (xi) the Adjusted Pool Amount, the Adjusted Pool Amount (Class AP Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

    (xii) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by PHMC and, collectively, by the Other Servicers as of such Distribution Date;

    (xiii) the Class A Percentage for the following Distribution Date (without, in the case of Exhibit F-1 Mortgage Loans, giving effect to Curtailments and Net Partial Liquidation Proceeds received after the Determination Date in the current month which are applied as of the Due Date occurring in such month);

    (xiv) the Class A Prepayment Percentage for the following Distribution Date (without, in the case of Exhibit F-1 Mortgage Loans, giving effect to Curtailments and Net Partial Liquidation Proceeds received after the Determination Date in the current month which are applied as of the Due Date occurring in such month);

    (xv) the Class M Percentage for the following Distribution Date (without, in the case of Exhibit F-1 Mortgage Loans, giving effect to Curtailments and Net Partial Liquidation Proceeds received after the Determination Date in the current month which are applied as of the Due Date occurring in such month);

    (xvi) the Class M Prepayment Percentage for the following Distribution Date (without, in the case of Exhibit F-1 Mortgage Loans, giving effect to Curtailments and Net Partial Liquidation Proceeds received after the Determination Date in the current month which are applied as of the Due Date occurring in such month);

    (xvii) the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Percentages for the following Distribution Date (without, in the case of Exhibit F-1 Mortgage Loans, giving effect to Curtailments and Net Partial Liquidation Proceeds received after the Determination Date in the current month which are applied as of the Due Date occurring in such month);

    (xviii)    the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5
Prepayment Percentages for the following Distribution Date (without, in the case of Exhibit F-1 Mortgage Loans, giving effect to Curtailments and Net Partial Liquidation Proceeds received after the Determination Date in the current month which are applied as of the Due Date occurring in such month);

    (xix) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

    (xx) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

    (xxi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

    (xxii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

    (xxiii)    the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

    (xxiv) the aggregate amount of Bankruptcy Losses allocated to each Subclass of Class B Certificates or, following the reduction of the Class B Principal Balance to zero, solely to the Class M Certificates in accordance with
Section 4.02(a) since the Relevant Anniversary;

    (xxv) the amount by which the Class B Subclass Principal Balance of each Subclass of Class B Certificates and the Class M Principal Balance has been reduced as a result of Realized Losses allocated as of such Distribution Date;

    (xxvi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

    (xxvii)    the amount of the aggregate Servicing Fees and Master Servicing
Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Servicing Compensation has been reduced by the Prepayment Interest Shortfall or Curtailment Interest Shortfall for the related Distribution Date;

    (xxviii)    the Class AP Deferred Amount, if any; and

    (xxix) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns; and

deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

In the case of information furnished with respect to a Class A Subclass pursuant to clauses (i) and (ii) above, with respect to the Class AP Certificates pursuant to clause (iii) above, with respect to the Class M Certificates pursuant to clauses (iv) and (v) above and with respect to a Class B Subclass pursuant to clauses (vi) and (vii) above, the amounts shall be expressed as a dollar amount per Class A Certificate with a $1,000 Denomination, and as a dollar amount per Class B Certificate with a $1 Denomination.

Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder, the information contained in clause (iii) above in the case of a Class AP Certificateholder, the information contained in clauses (iv) and (v)(a) above in the case of a Class M Certificateholder and the information contained in clauses (vi) and (vii)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Subclass Distribution Amount with respect to each Class A Subclass, the Class AP Distribution Amount, the Class M Distribution Amount and the Class B Subclass Distribution Amount with respect to each Class B Subclass. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class B-3, Class B-4 or Class B-5 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

Section 4.05 Reports_to_Mortgagors_and_the_Internal_Revenue_Service. The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

                                    ARTICLE V

                                 THE CERTIFICATES

Section 5.01. The_Certificates. (a) The Class A, Class AP, Class M and Class B Certificates shall be issued only in minimum denominations of a Single Certificate and, except for the Class A-R and Class B Certificates, integral multiples of $1,000 (or $1 in the case of the Class AP Certificates and Class B-5 Certificates) in excess thereof (except, if necessary, for one Certificate of each Subclass (other than the Class A-R Certificate) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Subclass to equal the aggregate Original Class A Subclass Principal Balance, Original Class AP Principal Balance, Original Class M Principal Balance or the aggregate Original Class B Subclass Principal Balance of such Subclass, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-R, B-1, B-2, B-3, B-4, B-5, C, C-1 and D (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A, Class AP, Class M and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

"Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

(b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates

("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

    (i) the provisions of this Section 5.01(b) shall be in full force and effect;

    (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

    (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

    (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

    (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in
Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

Section 5.02. Registration_of_Transfer_and_Exchange_of_Certificates. (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class or Subclass upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

(b) No transfer of a Class B-3, Class B-4 or Class B-5 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years from the date of the initial sale of Certificates, require a Class B-3, Class B-4 or Class B-5 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and
(ii) the Trustee shall require the transferee to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class B-3, Class B-4 or Class B-5 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class B-3, Class B-4 or Class B-5 Certificates under said Act or any other securities law.

(c) No transfer of a Class M or Class B Certificate shall be made unless the Trustee shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, or a governmental plan as defined in Section 3(32) of ERISA or Code
Section 4975 or subject to any federal, state or local law ("Similar Law") which is to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) if such transferee is an insurance company, the source of funds used to purchase the Class M or Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (ii) in the case of any such Class M or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class M or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class M or Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

(d) No legal or beneficial interest in all or any portion of the Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person investing the assets of a Plan (such plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that
(i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest,
(iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

Section 5.03. Mutilated,_Destroyed,_Lost_or_Stolen_Certificates. If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class or Subclass. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

Section 5.04. Persons_Deemed_Owners. Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

Section 5.05. Access_to_List_of_Certificateholders'_Names_and_Addresses. (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class or Subclass as of the most recent Record Date.

(b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

(c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

Section 5.06. Maintenance_of_Office_or_Agency. The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

Section 5.07. Definitive_Certificates. If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Subclass of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

Section 5.08. Notices_to_Clearing_Agency. Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                    ARTICLE VI

                          THE SELLER AND THE MASTER SERVICER

Section 6.01. Liability_of_the_Seller_and_the_Master_Servicer. The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

Section 6.02.    Merger_or_Consolidation_of_the_Seller_or_the_Master_Servicer.
Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

Section 6.03.
Limitation_on_Liability_of_the_Seller,_the_Master_Servicer_and_Others.  Neither
the Seller nor the Master Servicer nor any of the directors, officers, employees or agents of either entity shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, and any director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Custodial Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A, Class AP, Class M and Subclasses of Class B Certificates in the same manner as Realized Losses are allocated pursuant to
Section 4.02(a).

Section 6.04. Resignation_of_the_Master_Servicer. The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05. Compensation_to_the_Master_Servicer. The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Master Servicer Custodial Account as additional compensation.

Section 6.06. Assignment_or_Delegation_of_Duties_by_Master_Servicer. The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

                                    ARTICLE VII

                                     DEFAULT

Section 7.01. Events_of_Default. In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

    (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

    (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

    (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

    (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

    (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

    (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof;

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this

Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Master Servicer Custodial Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

Section 7.02. Other_Remedies_of_Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 7.03.
Directions_by_Certificateholders_and_Duties_of_Trustee_During_Event_of_Default.
During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

Section 7.04.
Action_upon_Certain_Failures_of_the_Master_Servicer_and_upon_Event_of_Default.
In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

Section 7.05. Trustee_to_Act;_Appointment_of_Successor. When the Master Servicer receives notice of termination pursuant to Section 7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05.
Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Master Servicer Custodial Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

Section 7.06. Notification_to_Certificateholders. Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

                              CONCERNING THE TRUSTEE

Section 8.01. Duties_of_Trustee. The Trustee shall be responsible for monitoring of compliance by the Servicers and the Master Servicer with routine covenants; provided the Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03,
7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Servicers pursuant to Articles III, IV and IX.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

    (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee, and conforming to the requirements of this Agreement;

    (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

    (iii) the Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee, or such Responsible Officer was negligent in ascertaining the pertinent facts.

None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02. Certain_Matters_Affecting_the_Trustee. Except as otherwise provided in Section 8.01:

    (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

    (ii) The Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

    (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement; and

    (iv) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

Section 8.03. Trustee_Not_Required_to_Make_Investigation. Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

Section 8.04. Trustee_Not_Liable_for_Certificates_or_Mortgage_Loans. The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Master Servicer Custodial Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

Section 8.05. Trustee_May_Own_Certificates. Each of the Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent.

Section 8.06. The_Master_Servicer_to_Pay_Fees_and_Expenses. The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

Section 8.07. Eligibility_Requirements. The Trustee hereunder shall at all times be a corporation having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, and shall be subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

Section 8.08. Resignation_and_Removal. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity so removed and one complete set of which shall be delivered to the successor so appointed.

Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

Section 8.09.    Successor.  Any successor trustee appointed as provided in
Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

Section 8.10. Merger_or_Consolidation. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the Trust Estate to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

Section 8.11. Authenticating_Agent. The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

Section 8.12. Separate_Trustees_and_Co-Trustees. The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged

Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

    (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

    (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

    (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

    (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section
8.09 hereof.

The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in Section 8.06 hereof.

Section 8.13. Appointment_of_Custodians. The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in
Section 10.01.

Section 8.14. Tax_Matters;_Compliance_with_REMIC_Provisions. (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of the execution of any tax return or other action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare, or cause to be prepared, and timely cause to be signed by the Trustee and file annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the Trust Estate, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue price of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the Trust Estate, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the Trust Estate, and the fair market value and adjusted basis of the Trust Estate property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class A-l, Class A-2, Class A-3, Class A-5, Class A-6 and Class A-R Certificates, the Class AP Certificates, the Class M Certificates and the Class B-l, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the Trust Estate to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the Trust Estate) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the Trust Estate when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the Tax Returns referred to in clause (i) of the preceding sentence. In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class and Subclass of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis.

(b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee to perform its obligations under this Section 8.14.

Section 8.15. Monthly_Advances. In the event that the Master Servicer fails to make a Periodic Advance required to be made pursuant to Section 3.03(a) on or before the Distribution Date (and similarly fails to deliver an Officers' Certificate evidencing the Master Servicer's determination that any Periodic Advance if made would be a Nonrecoverable Advance), the Trustee shall provide to the Master Servicer by telecopy notice of such an Event of Default and shall deposit in the Master Servicer Custodial Account an amount equal to the excess of (a) Periodic Advances required to be made by the Master Servicer pursuant to this Agreement (as evidenced by the certificate required to be delivered to the Trustee by the Master Servicer pursuant to Section 3.03(a)) over (b) the amount of Periodic Advances made by the Master Servicer, or a Servicer acting on its behalf, with respect to such Distribution Date; provided that the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. The Trustee shall be entitled to be reimbursed from the Master Servicer Custodial Account for Periodic Advances and Nonrecoverable Advances made by it pursuant to this Section 8.15 in like manner as if it were the Master Servicer.

                                    ARTICLE IX

                                   TERMINATION

Section 9.01.
Termination_upon_Purchase_by_the_Master_Servicer_or_Liquidation_of_All_Mortgage_
Loans. Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the greater of (a) the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this
Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (b) the aggregate fair market value (as determined by the Master Servicer as of the close of business on such third Business Day) of all of the assets of the Trust Estate, and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

The right of the Master Servicer to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.25. In the case of any purchase by the Master Servicer pursuant to said clause (i), the Master Servicer shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Master Servicer the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.
If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Master Servicer Custodial Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Subclasses of Class A Certificates, the respective Class A Subclass Principal Balance together with any related Class A Subclass Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class A Subclass Interest Accrual Amount, (ii) as to the Class AP Certificates, the Class AP Principal Balance, (iii) as to the Class M Certificates, the Class M Principal Balance together with any Class M Unpaid Interest Shortfall and one month's interest at the Class M Pass-Through Rate on the Class M Principal Balance, (iv) as to the Subclasses of Class B Certificates, the respective Class B Subclass Principal Balance together with any related Class B Subclass Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Class B Subclass Interest Accrual Amount and (v) as to the Class A-R Certificate, the amount, if any, which remains on deposit in the Master Servicer Custodial Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder; provided, however, that if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii), (iii) and (iv) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Section 4.02(b) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Master Servicer Custodial Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

Section 9.02. Additional_Termination_Requirements. In the event of a termination of the Trust Estate upon the exercise by the Master Servicer of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, provided that the Trustee has received an Opinion of Counsel or other evidence to the effect that such termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject either the Trust Estate or the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

    (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax returns of the REMIC; and

    (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Master Servicer for cash at the purchase price specified in Section 9.01 and shall distribute such cash in the manner specified in Section 9.01.

                                    ARTICLE X

                             MISCELLANEOUS PROVISIONS

Section 10.01. Amendment. This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Master Servicer Custodial Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class or Subclass of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class or Subclass; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class or Subclass in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class or Subclass evidencing, as to such Class or Subclass, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class or Subclass the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class or Subclass then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject either the Trust Estate or the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

It shall not be necessary for the consent of Certificateholders under this
Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 10.02. Recordation_of_Agreement. This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03. Limitation_on_Rights_of_Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the

Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.04. Governing_Law;_Jurisdiction. This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to The Prudential Home Mortgage Securities Company, Inc., 5325 Spectrum Drive, Frederick, Maryland 21701,
Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Securitized Asset Services Corporation, 7485 New Horizon Way, Frederick, Maryland 21701, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and (iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case
Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, such Servicer or a Certificateholder.

Section 10.06. Severability_of_Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07. Special_Notices_to_Rating_Agencies. (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

(i)    any amendment to this Agreement pursuant to Section 10.01;

(ii)    any sale or transfer of the Class B Certificates pursuant to Section
5.02 to an affiliate of the Seller other than The Prudential Insurance Company of America;

(iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

(iv)    any resignation of the Master Servicer pursuant to Section 6.04;

(v)    the occurrence of any of the Events of Default described in Section 7.01;

(vi)    any notice of termination given to the Master Servicer pursuant to
Section 7.01;

(vii)    the appointment of any successor to the Master Servicer pursuant to
Section 7.05; or

(viii)    the making of a final payment pursuant to Section 9.01.

(b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

(i)    the appointment of a Custodian pursuant to Section 2.02;

(ii)    the resignation or removal of the Trustee pursuant to Section 8.08;

(iii)    the appointment of a successor trustee pursuant to Section 8.09; or

(iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer, other than to any affiliate of The Prudential Insurance Company of America.

(c)    The Master Servicer shall deliver to each Rating Agency:

(i)    reports prepared pursuant to Section 3.05; and

(ii)    statements prepared pursuant to Section 4.04.

Section 10.08. Covenant_of_Seller. The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

Section 10.09. Recharacterization. The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first prior security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                    ARTICLE XI

                               TERMS FOR CERTIFICATES

Section 11.01. Class_A_Fixed_Pass-Through_Rate. The Class A Fixed Pass-Through Rate is 7.00% per annum.

Section 11.02. Cut-Off_Date. The Cut-Off Date for the Certificates is January 1, 1996.

Section 11.03. Cut-Off_Date_Aggregate_Principal_Balance. The Cut-Off Date Aggregate Principal Balance is $181,384,943.15.

Section 11.04. Original_Class_A_Percentage. The Original Class A Percentage is 93.23036813%.

Section 11.05. Original_Class_A_Subclass_Principal_Balances. As to the following Subclasses of Class A Certificates, the Class A Subclass Principal Balance of such Subclass as of the Cut-Off Date, as follows:

                         Original Class A
    Class_A_Subclass     Subclass_Principal_Balance

    Class A-1            $ 51,223,000.00
    Class A-2            $ 52,537,000.00
    Class A-3            $ 30,425,000.00
    Class A-4            $ 19,433,000.00
    Class A-5            $  5,000,000.00
    Class A-6            $ 10,000,000.00
    Class A-R            $      1,000.00

Section 11.06. Original_Class_A_Principal_Balance. The Original Class A Principal Balance is $168,619,000.00.

Section 11.07. Original_Class_AP_Principal_Balance. The Original Class AP Principal Balance is $522,201.33.

Section 11.08. Original_Class_M_Percentage. The Original Class M Percentage is 2.50687342%.

Section 11.09. Original_Class_M_Principal_Balance. The Original Class M Principal Balance is $4,534,000.00.

Section 11.10. Original_Class_M_Fractional_Interest. The Original Class M Fractional Interest is 4.26275846%.

Section 11.11. Master_Servicing_Fee_Rate. The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.02% per annum.

Section 11.12. Original_Class_B-1_Percentage. The Original Class B-1 Percentage is 1.75547488%.

Section 11.13. Original_Class_B-2_Percentage. The Original Class B-2 Percentage is 0.75195144%.

Section 11.14. Original_Class_B-3_Percentage. The Original Class B-3 Percentage is 0.80226584%.

Section 11.15. Original_Class_B-4_Percentage. The Original Class B-4 Percentage is 0.45117087%.

Section 11.16. Original_Class_B-5_Percentage. The Original Class B-5 Percentage is 0.50189542%.

Section 11.17. Original_Class_B_Principal_Balance. The Original Class B Principal Balance is $7,709,741.82.

Section 11.18. Original_Class_B_Subclass_Principal_Balances. As to any Class B Certificate, the Class B Subclass Principal Balance of such Subclass as of the Cut-Off Date, is as follows:

                                Original Class B
        Class_B_Subclass        Subclass_Principal_Balance

        Class B-1        $ 3,175,000.00
        Class B-2        $ 1,360,000.00
        Class B-3        $ 1,451,000.00
        Class B-4        $   816,000.00
        Class B-5        $   907,741.82

Section 11.19. Original_Class_B-1_Fractional_Interest. The Original Class B-1 Fractional Interest is 2.50728357%.

Section 11.20. Original_Class_B-2_Fractional_Interest. The Original Class B-2 Fractional Interest is 1.75533213%.

Section 11.21. Original_Class_B-3_Fractional_Interest. The Original Class B-3 Fractional Interest is 0.95306628%.

Section 11.22. Original_Class_B-4_Fractional_Interest. The Original Class B-4 Fractional Interest is 0.50189542%.

Section 11.23. Original_Subordinated_Percentage. The Original Subordinated Percentage is 4,26275846%.

Section 11.24.    Closing_Date.  The Closing Date is January 25, 1996.

Section 11.25. Right_to_Purchase. The right of the Master Servicer to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $18,138,494.32 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

Section 11.26. Wire_Transfer_Eligibility. With respect to the Certificates (other than the Class AP, Class M, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $5,000,000. The minimum Denomination eligible for wire transfer on each Distribution Date for the Class AP, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is 100% Percentage Interest. The Class A-R Certificate is not eligible for wire transfer.

Section 11.27. Single_Certificate. A Single Certificate for each Subclass of Class A Certificates (other than the Class A-4, Class A-5, Class A-6 and Class A-R Certificate), the Class AP Certificates, the Class M Certificates, and each

Subclass of Class B Certificates represents a $100,000 Denomination. A Single Certificate for the Class A-4, Class A-5 and Class A-6 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $1000 Denomination.

Section 11.28. Servicing_Fee_Rate. The rate used to calculate the Servicing Fee which ranges from 0.200% to 0.250% per annum and, as to each Mortgage Loan, is set forth on Exhibit F-1 or F-2 hereto.

IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

THE PRUDENTIAL HOME MORTGAGE
SECURITIES COMPANY, INC.
as Seller

       By:    _________________
              M. Kathryn Gray
              Vice President


SECURITIZED ASSET SERVICES CORPORATION
as Master Servicer

       By: _________________
     Name: _________________
    Title: _________________


FIRST BANK NATIONAL ASSOCIATION
as Trustee

      By: __________________
    Name: __________________
   Title: __________________


Attest:

      By: ___________________
    Name: ___________________
   Title: ___________________

STATE OF NEW YORK)
                ss.:
COUNTY OF NEW YORK)
On this 25th day of January, 1996, before me, a notary public in and for the State of New York, personally appeared M. Kathryn Gray, known to me who, being by me duly sworn, did depose and say that she resides at Brookeville, Maryland; that she is a Vice President of The Prudential Home Mortgage Securities Company, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK)
                ss.:
COUNTY OF NEW YORK)

On this 25th day of January, 1996, before me, a notary public in and for the State of New York, personally appeared ________________, known to me who, being by me duly sworn, did depose and say that she resides at _______________; that she is a ______________ of Securitized Asset Services Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.



_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF ______________)
                ss.:
COUNTY OF ____________)

On this _____ day of January, 1996 before me, a notary public in and for the State of __________, personally appeared __________________, known to me who, being by me duly sworn, did depose and say that she resides at ___________________; that she is the ______________ of First Bank National
Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.


_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF ______________)
                ss.:
COUNTY OF ____________)

On this ____ day of January, 1996 before me, a notary public in and for the State of ___________, personally appeared ________________, known to me who, being by me duly sworn, did depose and say that she resides at ______________; that she is the ______________ of First Bank National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.


_________________________
Notary Public

[NOTARIAL SEAL]

                                    EXHIBIT A-1
                      [FORM OF FACE OF CLASS A-1 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                         MORTGAGE PASS-THROUGH CERTIFICATE
                             SERIES 1996-1 CLASS A-1

                    evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.     Cut-Off Date:   January 1, 1996

CUSIP No.:  74434U VC 5    First Distribution Date:  February 25, 1996

Percentage Interest evidenced    Denomination: $
by this Certificate:  %

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer") and First Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 7.40% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:  January 25, 1996

                        First Bank National Association, Trustee

                        By____________________________
                          Authorized Officer

Countersigned:

First Bank National Association,
  Trustee

By ________________________
   Authorized Officer

                                    EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-1 CLASS A-2

                   evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

               THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                  (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.     Cut-Off Date:   January 1, 1996

CUSIP No.:  74434U VD 3    First Distribution Date:  February 25, 1996

Percentage Interest evidenced    Denomination:  $
by his Certificate: %

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer") and First Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.61% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:  January 25, 1996

                            First Bank National Association, Trustee

                            By____________________________
                              Authorized Officer

Countersigned:

First Bank National Association,
  Trustee

By ________________________
   Authorized Officer

                                    EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                         MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-1 CLASS A-3

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                  (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.     Cut-Off Date:   January 1, 1996

CUSIP No.:  74434U VE 1    First Distribution Date:  February 25, 1996

Percentage Interest evidenced    Denomination:  $
by his Certificate: %

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer") and First Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 7.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:  January 25, 1996

                            First Bank National Association, Trustee

                            By____________________________
                              Authorized Officer

Countersigned:

First Bank National Association,
  Trustee

By ________________________
   Authorized Officer

                               EXHIBIT A-4
                [FORM OF FACE OF CLASS A-4 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                     MORTGAGE PASS-THROUGH CERTIFICATE
                         SERIES 1996-1 CLASS A-4

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
               (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.     Cut-Off Date:   January 1, 1996

CUSIP No.:  74434U VF 8    First Distribution Date:  February 25, 1996

Percentage Interest evidenced    Denomination:  $
by his Certificate: %

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer") and First Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 7.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:  January 25, 1996

                            First Bank National Association, Trustee

                            By____________________________
                              Authorized Officer

Countersigned:

First Bank National Association,
  Trustee

By ________________________
   Authorized Officer

                                    EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1996-1 CLASS A-5

                     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

            THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
             (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.     Cut-Off Date:   January 1, 1996

CUSIP No.:  74434U VG 6    First Distribution Date:  February 25, 1996

Percentage Interest evidenced    Denomination:  $
by his Certificate: %

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer") and First Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 7.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:  January 25, 1996

                            First Bank National Association, Trustee

                            By____________________________
                              Authorized Officer

Countersigned:

First Bank National Association,
  Trustee

By ________________________
   Authorized Officer

                                    EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                          MORTGAGE PASS-THROUGH CERTIFICATE
                              SERIES 1996-1 CLASS A-6

                   evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

               THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.     Cut-Off Date:   January 1, 1996

CUSIP No.:  74434U VH 4    First Distribution Date:  February 25, 1996

Percentage Interest evidenced    Denomination:  $
by his Certificate: %

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer") and First Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 7.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:  January 25, 1996

                            First Bank National Association, Trustee

                            By____________________________
                              Authorized Officer

Countersigned:

First Bank National Association,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT A-R

                      [Form of Face of Class A-R Certificate]


FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OF ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN.

PURCHASERS OF THIS CLASS A-R CERTIFICATE SHOULD BE AWARE THAT ON JANUARY 3, 1995, THE INTERNAL REVENUE SERVICE ISSUED PROPOSED REGULATIONS UNDER CODE
SECTION 475 THAT, IF ADOPTED IN FINAL FORM, WOULD APPLY TO THIS CLASS A-R CERTIFICATE AND WOULD NOT PERMIT THIS CLASS A-R CERTIFICATE TO BE MARKED TO MARKET.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1996-1, CLASS A-R

                evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

           THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
            (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.     Cut-Off Date:   January 1, 1996

CUSIP No.:  74434U VJ 0    First Distribution Date:  February 25, 1996

Percentage Interest evidenced    Denomination:  $
by his Certificate: %

THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer") and First Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Subclass Distribution Amount for the Class A-R Certificate required to be distributed to the Holders of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the principal balance of certain Subclasses of Class A Certificates will not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Subclasses of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 7.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:  January 25, 1996

                            First Bank National Association, Trustee

                            By____________________________
                              Authorized Officer

Countersigned:

First Bank National Association,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                    [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS AP AND CLASS M CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1996-1, CLASS B-1

evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
               (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.     Cut-Off Date:   January 1, 1996

CUSIP No.:  74434U VM 3    First Distribution Date:  February 25, 1996

Percentage Interest evidenced    Denomination:  $
by his Certificate: %

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer") and First Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A, Class AP and Class M Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Pass-Through Rate on the Class B-1 Certificates applicable to each Distribution Date will be 7.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Seller and the Trustee with respect to certain matters, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:  January 25, 1996

                            First Bank National Association, Trustee

                            By____________________________
                              Authorized Officer

Countersigned:

First Bank National Association,
  Trustee

By ________________________
   Authorized Officer

                                    EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS AP, CLASS M AND CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                       MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1996-1, CLASS B-2

evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

               THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                 (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.     Cut-Off Date:   January 1, 1996

CUSIP No.:  74434U VN 1    First Distribution Date:  February 25, 1996

Percentage Interest evidenced    Denomination:  $
by his Certificate: %

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer") and First Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A, Class AP and Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Pass-Through Rate on the Class B-2 Certificates applicable to each Distribution Date will be 7.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Seller and the Trustee with respect to certain matters, as described in the Agreement.Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 25, 1996, and based on its issue price of 95.99792%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 325% SPA (as defined in the Prospectus Supplement dated January 16, 1996 with respect to the offering of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-R Certificate, Class AP Certificates, Class M Certificates, Class B-1 Certificates and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.00208282%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.59%. There is no short first accrual period.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:  January 25, 1996

                            First Bank National Association, Trustee

                            By____________________________
                              Authorized Officer


Countersigned:

First Bank National Association,
  Trustee

By ________________________
   Authorized Officer

                                    EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS AP, CLASS M, CLASS B-1 AND CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.
THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1996-1, CLASS B-3

evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY, THE SELLER, ANY AFFILIATE OF THE SELLER OR THE TRUSTEE, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, ANY AFFILIATE OF THE SELLER, THE TRUSTEE, ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.     Cut-Off Date:   January 1, 1996

CUSIP No.:  74434U VQ4    First Distribution Date:  February 25, 1996

Percentage Interest evidenced    Denomination:  $
by his Certificate: %

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer") and First Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A, Class AP and Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Pass-Through Rate on the Class B-3 Certificates applicable to each Distribution Date will be 7.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-3 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the date of initial issuance of the Certificates pursuant to the Agreement, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 25, 1996, and based on its issue price of 81.79480%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 325% SPA (as defined in the Prospectus Supplement dated January 16, 1996 with respect to the offering of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-R Certificate, Class AP Certificates, Class M Certificates, Class B-1 Certificates and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 18.20520477%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.00%. There is no short first accrual period.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:  January 25, 1996

                            First Bank National Association, Trustee

                            By____________________________
                              Authorized Officer

Countersigned:

First Bank National Association,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                    [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS AP, CLASS M, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.
THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                       MORTGAGE PASS-THROUGH CERTIFICATE
                          SERIES 1996-1, CLASS B-4

evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

               THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                 (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.     Cut-Off Date:   January 1, 1996

CUSIP No.:  74434U VR2    First Distribution Date:  February 25, 1996

Percentage Interest evidenced    Denomination:  $
by his Certificate: %

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer") and First Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A, Class AP and Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Pass-Through Rate on the Class B-4 Certificates applicable to each Distribution Date will be 7.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the date of initial issuance of the Certificates pursuant to the Agreement, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 25, 1996, and based on its issue price of 62.95104%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 325% SPA (as defined in the Prospectus Supplement dated January 16, 1996 with respect to the offering of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-R Certificate, Class AP Certificates, Class M Certificates, Class B-1 Certificates and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 37.04896142%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 14.33%. There is no short first accrual period.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:  January 25, 1996

                            First Bank National Association, Trustee

                            By____________________________
                              Authorized Officer

Countersigned:

First Bank National Association,
  Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                   [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS AP, CLASS M, CLASS B-1, CLASS B-2, CLASS B-3 AND CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-1, CLASS B-5

evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.     Cut-Off Date:   January 1, 1996

CUSIP No.:  74434U VS0    First Distribution Date:  February 25, 1996

Percentage Interest evidenced    Denomination:  $
by his Certificate: %

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer") and First Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A, Class AP and Class M Certificates and each Subclass of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Pass-Through Rate on the Class B-5 Certificates applicable to each Distribution Date will be 7.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the date of initial issuance of the Certificates pursuant to the Agreement, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 25, 1996, and based on its issue price of 34.96666%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 325% SPA (as defined in the Prospectus Supplement dated January 16, 1996 with respect to the offering of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-R Certificate, Class AP Certificates, Class M Certificates, Class B-1 Certificates and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 65.03333608%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 26.44%. There is no short first accrual period.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:  January 25, 1996

                            First Bank National Association, Trustee

                            By____________________________
                              Authorized Officer

Countersigned:

First Bank National Association,
  Trustee

By ________________________
   Authorized Officer

                                    EXHIBIT C-1
                      [FORM OF FACE OF CLASS AP CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-1, CLASS AP

                 evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

             THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.     Cut-Off Date:   January 1, 1996

CUSIP No.:  74434U VK 7    First Distribution Date:  February 25, 1996

Percentage Interest evidenced    Denomination:  $
by his Certificate: %

THIS CERTIFIES THAT _____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of Class AP Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer") and First Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class AP Distribution Amount required to be distributed to Holders of Class AP Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class AP Certificates will not be entitled to distributions in respect of interest.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on January 25, 1996 at an issue price of 65.000%, and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 325% SPA (as defined in the Prospectus Supplement dated January 16, 1996 with respect to the offering of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-R

Certificate, Class AP Certificates, and Class M Certificates, Class B-1 Certificates and Class B-2 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 35.00000373%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.48%. There is no short first accrual period.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:   January 25, 1996

                            First Bank National Association, Trustee

                            By____________________________
                              Authorized Officer

Countersigned:

First Bank National Association,
  Trustee

By ________________________
   Authorized Officer

                                    EXHIBIT C
                     [Form of Face of Class M Certificate]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS AP CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1996-1, CLASS M

               evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

            THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
              (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, ANY OF THEIR AFFILIATES, ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.     Cut-Off Date:   January 1, 1996

CUSIP No.:  74434U VL 5    First Distribution Date:  February 25, 1996

Percentage Interest evidenced    Denomination:  $
by his Certificate: %

THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class M Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by The Prudential Home Mortgage Securities Company, Inc. (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of January 25, 1996 (the "Agreement") among the Seller, Securitized Asset Services Corporation, as master servicer (the "Master Servicer") and First Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A and Class AP Certificates as specified in the Agreement, any Class M Distribution Amount required to be distributed to Holders of Class M Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The Class M Pass-Through Rate applicable to each Distribution Date will be 7.00% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class M Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the principal balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

No transfer of a Class M Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee with respect to certain matters, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

Dated:  January 25, 1996

                            First Bank National Association, Trustee

                            By____________________________
                              Authorized Officer

Countersigned:

First Bank National Association,
  Trustee

By ________________________
   Authorized Officer

                                    EXHIBIT D

                  [Form of Reverse of Series 1996-1 Certificates]

              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1996-1

This Certificate is one of a duly authorized issue of Certificates issued in several Classes and Subclasses designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Master Servicer Custodial Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class or Subclass of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and Subclass and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Master Servicer from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date of the Agreement. The Agreement permits, but does not require, the Master Servicer to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Master Servicer's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
_______________________________________
_______________________________________
_______________________________________

(Please print or typewrite name and address including postal zip code of assignee) the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class or Subclass, to the above named assignee and deliver such Certificate to the following address:

___________________________________
___________________________________
Social Security or other Identifying Number of Assignee:

___________________________________

Dated:

___________________________________
Signature by or on behalf of assignor

___________________________________
Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________________________________ for the
account of _______________________________________________ account number
_____________, or, if mailed by check, to
_______________________________________________________.  Applicable statements should be mailed to ______________________
________________________________________________________________.

This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                   EXHIBIT E
                              CUSTODIAL_AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST BANK NATIONAL ASSOCIATION, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC. (together with any successor in interest, the "Seller"), SECURITIZED ASSET SALES CORPORATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

W I T N E S S E T H  T H A T

WHEREAS, the Seller, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement dated as of January 25, 1996 relating to the issuance of Mortgage Pass-Through Certificates, Series 1996-1 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                     ARTICLE II

                          Custody of Mortgage Documents

Section 2.1. Custodian_to_Act_as_Agent;_Acceptance_of_Custodial_Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2. Recordation_of_Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

Section 2.3. Review_of_Custodial_Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section
2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

Section 2.4. Notification_of_Breaches_of_Representations_and_Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

Section 2.5. Custodian_to_Cooperate;_Release_of_Custodial_Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in an manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan.
With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

Section 2.6. Assumption_Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                    ARTICLE III

                            Concerning the Custodian

Section 3.1. Custodian_a_Bailee_and_Agent_of_the_Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

Section 3.3. Custodian_May_Own_Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Section 3.4. Master_Servicer_to_Pay_Custodian's_Fees_and_Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

Section 3.5. Custodian_May_Resign;_Trustee_May_Remove_Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans.

Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian.
If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

Section 3.6. Merger_or_Consolidation_of_Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.7. Representations_of_the_Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                    ARTICLE IV

                             Miscellaneous Provisions

Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

Section 4.3. Governing_Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

Section 4.4. Recordation_of_Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.5. Severability_of_Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:    FIRST BANK NATIONAL ASSOCIATION
            180 East Fifth Street              By:___________________
            St. Paul, Minnesota  55101       Name:___________________
                                            Title:___________________



Address:    THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.
            5325 Spectrum Drive
            Frederick, Maryland  21701         By:__________________
                                             Name:__________________
                                            Title:__________________


Address:    SECURITIZED ASSET SERVICES CORPORATION
            7485 New Horizon Way
            Frederick, Maryland  21701         By:__________________
                                             Name:__________________
                                            Title:__________________

  Address:  THE PRUDENTIAL HOME MORTGAGE COMPANY, INC.
            7485 New Horizon Way
            Frederick, Maryland  21701         By:__________________
                                             Name:__________________
                                            Title:__________________
  Address:    [CUSTODIAN]

                                               By:__________________
                                             Name:__________________
                                            Title:__________________

STATE OF     )
    :  ss.:
COUNTY OF    )

On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of The Prudential Home
Mortgage Securities Company, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



    __________________
        Notary Public


[NOTARIAL SEAL]

STATE OF     )
    :  ss.:
COUNTY OF    )

On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Securitized Asset
Services Corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



    ___________________
        Notary Public


[NOTARIAL SEAL]

STATE OF     )
    :  ss.:
COUNTY OF    )

On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Bank
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



    ____________________
        Notary Public



[NOTARIAL SEAL]

STATE OF     )
    :  ss.:
COUNTY OF    )

On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________ _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of The Prudential Home
Mortgage Company, Inc., a New Jersey corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.




    ____________________
        Notary Public
 [NOTARIAL SEAL]

STATE OF     )
    :  ss.:
COUNTY OF    )

On this ____ day of ________, 19__, before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.



    ____________________
        Notary Public
 [NOTARIAL SEAL]

              Exhibit F-1 Schedule of Mortgage Loans Serviced by PHMC
               PHM / 1996-1 20 & 30 YEAR FIXED RATE RELOCATION LOANS

   (i)              (ii)                             (iii)      (iv)      (v)       (vi)     (vii)      (viii)
  -----   ------------------------- -----   -----   --------  --------  -------- ---------- --------  ----------
                                                                          NET
 MORTGAGE                                                     MORTGAGE  MORTGAGE  CURRENT   ORIGINAL  SCHEDULED
   LOAN                                      ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY   TERM TO    MATURITY
  NUMBER            CITY            STATE    CODE     TYPE      RATE      RATE    PAYMENT   MATURITY     DATE
 -------- --------------------------------- -----   --------  --------  -------- ---------- -------- -----------
3026509   SOUTH WINDSOR               CT    06074     SFD      8.500     7.000   $1,230.27    360      1-Dec-21
3032886   REDONDO BEACH               CA    90278     LCO      8.625     7.000   $1,882.26    360      1-Feb-22
3090790   STURBRIDGE                  MA    01566     SFD      8.250     7.000     $525.89    360      1-Jul-22
3155152   DANBURY                     CT    06810     SFD      7.750     7.000   $1,633.42    360      1-Oct-22
3163116   LANCASTER                   CA    93536     SFD      7.750     7.000   $1,529.19    360      1-Dec-22
3176467   BILLINGS                    MT    59106     SFD      4.500     4.280     $466.92    360      1-Dec-22
3200698   DURHAM                      CT    06422     SFD      8.000     7.000   $1,577.97    360      1-Jan-23
3212126   HOPKINTON                   MA    01748     SFD      7.625     7.000   $2,084.46    360      1-Jun-23
3226636   HUNTINGTON BEACH            CA    92647     PUD      8.625     7.000   $2,161.09    360      1-Feb-23
3227384   EL DORADO HILLS             CA    95762     SFD      8.250     7.000   $1,750.83    360      1-Apr-23
3236609   SOUTH ORANGE                NJ    07079     SFD      8.375     7.000   $1,931.35    360      1-Apr-23
3237936   ANAHEIM                     CA    92801     SFD      7.875     7.000   $1,606.76    360      1-Apr-23
3248004   PRINCETON JUNCTION          NJ    08550     SFD      8.000     7.000   $1,557.79    360      1-May-23
3249790   GLEN GARDNER                NJ    08826     SFD      6.750     6.530   $1,672.42    360      1-Aug-23
3262263   VENICE                      CA    90291     SFD      7.875     7.000   $1,630.69    360      1-May-23
3273599   SUCCASUNNA                  NJ    07876     SFD      7.500     7.000   $1,627.43    360      1-Jul-23
3284005   MCKINNEY                    TX    75070     SFD      7.625     7.000   $1,512.56    360      1-Aug-23
3292147   BOCA RATON                  FL    33432     SFD      7.750     7.000   $1,960.11    360      1-Jun-23
3301193   COLORADO SPRINGS            CO    80919     SFD      7.125     6.905   $1,849.70    360      1-Nov-23
3303157   EAST SETAUKET               NY    11733     SFD      7.500     7.000   $1,753.63    360      1-Sep-23
3303879   ANNANDALE                   NJ    08801     SFD      7.625     7.000   $1,747.55    360      1-Jul-23
3334284   CHAPEL HILL                 NC    27514     SFD      7.625     7.000   $1,876.01    360      1-Sep-23
3340417   PLEASANTVILLE               NY    10570     SFD      7.125     6.905   $2,576.98    360      1-Sep-23
3344455   LAWRENCEVILLE               NJ    08648     SFD      7.250     7.000   $1,903.28    360      1-Sep-23
3344795   UPLAND                      CA    91786     SFD      7.250     7.000   $1,555.37    360      1-Sep-23
3345774   EL PASO                     TX    79912     SFD      7.625     7.000   $1,647.39    360      1-Oct-23
3352235   EDEN PRAIRIE                MN    55347     SFD      7.000     6.780   $1,662.26    360      1-Dec-23
3361512   RALEIGH                     NC    27612     SFD      7.000     6.780   $1,864.52    360      1-Sep-23
3375008   KELLER                      TX    76248     SFD      7.125     6.905   $1,888.10    360      1-Oct-23
3379848   DOYLESTOWN                  PA    18901     SFD      6.500     6.280   $1,673.41    360      1-Nov-23
3381677   MONUMENT                    CO    80132     SFD      7.250     7.000   $1,815.96    360      1-Nov-23
3392515   BOCA RATON                  FL    33432     SFD      7.125     6.905   $1,536.08    360      1-Nov-23
3408046   BAKERSFIELD                 CA    93311     SFD      7.500     7.000   $1,441.44    360      1-Nov-23
3418752   ANNANDALE                   NJ    08801     SFD      7.125     6.905   $1,683.29    360      1-Dec-23
3423760   SAN RAMON                   CA    94583     PUD      6.750     6.530   $1,848.51    360      1-Dec-23
3430317   LIVINGSTON                  NJ    07039     SFD      7.125     6.905   $1,600.09    360      1-Jan-24
3440973   ROSEVILLE                   CA    95661     SFD      7.125     6.905   $1,472.08    360      1-Dec-23
3473485   BRIDGEWATER                 NJ    08807     SFD      7.250     7.000   $1,626.65    360      1-Mar-24
3477796   CARY                        NC    27513     SFD      6.750     6.530   $1,016.36    360      1-Feb-24
3479034   AMES                        IA    50010     SFD      7.875     7.000   $1,670.56    360      1-Mar-24
3481053   CORONA                      CA    91719     SFD      7.375     7.000   $1,468.38    360      1-Apr-24
3484592   COLORADO SPRINGS            CO    80908     SFD      7.250     7.000   $1,781.17    360      1-Apr-24
3486391   ATLANTA                     GA    30331     SFD      7.000     6.780   $1,828.26    360      1-Mar-24
3504826   BASKING RIDGE               NJ    07920     LCO      7.250     7.000     $668.54    360      1-Jun-24
3512104   BOXFORD                     MA    01885     SFD      8.500     7.000   $2,169.56    240      1-Oct-14
3530062   ASHBURN                     VA    22011     SFD      8.625     7.000   $1,755.48    360      1-Sep-24
3532761   KINNELON                    NJ    07405     SFD      7.875     7.000   $2,693.21    240      1-Sep-14

   (i)              (ii)                             (iii)      (iv)      (v)       (vi)     (vii)      (viii)
  -----   ------------------------- -----   -----   --------  --------  -------- ---------- --------  ----------
                                                                          NET
 MORTGAGE                                                     MORTGAGE  MORTGAGE  CURRENT   ORIGINAL  SCHEDULED
   LOAN                                      ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY   TERM TO    MATURITY
  NUMBER            CITY            STATE    CODE     TYPE      RATE      RATE    PAYMENT   MATURITY     DATE
 -------- --------------------------------- -----   --------  --------  -------- ---------- -------- -----------
3539786   CHESTERFIELD                MO    63005     SFD      7.750     7.000   $1,681.07    360      1-Nov-25
3544585   WEEHAWKEN                   NJ    07087     LCO      8.375     7.000   $1,966.66    240      1-Nov-14
3544854   COLUMBUS                    OH    43229     SFD      8.000     7.000     $811.92    360      1-Oct-24
3546548   HOUSTON                     TX    77059     SFD      7.875     7.000   $2,069.35    360      1-Oct-24
3556323   DULUTH                      GA    30136     SFD      8.875     7.000   $1,717.80    360      1-Jan-25
3560270   WARREN                      RI    02885     SFD      8.625     7.000   $2,671.05    240      1-Feb-15
3560683   KENNESAW                    GA    30144     SFD      8.875     7.000     $600.72    360      1-Feb-25
3562590   COLLEYVILLE                 TX    76034     SFD      9.875     7.000   $4,642.20    360      1-Feb-25
3563955   BELLE MEAD                  NJ    08502     SFD      9.125     7.000   $2,042.51    240      1-Jan-15
3566266   FRANKLIN PARK               NJ    08823     SFD      7.750     7.000   $1,704.71    360      1-Oct-25
3567040   CENTREVILLE                 VA    22020     SFD      7.375     7.000   $1,726.69    360      1-Dec-25
3567204   GLENVIEW                    IL    60025     SFD      7.500     7.000   $3,244.36    360      1-Oct-25
3569103   TROUTVILLE                  VA    24175     SFD      7.500     7.000   $1,538.28    360      1-Nov-25
3571354   GREAT FALLS                 VA    22066     SFD      7.625     7.000   $2,439.77    240      1-Jul-15
3572616   CHADDS FORD                 PA    19317     SFD      7.125     6.905   $2,224.96    360      1-Dec-25
3574959   WASHINGTON                  PA    15301     SFD      7.750     7.000   $1,719.39    360      1-Nov-25
3575446   MAHWAH                      NJ    07430     SFD      7.750     7.000   $2,973.12    360      1-Dec-25
3575638   GLEN GARDNER                NJ    08826     SFD      7.375     7.000   $1,726.69    360      1-Oct-25
3576130   AURORA                      IL    60504     SFD      7.750     7.000   $1,755.21    360      1-Nov-25
3577006   ALEXANDRIA                  VA    22314     PUD      7.625     7.000   $3,178.71    360      1-Oct-25
3577268   ORLANDO                     FL    32836     SFD      8.125     7.000   $1,915.65    360      1-Oct-25
3579519   LA HONDA                    CA    94020     SFD      7.375     7.000   $3,108.04    360      1-Sep-25
3579699   BIXBY                       OK    74008     SFD      7.500     7.000   $1,573.24    360      1-Dec-25
3580829   NEWARK                      DE    19711     SFD      8.125     7.000   $2,175.89    360      1-Nov-25
3582225   SAN RAMON                   CA    94583     SFD      8.125     7.000   $1,735.22    360      1-Oct-25
3582277   SUGAR LAND                  TX    77478     SFD      7.375     7.000   $1,933.90    360      1-Nov-25
3582554   COLLEGEVILLE                PA    19426     SFD      7.375     7.000   $2,072.03    360      1-Nov-25
3583958   CLIFTON PARK                NY    12065     SFD      7.625     7.000   $1,896.89    360      1-Nov-25
3584238   SAINT CHARLES               IL    60175     SFD      8.000     7.000   $2,127.92    360      1-Oct-25
3584594   AUSTIN                      TX    78759     SFD      7.250     7.000   $1,637.23    360      1-Dec-25
3584898   CLINTON                     NJ    08801     SFD      7.625     7.000   $2,195.79    240      1-Jul-15
3585243   LAKE BLUFF                  IL    60044     SFD      8.125     7.000   $2,048.55    360      1-Nov-25
3585301   HAMDEN                      CT    06514     SFD      7.125     6.905   $1,848.69    360      1-Oct-25
3585888   BLOOMING GROVE              NY    10914     SFD      7.750     7.000   $1,486.92    360      1-Dec-25
3586111   AUSTIN                      TX    78746     SFD      7.750     7.000   $1,587.57    360      1-Nov-25
3586284   MIAMI                       FL    33178     SFD      7.750     7.000   $1,995.57    360      1-Oct-25
3587674   NEWARK                      DE    19711     SFD      7.125     6.905   $1,482.19    360      1-Nov-25
3587919   BREWSTER                    NY    10509     SFD      7.625     7.000   $1,818.33    360      1-Oct-25
3588407   DOWINGTON                   PA    19335     SFD      7.375     7.000   $2,058.22    360      1-Oct-25
3588532   RESTON                      VA    22094     SFD      7.250     7.000   $2,046.53    360      1-Nov-25
3588543   CHADDS FORD                 PA    19317     SFD      7.750     7.000   $1,791.04    360      1-Oct-25
3588998   SUMMIT                      NJ    07901     SFD      7.500     7.000   $3,524.05    360      1-Oct-25
3589747   TROY                        MI    48098     SFD      7.250     7.000   $1,699.31    240      1-Jul-15
3590533   LINCOLN                     NE    68516     SFD      7.875     7.000   $2,119.35    240      1-Jun-15
3590627   LONG BEACH                  CA    90803     SFD      7.625     7.000   $2,010.14    360      1-Oct-25
3590640   LOVELAND                    OH    45140     PUD      7.875     7.000   $2,020.77    360      1-Nov-25
3591175   LONG VALLEY                 NJ    07853     SFD      7.375     7.000   $2,783.31    240      1-Dec-15
3591234   PITTSFORD                   NY    14534     SFD      7.125     6.905   $2,459.08    360      1-Oct-25
3591757   JUPITER                     FL    33458     SFD      7.375     7.000   $1,994.92    240      1-Jul-15
3591774   STAMFORD                    CT    06907     SFD      7.375     7.000   $4,489.39    360      1-Oct-25

   (i)              (ii)                             (iii)      (iv)      (v)       (vi)     (vii)      (viii)
  -----   ------------------------- -----   -----   --------  --------  -------- ---------- --------  ----------
                                                                          NET
 MORTGAGE                                                     MORTGAGE  MORTGAGE  CURRENT   ORIGINAL  SCHEDULED
   LOAN                                      ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY   TERM TO    MATURITY
  NUMBER            CITY            STATE    CODE     TYPE      RATE      RATE    PAYMENT   MATURITY     DATE
 -------- --------------------------------- -----   --------  --------  -------- ---------- -------- -----------
3591980   CHAPEL HILL                 NC    27516     SFD      7.625     7.000   $1,641.02    360      1-Oct-25
3592427   AUSTIN                      TX    78759     SFD      7.500     7.000   $1,677.77    360      1-Oct-25
3592647   CHANHASSEN                  MN    55317     SFD      8.375     7.000   $2,062.46    360      1-Oct-25
3592681   TRUMBULL                    CT    06611     SFD      7.875     7.000   $2,030.20    360      1-Oct-25
3592825   ATLANTA                     GA    30350     SFD      7.500     7.000   $2,447.26    360      1-Jul-25
3592891   OAKS                        PA    19456     SFD      8.125     7.000   $1,632.76    360      1-Oct-25
3593895   ELLICOTT CITY               MD    21043     SFD      7.375     7.000   $1,692.16    360      1-Nov-25
3594044   WARWICK                     NY    10990     SFD      7.250     7.000   $1,698.62    360      1-Nov-25
3595080   WEXFORD                     PA    15090     SFD      7.500     7.000   $1,861.66    360      1-Oct-25
3595323   BLUE BELL                   PA    19422     SFD      7.375     7.000   $1,616.18    360      1-Oct-25
3595521   STILLWATER                  MN    55082     SFD      7.375     7.000   $1,519.49    360      1-Nov-25
3595528   THE WOODLANDS               TX    77380     SFD      7.375     7.000   $1,755.53    240      1-Aug-15
3595693   CHICAGO                     IL    60611     HCO      8.250     7.000   $1,983.35    360      1-Dec-25
3596022   BOOTHWYN                    PA    19061     SFD      7.125     6.905   $1,414.81    360      1-Oct-25
3596098   DOWNINGTOWN                 PA    19335     SFD      7.750     7.000   $1,686.80    360      1-Nov-25
3596564   CROFTON                     MD    21114     SFD      7.875     7.000   $1,553.10    360      1-Nov-25
3596584   CINCINNATI                  OH    45241     SFD      7.625     7.000   $2,123.39    360      1-Nov-25
3597177   GAINESVILLE                 VA    22065     SFD      7.375     7.000   $1,850.67    360      1-Oct-25
3598229   YORK                        VA    23693     SFD      8.375     7.000   $1,674.44    360      1-Oct-25
3598616   ROCKVILLE                   MD    20855     SFD      7.625     7.000   $1,748.26    360      1-Oct-25
3599154   MALVERN                     PA    19355     SFD      7.875     7.000   $2,509.83    360      1-Oct-25
3599284   MANDEVILLE                  LA    70471     SFD      8.125     7.000   $2,064.89    360      1-Nov-25
3599294   GREEN OAKS                  IL    60048     SFD      7.750     7.000   $2,399.99    360      1-Oct-25
3599448   MADISON                     NJ    07940     SFD      7.375     7.000   $1,851.01    360      1-Nov-25
3599900   DOVE CANYON                 CA    92679     SFD      7.125     6.905   $2,189.59    360      1-Nov-25
3599927   SAINT CHARLES               IL    60175     SFD      7.125     6.905   $2,097.96    240      1-Aug-15
3601037   ROCKY FACE                  GA    30740     SFD      7.500     7.000   $2,447.26    360      1-Oct-25
3601064   NEW FAIRFIELD               CT    06812     SFD      7.625     7.000   $1,846.64    360      1-Nov-25
3601664   LAGRANGEVILLE               NY    12540     SFD      7.875     7.000   $1,859.81    360      1-Oct-25
3601775   LOVELAND                    OH    45140     SFD      7.375     7.000   $2,051.31    360      1-Oct-25
3601946   AURORA                      IL    60504     SFD      6.875     6.655   $1,708.02    360      1-Dec-25
3602176   RANCHO SANTA MARGARI        CA    92688     SFD      7.750     7.000   $1,836.89    360      1-Nov-25
4447496   DANVILLE                    CA    94506     SFD      7.625     7.000   $1,840.27    360      1-Oct-25
4447907   CARMEL                      IN    46032     SFD      7.125     6.905   $1,684.30    360      1-Oct-25
4448536   HOCKESSIN                   DE    19707     SFD      7.250     7.000   $1,593.57    360      1-Nov-25
4449029   GRANITE BAY                 CA    95746     SFD      7.500     7.000   $1,966.55    360      1-Aug-25
4449365   CHARLOTTE                   NC    28269     SFD      7.500     7.000   $1,968.99    360      1-Nov-25
4449452   HOWELL                      NJ    07728     SFD      7.750     7.000   $1,922.14    360      1-Nov-25
4449591   GREAT FALLS                 VA    22066     SFD      7.500     7.000   $2,447.26    360      1-Oct-25
4449665   LONGMONT                    CO    80503     SFD      8.875     7.000   $2,154.21    360      1-Nov-25
4449891   RALEIGH                     NC    27615     SFD      7.500     7.000   $1,538.27    360      1-Aug-25
4449915   DOWNINGTOWN                 PA    19335     SFD      8.125     7.000   $1,631.27    360      1-Nov-25
4449974   ST CHARLES                  IL    60175     SFD      7.250     7.000   $2,046.53    360      1-Nov-25
4450140   BAKERSFIELD                 CA    93312     SFD      7.500     7.000   $1,561.00    360      1-Sep-25
4450479   ALBUQUERQUE                 NM    87112     SFD      7.375     7.000   $1,519.49    360      1-Sep-25
4450880   RIDGEFIELD                  CT    06877     SFD      7.375     7.000   $1,668.68    360      1-Sep-25
4450918   DEDHAM                      MA    02026     SFD      7.625     7.000   $2,768.89    360      1-Oct-25
4451128   APPLE VALLEY                MN    55124     SFD      7.750     7.000   $1,647.75    360      1-Oct-25
4451193   LOVELAND                    OH    45140     SFD      7.500     7.000   $1,534.78    360      1-Dec-25
4451202   THE WOODLANDS               TX    77382     SFD      8.000     7.000   $2,382.17    360      1-Oct-25

   (i)              (ii)                             (iii)      (iv)      (v)       (vi)     (vii)      (viii)
  -----   ------------------------- -----   -----   --------  --------  -------- ---------- --------  ----------
                                                                          NET
 MORTGAGE                                                     MORTGAGE  MORTGAGE  CURRENT   ORIGINAL  SCHEDULED
   LOAN                                      ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY   TERM TO    MATURITY
  NUMBER            CITY            STATE    CODE     TYPE      RATE      RATE    PAYMENT   MATURITY     DATE
 -------- --------------------------------- -----   --------  --------  -------- ---------- -------- -----------
4451421   HOLLIS                      NH    03049     SFD      7.000     6.780   $1,476.98    360      1-Nov-25
4451511   AURORA                      IL    60504     SFD      7.500     7.000   $1,657.49    360      1-Oct-25
4451919   WINNETKA                    IL    60093     SFD      7.500     7.000   $2,097.65    360      1-Nov-25
4451923   ATLANTA                     GA    30302     SFD      7.500     7.000   $2,097.65    360      1-Oct-25
4452080   BIRMINGHAM                  PA    19380     SFD      7.000     6.780   $2,422.04    360      1-Dec-25
4452178   MANDEVILLE                  LA    70448     SFD      8.125     7.000   $2,071.57    360      1-Nov-25
4452298   VIRGINIA BEACH              VA    23452     SFD      8.125     7.000   $1,804.27    360      1-Oct-25
4452595   ENGLEWOOD                   CO    80110     SFD      7.750     7.000   $1,898.50    360      1-Nov-25
4452597   NORWALK                     CT    06851     SFD      7.750     7.000   $1,762.38    360      1-Oct-25
4453116   NEWTOWN                     PA    18940     SFD      7.250     7.000   $2,353.51    360      1-Jan-26
4453153   BARRINGTON HILLS            IL    60010     SFD      7.625     7.000   $3,708.84    360      1-Oct-25
4453268   MONTEREY                    CA    93940     SFD      7.500     7.000   $2,485.71    360      1-Nov-25
4453712   NEWBURY PARK                CA    91319     SFD      7.875     7.000   $1,566.15    360      1-Oct-25
4453788   APEX                        NC    27502     SFD      7.750     7.000   $1,633.42    360      1-Oct-25
4453882   ASHLAND                     MA    01721     SFD      7.875     7.000   $1,595.16    360      1-Oct-25
4454118   HAYMARKET                   VA    22069     SFD      8.000     7.000   $2,774.37    360      1-Oct-25
4454152   HUDSON                      OH    44236     SFD      8.125     7.000   $1,771.23    360      1-Nov-25
4454190   ZIONSVILLE                  IN    46077     SFD      7.375     7.000   $2,290.17    240      1-Oct-15
4454239   RANDOLPH                    NJ    07869     SFD      7.875     7.000   $2,175.21    360      1-Oct-25
4454418   MILLTOWN                    NJ    08850     SFD      7.375     7.000   $1,625.51    360      1-Oct-25
4454616   GLENMONT                    NY    12077     SFD      7.875     7.000   $1,832.62    360      1-Nov-25
4454623   ELLICOTT CITY               MD    21043     SFD      7.750     7.000   $1,504.47    360      1-Nov-25
4454695   DANVILLE                    CA    94506     SFD      7.750     7.000   $2,121.30    360      1-Oct-25
4454866   PURCHASE                    NY    10577     SFD      7.500     7.000   $2,705.97    360      1-Nov-25
4455193   CHATHAM                     NJ    07928     SFD      7.500     7.000   $3,075.50    360      1-Oct-25
4455324   TAYLORS                     SC    29687     SFD      8.000     7.000   $1,934.94    360      1-Nov-25
4455377   ALPHARETTA                  GA    30202     SFD      7.125     6.905   $1,684.30    360      1-Nov-25
4455515   BEDMINSTER                  NJ    07921     SFD      7.375     7.000   $1,768.13    360      1-Dec-25
4455573   HIGHLAND VILLAGE            TX    75067     SFD      7.750     7.000   $1,525.96    360      1-Sep-25
4455625   WESTMINSTER                 CO    80020     SFD      7.125     6.905   $1,826.79    360      1-Oct-25
4455782   DALLAS                      TX    75230     SFD      6.875     6.655   $1,445.25    360      1-Oct-25
4455898   ALPHARETTA                  GA    30202     SFD      7.500     7.000   $1,608.20    360      1-Oct-25
4456340   GRAYSLAKE                   IL    60030     SFD      7.625     7.000   $1,521.76    360      1-Nov-25
4456368   WILMINGTON                  DE    19807     SFD      7.125     6.905   $2,896.99    360      1-Sep-25
4456375   NAPERVILLE                  IL    60565     SFD      7.250     7.000   $2,075.19    360      1-Sep-25
4456425   MAHWAH                      NJ    07430     SFD      7.000     6.780   $2,814.23    360      1-Oct-25
4456591   MOUNTAIN LAKES              NJ    07046     SFD      7.125     6.905   $1,482.19    360      1-Oct-25
4456653   LOS ALTOS                   CA    94024     SFD      7.000     6.780   $3,432.97    360      1-Sep-25
4456844   STRAFFORD                   PA    19087     SFD      7.500     7.000   $3,412.17    360      1-Nov-25
4456871   SOUTHBURY                   CT    06488     SFD      7.875     7.000   $1,790.93    360      1-Oct-25
4457308   CHADDS FORD                 PA    19317     SFD      7.375     7.000   $2,106.56    360      1-Oct-25
4457411   HONOLULU                    HI    96816     LCO      8.500     7.000   $2,595.09    360      1-Aug-25
4457578   DOYLESTOWN                  PA    18901     SFD      7.250     7.000   $2,046.53    360      1-Oct-25
4457597   AUSTIN                      TX    78731     SFD      7.375     7.000   $1,602.03    360      1-Oct-25
4457787   WALNUT CREEK                CA    94596     SFD      8.250     7.000   $1,855.63    360      1-Dec-25
4457895   FAIRPORT                    NY    14450     SFD      7.125     6.905   $1,583.24    360      1-Oct-25
4457930   PENNSBURY TOWNSHIP          PA    19382     SFD      7.625     7.000   $2,405.80    360      1-Nov-25
4457959   SAN JOSE                    CA    95135     SFD      7.875     7.000   $2,283.97    360      1-Oct-25
4457984   CARLSBAD                    CA    92009     SFD      8.125     7.000   $2,396.79    360      1-Oct-25
4457996   DOVE CANYON                 CA    92679     SFD      7.375     7.000   $2,928.47    360      1-Nov-25

   (i)              (ii)                             (iii)      (iv)      (v)       (vi)     (vii)      (viii)
  -----   ------------------------- -----   -----   --------  --------  -------- ---------- --------  ----------
                                                                          NET
 MORTGAGE                                                     MORTGAGE  MORTGAGE  CURRENT   ORIGINAL  SCHEDULED
   LOAN                                      ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY   TERM TO    MATURITY
  NUMBER            CITY            STATE    CODE     TYPE      RATE      RATE    PAYMENT   MATURITY     DATE
 -------- --------------------------------- -----   --------  --------  -------- ---------- -------- -----------
4458122   PALOS VERDES ESTATES        CA    90274     SFD      7.000     6.780   $3,193.46    360      1-Oct-25
4458195   PHOENIX                     AZ    85048     SFD      7.375     7.000   $1,464.24    360      1-Oct-25
4458287   ISSAQUAH                    WA    98027     SFD      7.500     7.000   $1,608.19    360      1-Sep-25
4458324   MCMURRAY                    PA    15317     SFD      7.125     6.905   $1,994.21    360      1-Oct-25
4458355   ORLAND PARK                 IL    60462     SFD      7.500     7.000   $2,073.53    360      1-Oct-25
4458356   WEST CHESTER                OH    45069     SFD      7.375     7.000   $2,106.64    240      1-Sep-15
4458358   ATLANTA                     GA    30342     SFD      7.000     6.780   $3,060.40    360      1-Oct-25
4458370   BLOOMFIELD HILLS N          MI    48302     SFD      7.750     7.000   $1,626.26    360      1-Nov-25
4458514   FORT LAUDERDALE             FL    33332     SFD      7.375     7.000   $1,588.56    360      1-Nov-25
4458795   HURRICANE                   WV    25526     SFD      7.625     7.000   $1,981.83    360      1-Oct-25
4458988   GLADWYNE                    PA    19035     SFD      7.750     7.000   $2,343.75    360      1-Oct-25
4459046   BRIDGEWATER                 NJ    08807     SFD      8.375     7.000   $2,633.66    360      1-Oct-25
4459047   CHICAGO                     IL    60614     HCO      7.500     7.000   $2,545.15    360      1-Oct-25
4459086   PELHAM MANOR                NY    10803     SFD      7.125     6.905   $2,021.16    360      1-Oct-25
4459102   CHAPPAQUA                   NY    10514     SFD      8.250     7.000   $3,144.06    360      1-Oct-25
4459105   ARLINGTON                   TX    76016     SFD      7.750     7.000   $1,553.90    360      1-Aug-25
4459112   DANVILLE                    CA    94506     SFD      7.500     7.000   $3,549.22    360      1-Oct-25
4459159   WALNUT CREEK                CA    94598     SFD      7.375     7.000   $2,540.65    360      1-Oct-25
4459352   ALPHARETTA                  GA    30202     SFD      7.250     7.000   $2,046.53    360      1-Nov-25
4459621   BUDD LAKE                   NJ    07828     SFD      7.375     7.000   $1,558.17    360      1-Dec-25
4459707   HILLSBOROUGH                CA    94010     SFD      7.375     7.000   $3,453.38    360      1-Oct-25
4459896   SPRING CITY                 PA    19475     SFD      7.250     7.000   $2,640.03    360      1-Nov-25
4459985   WESTCHESTER                 OH    45069     SFD      7.500     7.000   $2,097.65    360      1-Oct-25
4459987   MONMOUTH BEACH              NJ    07750     SFD      8.250     7.000   $1,791.78    360      1-Nov-25
4460150   PLANO                       TX    75024     SFD      7.750     7.000   $1,514.14    360      1-Oct-25
4460232   VENTURA                     CA    93004     SFD      8.375     7.000   $1,932.48    360      1-Sep-25
4460483   LAGUNA NIGUEL               CA    92677     SFD      7.625     7.000   $1,911.05    360      1-Nov-25
4460496   CLINTON                     NJ    08801     SFD      7.250     7.000   $1,704.76    360      1-Oct-25
4460769   RIDGEFIELD                  CT    06877     SFD      7.750     7.000   $1,719.39    360      1-Dec-25
4460812   CHELMSFORD                  MA    01824     SFD      7.750     7.000   $1,970.14    360      1-Oct-25
4460826   HILLSBOROUGH                NJ    08853     SFD      8.000     7.000   $1,614.29    360      1-Oct-25
4460901   FREEHOLD                    NJ    07728     SFD      7.625     7.000   $1,938.65    360      1-Oct-25
4461053   LAGUNA NIGUEL               CA    92677     SFD      7.750     7.000   $2,334.08    360      1-Dec-25
4461102   WESTFIELD                   NJ    07090     SFD      7.625     7.000   $1,847.35    360      1-Oct-25
4461120   NORCO                       CA    91760     SFD      7.875     7.000   $1,494.37    360      1-Oct-25
4461270   MONROE                      CT    06468     SFD      7.625     7.000   $1,450.98    360      1-Oct-25
4461283   MOUNT KISCO                 NY    10549     SFD      7.875     7.000   $1,772.80    360      1-Nov-25
4461326   MAHWAH                      NJ    07430     SFD      7.375     7.000   $3,453.38    360      1-Nov-25
4461350   ALAMEDA                     CA    94501     SFD      7.875     7.000   $1,748.87    360      1-Nov-25
4461397   LITTLETON                   CO    80127     SFD      7.375     7.000   $1,657.63    360      1-Oct-25
4461442   NAPERVILLE                  IL    60540     SFD      7.250     7.000   $2,678.91    360      1-Oct-25
4461484   PURCELLVILLE                VA    22132     SFD      7.375     7.000   $1,533.30    360      1-Aug-25
4461528   BROOKFIELD                  CT    06804     SFD      7.250     7.000   $1,705.45    360      1-Oct-25
4461534   GROSSE POINTE               MI    48230     SFD      7.500     7.000   $2,097.65    360      1-Nov-25
4461852   BOULDER CREEK               CA    95006     SFD      7.875     7.000   $2,546.44    360      1-Sep-25
4461922   LEWIS CENTER                OH    43035     SFD      7.500     7.000   $1,828.80    360      1-Oct-25
4461939   PHOENIX                     AZ    85032     SFD      7.250     7.000   $1,473.51    360      1-Oct-25
4461982   ROCKAWAY                    NJ    07866     SFD      7.500     7.000   $1,538.28    360      1-Nov-25
4461992   OVERLAND PARK               KS    66221     SFD      7.375     7.000   $1,491.86    360      1-Nov-25
4462033   DOYLESTOWN                  PA    18901     SFD      7.500     7.000   $2,097.65    360      1-Nov-25

   (i)              (ii)                             (iii)      (iv)      (v)       (vi)     (vii)      (viii)
  -----   ------------------------- -----   -----   --------  --------  -------- ---------- --------  ----------
                                                                          NET
 MORTGAGE                                                     MORTGAGE  MORTGAGE  CURRENT   ORIGINAL  SCHEDULED
   LOAN                                      ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY   TERM TO    MATURITY
  NUMBER            CITY            STATE    CODE     TYPE      RATE      RATE    PAYMENT   MATURITY     DATE
 -------- --------------------------------- -----   --------  --------  -------- ---------- -------- -----------
4462044   NEEDHAM                     MA    02192     SFD      7.500     7.000   $1,678.12    360      1-Oct-25
4462052   CHARLOTTE                   NC    28269     SFD      7.875     7.000   $1,647.73    360      1-Oct-25
4462114   LEAWOOD                     KS    66209     SFD      7.125     6.905   $2,398.44    360      1-Oct-25
4462120   SOUTHLAKE                   TX    76092     SFD      7.250     7.000   $3,410.89    360      1-Oct-25
4462132   CHADDS FORD                 PA    19317     SFD      7.250     7.000   $2,223.90    360      1-Oct-25
4462193   WARREN                      NJ    07059     SFD      7.500     7.000   $2,307.41    360      1-Oct-25
4462210   FARMERS BRANCH              TX    75234     SFD      8.000     7.000   $1,792.96    360      1-Sep-25
4462225   TRUMBULL                    CT    06611     SFD      8.125     7.000   $2,366.71    360      1-Nov-25
4462289   SAN FRANCISCO               CA    94110     SFD      7.875     7.000   $2,900.28    360      1-Oct-25
4462419   NEW FAIRFIELD               CT    06810     SFD      7.875     7.000   $1,885.19    360      1-Oct-25
4462431   SCOTTSDALE                  AZ    85251     SFD      7.375     7.000   $2,884.26    360      1-Oct-25
4462709   FRAMINGHAM                  MA    01701     SFD      7.750     7.000   $1,697.90    360      1-Oct-25
4462710   MIAMI                       FL    33176     SFD      7.625     7.000   $2,038.45    360      1-Oct-25
4462733   CARY                        NC    27513     SFD      7.875     7.000   $2,452.91    360      1-Nov-25
4462736   HUNTINGTON BEACH            CA    92649     SFD      7.250     7.000   $2,080.64    360      1-Oct-25
4463168   CHAPEL HILL                 NC    27514     SFD      8.000     7.000   $1,564.39    360      1-Nov-25
4463195   SAN RAMON                   CA    94583     SFD      7.750     7.000   $1,898.50    360      1-Oct-25
4463222   KENSINGTON                  CA    94708     SFD      7.750     7.000   $2,051.09    360      1-Nov-25
4463281   LOCKPORT                    IL    60441     SFD      7.375     7.000   $2,120.38    360      1-Oct-25
4463348   ALEXANDRIA                  VA    22302     SFD      8.625     7.000   $1,960.04    360      1-Sep-25
4463384   BERWYN                      PA    19312     SFD      7.500     7.000   $3,274.78    360      1-Oct-25
4463443   THE WOODLANDS               TX    77381     SFD      8.000     7.000   $1,785.62    360      1-Oct-25
4463488   CORDOVA                     TN    38018     SFD      7.750     7.000   $1,662.08    360      1-Oct-25
4463553   JOHNSON CITY                TN    37601     SFD      7.625     7.000   $1,627.93    360      1-Nov-25
4463560   SOUTHLAKE                   TX    76092     SFD      7.375     7.000   $1,853.78    360      1-Nov-25
4463596   DANVILLE                    CA    94506     SFD      8.250     7.000   $2,234.27    360      1-Oct-25
4463606   BRIDGEWATER                 NJ    08807     SFD      7.875     7.000   $1,776.43    360      1-Oct-25
4463719   NEWTOWN                     CT    06482     SFD      7.875     7.000   $2,030.20    360      1-Oct-25
4463841   SCOTTSDALE                  AZ    85254     SFD      8.125     7.000   $1,861.07    360      1-Oct-25
4463847   MIDLOTHIAN                  VA    23113     SFD      7.250     7.000   $1,449.63    360      1-Nov-25
4463866   SAN ANTONIO                 TX    78258     SFD      7.875     7.000   $1,990.32    360      1-Oct-25
4463911   MCKINNEY                    TX    75070     SFD      7.875     7.000   $1,781.50    360      1-Nov-25
4464003   WATCHUNG                    NJ    07060     SFD      7.625     7.000   $4,880.95    360      1-Nov-25
4464008   FORT LAUDERDALE             FL    33326     SFD      7.500     7.000   $2,062.69    360      1-Oct-25
4464150   SAN CARLOS                  CA    94070     SFD      7.500     7.000   $3,328.27    360      1-Oct-25
4464158   SAN JOSE                    CA    95120     SFD      7.375     7.000   $2,248.84    360      1-Oct-25
4464165   YARDLEY                     PA    19067     SFD      7.750     7.000   $2,435.81    360      1-Dec-25
4464196   SUNNYVALE                   CA    94087     SFD      8.500     7.000   $2,145.27    360      1-Nov-25
4464254   RIDGEWOOD                   NJ    07450     SFD      8.000     7.000   $4,485.14    360      1-Oct-25
4464283   MEDWAY                      MA    02053     SFD      7.750     7.000   $1,568.23    360      1-Oct-25
4464310   WAYNE                       PA    19087     SFD      7.500     7.000   $3,391.20    360      1-Nov-25
4464372   ALEXANDRIA                  VA    22310     SFD      7.625     7.000   $1,823.28    360      1-Oct-25
4464398   LAFAYETTE                   CA    94549     SFD      7.875     7.000   $2,337.63    360      1-Oct-25
4464686   GLEN ALLEN                  VA    23060     SFD      7.875     7.000   $1,529.18    360      1-Oct-25
4464742   BASKING RIDGE               NJ    07920     SFD      8.000     7.000   $1,994.38    360      1-Oct-25
4464763   SANTA ANA                   CA    92705     SFD      7.875     7.000   $3,175.81    360      1-Oct-25
4464786   CAVE CREEK                  AZ    85331     SFD      7.750     7.000   $2,149.24    360      1-Oct-25
4464798   MOON TOWNSHIP               PA    15108     SFD      7.750     7.000   $2,158.56    360      1-Nov-25
4464818   WINNETKA                    IL    60093     SFD      7.500     7.000   $2,265.46    360      1-Oct-25
4464827   ACTON                       MA    01720     SFD      7.875     7.000   $1,595.16    360      1-Nov-25

   (i)              (ii)                             (iii)      (iv)      (v)       (vi)     (vii)      (viii)
  -----   ------------------------- -----   -----   --------  --------  -------- ---------- --------  ----------
                                                                          NET
 MORTGAGE                                                     MORTGAGE  MORTGAGE  CURRENT   ORIGINAL  SCHEDULED
   LOAN                                      ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY   TERM TO    MATURITY
  NUMBER            CITY            STATE    CODE     TYPE      RATE      RATE    PAYMENT   MATURITY     DATE
 -------- --------------------------------- -----   --------  --------  -------- ---------- -------- -----------
4464933   CLAYTON                     MO    63105     SFD      7.500     7.000   $2,027.73    360      1-Oct-25
4464987   APPLE VALLEY                MN    55124     SFD      8.125     7.000   $1,731.51    360      1-Oct-25
4465054   HIGHLANDS RANCH             CO    80126     SFD      8.125     7.000   $1,945.35    360      1-Oct-25
4465089   INDIAN HILL                 OH    45243     SFD      7.750     7.000   $3,754.01    360      1-Oct-25
4465312   PLANO                       TX    75093     SFD      8.250     7.000   $1,751.21    360      1-Oct-25
4465459   GLENDALE                    CA    91206     SFD      7.750     7.000   $2,466.25    360      1-Nov-25
4465503   NEW MILFORD                 CT    06776     SFD      7.625     7.000   $1,663.32    360      1-Nov-25
4465510   MEQUON                      WI    53092     SFD      7.750     7.000   $1,647.75    360      1-Oct-25
4465543   NAPERVILLE                  IL    60565     SFD      7.625     7.000   $1,466.55    360      1-Oct-25
4465656   DALLAS                      TX    75225     SFD      7.375     7.000   $1,604.10    360      1-Oct-25
4465710   INDIANAPOLIS                IN    46205     SFD      7.875     7.000   $1,566.15    360      1-Oct-25
4465758   PARKTON                     MD    21120     SFD      7.750     7.000   $1,540.29    360      1-Oct-25
4465764   CLAYTON                     CA    94517     SFD      7.750     7.000   $1,740.89    360      1-Oct-25
4465785   FORT LAUDERDALE             FL    33332     SFD      7.875     7.000   $3,081.55    360      1-Oct-25
4465789   PLANO                       TX    75023     SFD      7.125     6.905   $2,358.02    360      1-Nov-25
4465792   NAPERVILLE                  IL    60564     SFD      7.625     7.000   $2,123.39    360      1-Nov-25
4465832   EVANSTON                    IL    60201     SFD      7.625     7.000   $4,246.77    360      1-Nov-25
4465859   CHARLOTTE                   NC    28210     SFD      7.875     7.000   $1,620.54    360      1-Oct-25
4465872   KINNELON                    NJ    07405     SFD      7.500     7.000   $1,957.81    360      1-Nov-25
4465925   HOUSTON                     TX    77077     SFD      7.625     7.000   $1,769.49    360      1-Oct-25
4465950   MENTOR                      OH    44060     SFD      7.875     7.000   $1,624.16    360      1-Oct-25
4465970   WILTON                      CT    06897     SFD      7.750     7.000   $4,885.94    360      1-Nov-25
4465981   ALPHARETTA                  GA    30201     SFD      7.625     7.000   $2,688.21    360      1-Nov-25
4465998   VICTOR                      NY    14564     SFD      7.500     7.000   $2,265.46    360      1-Nov-25
4466006   BELLE MEAD                  NJ    08502     SFD      7.500     7.000   $2,027.73    360      1-Oct-25
4466017   NEW FAIRFIELD               CT    06812     SFD      8.000     7.000   $1,834.42    360      1-Oct-25
4466022   SCOTTSDALE                  AZ    85259     SFD      8.000     7.000   $1,737.56    360      1-Oct-25
4466083   TRUMBULL                    CT    06611     SFD      7.750     7.000   $1,804.65    360      1-Nov-25
4466171   GAHANNA                     OH    43230     SFD      7.500     7.000   $1,748.04    360      1-Oct-25
4466210   CHESTER TOWNSHIP            NJ    07930     SFD      7.750     7.000   $1,934.32    360      1-Oct-25
4466262   CHESTERFIELD                VA    23838     SFD      7.750     7.000   $1,831.15    360      1-Nov-25
4466265   PITTSTOWN                   NJ    08867     SFD      7.500     7.000   $1,748.04    360      1-Nov-25
4466288   WESTWINDSOR                 NJ    08648     SFD      7.750     7.000   $1,755.21    360      1-Nov-25
4466303   DOYLESTOWN                  PA    18901     SFD      7.750     7.000   $2,099.09    360      1-Oct-25
4466322   CLAYTON                     CA    94517     SFD      7.750     7.000   $1,828.29    360      1-Nov-25
4466363   GRAPEVINE                   TX    76051     SFD      8.375     7.000   $2,036.24    360      1-Oct-25
4466378   RANDOLPH                    NJ    07869     SFD      8.375     7.000   $2,859.27    240      1-Nov-15
4466449   HUNTERSVILLE                NC    28078     SFD      7.750     7.000   $1,599.40    360      1-Nov-25
4466483   SCOTTSDALE                  AZ    85259     SFD      7.125     6.905   $2,991.32    360      1-Nov-25
4466563   ARCADIA                     CA    91006     SFD      8.000     7.000   $2,348.05    360      1-Nov-25
4466619   MISSION VIEJO               CA    92691     SFD      8.000     7.000   $2,311.36    360      1-Oct-25
4466633   NORTHBROOK                  IL    60062     PUD      7.625     7.000   $1,537.33    360      1-Oct-25
4466641   FALLS CHURCH                VA    22046     SFD      8.375     7.000   $1,841.28    360      1-Oct-25
4466792   CARY                        NC    27511     SFD      8.375     7.000   $1,983.03    360      1-Oct-25
4466799   NAPERVILLE                  IL    60564     SFD      7.750     7.000   $1,483.69    360      1-Nov-25
4466813   RAMONA                      CA    92065     SFD      8.125     7.000   $1,763.44    360      1-Dec-25
4466852   BASKING RIDGE               NJ    07920     SFD      7.625     7.000   $2,123.39    360      1-Oct-25
4466888   MANHATTAN BEACH             CA    90266     SFD      7.625     7.000   $3,538.97    360      1-Oct-25
4466917   FOUNTAIN VALLEY             CA    92708     SFD      7.500     7.000   $2,013.74    360      1-Nov-25
4466927   HOUSTON                     TX    77041     SFD      7.375     7.000   $2,072.03    360      1-Oct-25

   (i)              (ii)                             (iii)      (iv)      (v)       (vi)     (vii)      (viii)
  -----   ------------------------- -----   -----   --------  --------  -------- ---------- --------  ----------
                                                                          NET
 MORTGAGE                                                     MORTGAGE  MORTGAGE  CURRENT   ORIGINAL  SCHEDULED
   LOAN                                      ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY   TERM TO    MATURITY
  NUMBER            CITY            STATE    CODE     TYPE      RATE      RATE    PAYMENT   MATURITY     DATE
 -------- --------------------------------- -----   --------  --------  -------- ---------- -------- -----------
4466957   ALPHARETTA                  GA    30202     SFD      7.375     7.000   $3,471.34    360      1-Nov-25
4467004   CERES                       CA    95307     SFD      8.125     7.000   $1,856.25    360      1-Oct-25
4467055   BASKING RIDGE               NJ    07920     SFD      8.000     7.000   $2,311.36    360      1-Oct-25
4467082   SCOTTSDALE                  AZ    85255     SFD      7.500     7.000   $2,338.18    360      1-Nov-25
4467152   CENTERVILLE                 OH    45459     SFD      7.750     7.000   $2,096.94    360      1-Oct-25
4467185   ANDOVER                     MA    01810     SFD      7.875     7.000   $1,772.80    360      1-Oct-25
4467188   WESTFIELD                   IN    46074     SFD      7.625     7.000   $1,545.83    360      1-Oct-25
4467290   PUTNAM VALLEY               NY    10579     SFD      8.250     7.000   $2,332.69    360      1-Nov-25
4467469   CINCINNATI                  OH    45249     SFD      8.000     7.000   $2,106.64    360      1-Oct-25
4467496   HUNTINGTON                  CT    06484     LCO      8.125     7.000   $1,783.48    360      1-Nov-25
4467507   BERWYN                      PA    19312     SFD      7.500     7.000   $2,272.45    360      1-Oct-25
4467566   CARMEL                      IN    46033     SFD      7.125     6.905   $1,465.34    360      1-Oct-25
4467579   SAN JOSE                    CA    95120     SFD      7.125     6.905   $1,616.93    360      1-Oct-25
4467606   RANCHO CUCAMONGA            CA    91701     SFD      8.500     7.000   $2,260.61    360      1-Nov-25
4467615   MALVERN                     PA    19355     SFD      7.750     7.000   $2,579.09    360      1-Oct-25
4467651   CHATTANOOGA                 TN    37421     SFD      7.375     7.000   $2,175.63    360      1-Nov-25
4467680   WINSTON-SALEM               NC    27106     THS      7.750     7.000   $1,726.56    360      1-Nov-25
4467729   TONKA BAY                   MN    55331     SFD      7.625     7.000   $1,976.17    360      1-Nov-25
4467741   MADISON                     NJ    07940     SFD      7.875     7.000   $1,726.03    360      1-Nov-25
4467751   BOULDER                     CO    80303     SFD      7.625     7.000   $1,797.80    360      1-Nov-25
4467776   AUSTIN                      TX    78746     SFD      7.000     6.780   $3,134.91    360      1-Nov-25
4467789   EVERGREEN                   CO    80439     SFD      7.375     7.000   $2,762.71    360      1-Oct-25
4467806   DALLAS                      TX    75225     SFD      7.500     7.000   $3,747.79    360      1-Oct-25
4467824   HICKORY                     NC    28601     SFD      8.000     7.000   $1,783.05    360      1-Nov-25
4467835   HIGHLAND VILLAGE            TX    75067     SFD      8.000     7.000   $1,906.33    360      1-Nov-25
4467894   LIBERTYVILLE                IL    60048     SFD      8.000     7.000   $2,003.18    360      1-Oct-25
4467939   SAN JOSE                    CA    95129     SFD      8.500     7.000   $2,318.27    360      1-Sep-25
4467942   ROSWELL                     GA    30075     SFD      7.625     7.000   $2,123.39    360      1-Oct-25
4468006   ATLANTA                     GA    30327     SFD      7.750     7.000   $3,023.26    360      1-Oct-25
4468155   DOVE CANYON                 CA    92679     SFD      7.750     7.000   $1,907.81    360      1-Oct-25
4468174   TRACY                       CA    95376     SFD      8.000     7.000   $1,525.50    360      1-Nov-25
4468289   HUNTINGTON BEACH            CA    92648     SFD      8.000     7.000   $1,761.04    360      1-Oct-25
4468297   WALNUT CREEK                CA    94596     SFD      7.500     7.000   $2,796.86    360      1-Oct-25
4468327   SARASOTA                    FL    34238     SFD      7.375     7.000   $1,823.39    360      1-Oct-25
4468352   CANTON                      MI    48188     SFD      7.750     7.000   $1,662.08    360      1-Nov-25
4468406   GARDEN CITY                 NY    11530     SFD      7.500     7.000   $1,817.96    360      1-Oct-25
4468437   CHANHASSEN                  MN    55317     SFD      7.625     7.000   $2,010.14    360      1-Oct-25
4468444   LONGVIEW                    WA    98632     SFD      7.500     7.000   $1,957.81    360      1-Nov-25
4468459   RANDOLPH                    NJ    07869     SFD      7.750     7.000   $1,705.07    360      1-Oct-25
4468467   DALTON                      GA    30720     SFD      7.625     7.000   $1,681.72    360      1-Oct-25
4468531   RANDOLPH                    NJ    07869     SFD      7.625     7.000   $2,427.74    360      1-Dec-25
4468607   INDIANAPOLIS                IN    46240     SFD      8.375     7.000   $2,280.22    360      1-Oct-25
4468652   MADISON                     WI    53716     SFD      7.375     7.000   $1,464.24    360      1-Oct-25
4468726   SUMTER                      SC    29150     SFD      7.750     7.000   $1,735.51    360      1-Nov-25
4468731   EUGENE                      OR    97408     SFD      8.000     7.000   $1,576.87    360      1-Oct-25
4468732   ALGONQUIN                   IL    60102     SFD      8.000     7.000   $1,769.11    360      1-Nov-25
4468739   HAMPSTEAD                   NH    03841     SFD      7.875     7.000   $1,689.42    360      1-Oct-25
4468753   WINSLOW                     ME    04901     SFD      8.000     7.000   $1,585.67    360      1-Oct-25
4468817   MOUTAIN VIEW                CA    94040     SFD      7.500     7.000   $1,789.99    360      1-Oct-25
4468839   NORTHBROOK                  IL    60062     SFD      8.000     7.000   $2,348.05    360      1-Nov-25

   (i)              (ii)                             (iii)      (iv)      (v)       (vi)     (vii)      (viii)
  -----   ------------------------- -----   -----   --------  --------  -------- ---------- --------  ----------
                                                                          NET
 MORTGAGE                                                     MORTGAGE  MORTGAGE  CURRENT   ORIGINAL  SCHEDULED
   LOAN                                      ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY   TERM TO    MATURITY
  NUMBER            CITY            STATE    CODE     TYPE      RATE      RATE    PAYMENT   MATURITY     DATE
 -------- --------------------------------- -----   --------  --------  -------- ---------- -------- -----------
4468863   LAGUNA NIGUEL               CA    92677     SFD      7.250     7.000   $1,967.06    360      1-Nov-25
4468915   ARLINGTON HEIGHTS           IL    60004     SFD      7.500     7.000   $1,608.20    360      1-Nov-25
4468921   ASHBURN                     VA    22011     SFD      8.250     7.000   $1,879.67    360      1-Nov-25
4469004   LAUREL                      MD    20723     SFD      7.875     7.000   $1,711.17    360      1-Oct-25
4469040   FORT COLLINS                CO    80525     SFD      8.000     7.000   $1,742.70    360      1-Nov-25
4469049   HALF MOON BAY               CA    94019     SFD      7.375     7.000   $2,016.78    360      1-Nov-25
4469075   CLIVE                       IA    50325     SFD      7.500     7.000   $1,675.32    360      1-Dec-25
4469167   EDGEWOOD                    KY    41017     SFD      8.375     7.000   $1,551.31    360      1-Oct-25
4469190   ALPHARETTA                  GA    30201     SFD      8.125     7.000   $1,643.89    360      1-Nov-25
4469205   EAST HILLS                  NY    11548     SFD      7.500     7.000   $3,115.01    360      1-Nov-25
4469224   WESTMINSTER                 CO    80234     SFD      7.625     7.000   $1,532.38    360      1-Dec-25
4469256   TRUMBULL                    CT    06611     SFD      7.875     7.000   $1,906.57    360      1-Oct-25
4469261   CINCINNATI                  OH    45244     SFD      7.875     7.000   $1,661.86    360      1-Oct-25
4469265   HIGHLANDS RANCH             CO    80126     SFD      8.000     7.000   $1,551.18    360      1-Nov-25
4469294   READINGTON                  NJ    08870     SFD      7.250     7.000   $1,817.32    360      1-Dec-25
4469306   CARY                        NC    27513     SFD      7.375     7.000   $1,795.76    360      1-Nov-25
4469308   ALPHARETTA                  GA    30201     SFD      7.500     7.000   $2,096.95    360      1-Oct-25
4469331   LIBERTYVILLE                IL    60048     SFD      7.250     7.000   $1,910.10    360      1-Nov-25
4469385   DUBLIN                      CA    94568     SFD      7.500     7.000   $1,670.43    360      1-Nov-25
4469457   MORRISTOWN                  NJ    07960     SFD      8.125     7.000   $2,227.50    360      1-Oct-25
4469466   ALAMO                       CA    94507     SFD      7.250     7.000   $2,592.27    360      1-Nov-25
4469471   MEDFIELD                    MA    02052     SFD      7.625     7.000   $1,489.20    360      1-Nov-25
4469476   FREMONT                     CA    94538     SFD      8.625     7.000   $3,073.05    360      1-Oct-25
4469535   PLANO                       TX    75093     SFD      7.875     7.000   $1,660.41    360      1-Nov-25
4469549   PRINCETON                   NJ    08540     SFD      7.375     7.000   $1,761.23    360      1-Nov-25
4469574   NORTH WALES                 PA    19454     SFD      7.625     7.000   $1,950.68    360      1-Nov-25
4469663   FRANKLIN                    MA    02038     SFD      7.625     7.000   $1,953.52    360      1-Dec-25
4469690   SUNNYVALE                   CA    94086     LCO      7.875     7.000   $1,798.18    360      1-Oct-25
4469701   VIENNA                      VA    22182     SFD      8.250     7.000   $2,170.41    360      1-Oct-25
4469712   NEWTOWN                     CT    06482     SFD      7.875     7.000   $1,885.19    360      1-Nov-25
4469869   LOS GATOS                   CA    95030     SFD      7.125     6.905   $1,653.31    360      1-Nov-25
4469896   COLORADO SPRINGS            CO    80919     SFD      8.000     7.000   $2,164.61    360      1-Oct-25
4469908   NEW CANAAN                  CT    06840     SFD      6.875     6.655   $4,572.23    360      1-Oct-25
4469948   MYRTLE BEACH                SC    29575     SFD      7.875     7.000   $1,942.47    360      1-Oct-25
4469966   MIDLOTHIAN                  VA    23112     SFD      7.875     7.000   $2,175.21    360      1-Nov-25
4469979   APEX                        NC    27502     SFD      7.750     7.000   $1,519.52    360      1-Nov-25
4469991   MORGAN HILL                 CA    95037     SFD      7.625     7.000   $1,760.64    360      1-Nov-25
4469995   MORRISTOWN                  NJ    07960     SFD      7.500     7.000   $1,538.28    360      1-Nov-25
4470317   CHARLOTTE                   NC    28226     SFD      7.375     7.000   $1,588.56    360      1-Oct-25
4470359   DECATUR                     GA    30033     SFD      7.375     7.000   $1,518.80    360      1-Nov-25
4470367   EVERGREEN                   CO    80439     SFD      8.625     7.000   $2,222.53    360      1-Sep-25
4470401   PLEASANTON                  CA    94566     SFD      7.875     7.000   $3,683.36    360      1-Oct-25
4470458   FREMONT                     CA    94536     SFD      7.875     7.000   $1,680.35    360      1-Dec-25
4470469   ROCKWALL                    TX    75087     SFD      8.125     7.000   $1,883.35    360      1-Oct-25
4470481   WALNUT CREEK                CA    94596     SFD      7.625     7.000   $2,102.15    360      1-Oct-25
4470546   BLUE BELL                   PA    19422     SFD      7.500     7.000   $1,636.17    360      1-Nov-25
4470701   GURNEE                      IL    60031     SFD      7.625     7.000   $1,656.24    360      1-Nov-25
4470721   NATICK                      MA    01760     SFD      7.500     7.000   $1,549.46    360      1-Oct-25
4470769   GLENDALE                    CA    91207     SFD      8.375     7.000   $2,052.20    360      1-Oct-25
4470793   ALPHARETTA                  GA    30202     SFD      7.125     6.905   $2,137.71    360      1-Nov-25

   (i)              (ii)                             (iii)      (iv)      (v)       (vi)     (vii)      (viii)
  -----   ------------------------- -----   -----   --------  --------  -------- ---------- --------  ----------
                                                                          NET
 MORTGAGE                                                     MORTGAGE  MORTGAGE  CURRENT   ORIGINAL  SCHEDULED
   LOAN                                      ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY   TERM TO    MATURITY
  NUMBER            CITY            STATE    CODE     TYPE      RATE      RATE    PAYMENT   MATURITY     DATE
 -------- --------------------------------- -----   --------  --------  -------- ---------- -------- -----------
4470914   NEWARK                      DE    19711     SFD      7.750     7.000   $1,517.72    360      1-Oct-25
4470920   LONG VALLEY                 NJ    07853     SFD      7.500     7.000   $1,840.34    360      1-Nov-25
4470922   NORTH BRUNSWICK             NJ    08902     SFD      7.875     7.000   $1,722.77    360      1-Nov-25
4471008   ALPHARETTA                  GA    30202     SFD      7.750     7.000   $1,898.50    360      1-Nov-25
4471015   OVERLAND PARK               KS    66213     SFD      7.500     7.000   $1,643.16    360      1-Nov-25
4471117   RIVERDALE                   NY    10471     SFD      7.250     7.000   $1,910.10    360      1-Dec-25
4471152   RANDOLPH                    NJ    07869     SFD      7.375     7.000   $1,768.13    360      1-Oct-25
4471227   CARY                        NC    27511     SFD      8.250     7.000   $2,105.43    360      1-Nov-25
4471333   ALPHARETTA                  GA    30201     SFD      7.750     7.000   $1,921.42    360      1-Nov-25
4471341   DANVILLE                    CA    94506     SFD      7.500     7.000   $2,153.59    360      1-Nov-25
4471403   WEST WINDSOR                NJ    08648     SFD      7.750     7.000   $1,687.87    360      1-Oct-25
4471425   NORTH ANDOVER               MA    01845     SFD      7.375     7.000   $1,899.36    360      1-Dec-25
4471540   FEDERAL WAY                 WA    98023     SFD      7.750     7.000   $1,662.08    360      1-Dec-25
4471543   BOULDER                     CO    80302     SFD      7.625     7.000   $2,831.18    360      1-Nov-25
4471563   ROSWELL                     GA    30075     SFD      7.750     7.000   $1,643.45    360      1-Nov-25
4471580   VIENNA                      VA    22182     SFD      7.375     7.000   $1,554.02    360      1-Nov-25
4471587   LOS ALTOS                   CA    94022     SFD      8.000     7.000   $2,245.32    360      1-Nov-25
4471637   FAIRFIELD                   CT    06430     SFD      7.500     7.000   $2,489.21    360      1-Dec-25
4471641   HUNTINGTON BEACH            CA    92649     SFD      7.875     7.000   $1,740.17    360      1-Nov-25
4471658   ALEXANDRIA                  VA    22314     SFD      7.000     6.780   $2,095.71    360      1-Nov-25
4471706   ORANGE                      CA    92667     SFD      7.125     6.905   $1,956.48    360      1-Nov-25
4471724   CHICAGO                     IL    60614     THS      7.375     7.000   $1,878.64    360      1-Nov-25
4471757   KILDEER                     IL    60047     SFD      7.500     7.000   $1,905.71    360      1-Dec-25
4471788   MORGAN HILL                 CA    95037     SFD      7.625     7.000   $1,592.54    360      1-Nov-25
4471951   MORGAN HILL                 CA    95037     SFD      7.375     7.000   $1,739.82    360      1-Nov-25
4471959   RALEIGH                     NC    27613     SFD      7.750     7.000   $1,546.74    360      1-Nov-25
4472019   LAKE FOREST                 CA    92630     SFD      8.000     7.000   $1,882.11    360      1-Oct-25
4472097   NORTH BEND                  WA    98045     SFD      7.625     7.000   $1,873.54    360      1-Dec-25
4472101   CHANHASSEN                  MN    55317     SFD      7.375     7.000   $1,963.94    360      1-Dec-25
4472212   SAN RAMON                   CA    94583     SFD      7.375     7.000   $1,867.59    360      1-Nov-25
4472217   CINCINNATI                  OH    45255     SFD      7.750     7.000   $1,862.68    360      1-Nov-25
4472329   WILDWOOD                    MO    63005     SFD      7.375     7.000   $2,411.84    360      1-Nov-25
4472363   PARSIPPANY                  NJ    07054     SFD      7.375     7.000   $1,588.56    360      1-Nov-25
4472385   KNOXVILLE                   TN    37919     SFD      7.625     7.000   $1,475.40    360      1-Dec-25
4472449   IRVINE                      CA    92714     SFD      7.375     7.000   $1,864.83    360      1-Nov-25
4472491   ATLANTA                     GA    30306     SFD      7.125     6.905   $2,344.55    360      1-Nov-25
4472510   MONROE                      CT    06468     SFD      8.000     7.000   $1,617.96    360      1-Nov-25
4472552   OWASSO                      OK    74055     SFD      7.875     7.000   $1,928.69    360      1-Nov-25
4472582   BURNSVILLE                  MN    55337     SFD      8.500     7.000   $1,833.86    360      1-Nov-25
4472602   CHICAGO                     IL    60605     THS      8.000     7.000   $1,547.51    360      1-Nov-25
4472753   BATON ROUGE                 LA    70810     SFD      8.000     7.000   $1,882.11    360      1-Oct-25
4472805   NEWTOWN                     PA    18940     SFD      7.500     7.000   $1,490.03    360      1-Nov-25
4472808   GENEVA                      IL    60134     SFD      7.250     7.000   $1,691.80    360      1-Nov-25
4472865   WILMINGTON                  NC    28409     SFD      7.125     6.905   $1,775.25    360      1-Nov-25
4472904   CONCORD                     CA    94521     SFD      7.500     7.000   $1,722.87    360      1-Nov-25
4472939   FOLSOM                      CA    95630     SFD      7.625     7.000   $1,586.88    360      1-Oct-25
4473080   TRUMBULL                    CT    06612     SFD      7.875     7.000   $1,540.78    360      1-Nov-25
4473118   BROOKFIELD                  WI    53045     SFD      7.125     6.905   $1,975.84    240      1-Nov-15
4473198   LA CRESCENT                 MN    55947     SFD      7.125     6.905   $1,448.50    360      1-Nov-25
4473235   ARGYLE                      TX    76226     SFD      7.375     7.000   $1,729.46    360      1-Nov-25

   (i)              (ii)                             (iii)      (iv)      (v)       (vi)     (vii)      (viii)
  -----   ------------------------- -----   -----   --------  --------  -------- ---------- --------  ----------
                                                                          NET
 MORTGAGE                                                     MORTGAGE  MORTGAGE  CURRENT   ORIGINAL  SCHEDULED
   LOAN                                      ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY   TERM TO    MATURITY
  NUMBER            CITY            STATE    CODE     TYPE      RATE      RATE    PAYMENT   MATURITY     DATE
 -------- --------------------------------- -----   --------  --------  -------- ---------- -------- -----------
4473236   KILDEER                     IL    60047     SFD      7.375     7.000   $2,594.18    360      1-Nov-25
4473243   BASKING RIDGE               NJ    07920     SFD      7.375     7.000   $2,141.10    360      1-Nov-25
4473253   FLEMINGTON                  NJ    08822     SFD      8.125     7.000   $1,572.99    360      1-Dec-25
4473265   SAN JOSE                    CA    95117     SFD      7.250     7.000   $1,964.67    360      1-Nov-25
4473332   SOUTHLAKE                   TX    76092     SFD      7.125     6.905   $1,731.46    360      1-Oct-25
4473368   CARMEL                      IN    46032     SFD      7.125     6.905   $2,991.32    360      1-Nov-25
4473398   SEAFORD                     DE    19973     SFD      7.125     6.905   $1,448.50    360      1-Nov-25
4473399   SAN RAMON                   CA    94583     SFD      7.750     7.000   $3,117.83    360      1-Nov-25
4473436   SUDBURY                     MA    01776     SFD      8.250     7.000   $1,741.44    360      1-Nov-25
4473472   SAN FRANCISCO               CA    94132     SFD      7.375     7.000   $2,099.66    360      1-Nov-25
4473526   CARROLLTON                  KY    41008     SFD      7.375     7.000   $1,509.82    360      1-Nov-25
4473540   PIERMONT                    NY    10968     SFD      7.875     7.000   $1,918.54    360      1-Dec-25
4473658   CARY                        NC    27511     SFD      7.250     7.000   $1,860.98    360      1-Nov-25
4473669   SAN RAMON                   CA    94583     SFD      7.625     7.000   $2,328.29    360      1-Nov-25
4473719   MIDLAND                     MI    48640     SFD      7.125     6.905   $1,616.93    360      1-Dec-25
4473727   FLANDERS                    NJ    07836     SFD      8.000     7.000   $1,568.43    360      1-Nov-25
4473733   SANDY HOOK                  CT    06482     SFD      7.500     7.000   $2,111.28    360      1-Nov-25
4473763   BLOOMFIELD HILLS            MI    48304     SFD      7.375     7.000   $1,591.32    360      1-Dec-25
4473818   RALEIGH                     NC    27613     SFD      7.750     7.000   $1,748.05    360      1-Nov-25
4473820   PLEASANTON                  CA    94588     SFD      7.625     7.000   $1,896.89    360      1-Nov-25
4473873   CRYSTAL LAKE                IL    60014     SFD      8.250     7.000   $1,748.58    360      1-Nov-25
4474002   LANDENBERG                  PA    19350     SFD      7.250     7.000   $1,947.62    360      1-Nov-25
4474058   TRUMBULL                    CT    06611     SFD      8.000     7.000   $2,192.49    360      1-Nov-25
4474116   CONVENT STATION             NJ    07961     SFD      7.750     7.000   $2,579.09    360      1-Nov-25
4474216   SAN JOSE                    CA    95120     SFD      7.625     7.000   $2,831.18    360      1-Nov-25
4474295   CANTON                      MI    48188     SFD      7.250     7.000   $1,475.21    360      1-Dec-25
4474345   UPPER SADDLE RIVER          NJ    07458     SFD      7.875     7.000   $2,813.27    360      1-Nov-25
4474361   MADISON                     CT    06443     SFD      7.625     7.000   $1,684.55    360      1-Oct-25
4474398   SOUTHBURY                   CT    06488     SFD      8.000     7.000   $1,677.39    360      1-Nov-25
4474429   HOLLY SPRINGS               NC    27540     SFD      7.000     6.780   $1,500.93    360      1-Nov-25
4474432   ISSAQUAH                    WA    98027     SFD      7.500     7.000   $1,611.00    360      1-Nov-25
4474480   PLEASANTON                  CA    94566     SFD      7.375     7.000   $2,569.32    360      1-Nov-25
4474489   NEWARK                      DE    19711     SFD      7.125     6.905   $1,603.46    360      1-Nov-25
4474490   RADNOR                      PA    19087     SFD      7.375     7.000   $2,520.97    360      1-Nov-25
4474505   PLANO                       TX    75093     SFD      7.875     7.000   $2,372.43    360      1-Nov-25
4474531   PRINCETON                   NJ    08540     SFD      7.375     7.000   $3,004.44    360      1-Dec-25
4474542   COPPELL                     TX    75019     SFD      7.000     6.780   $1,729.79    360      1-Nov-25
4474590   SIMSBURY                    CT    06070     SFD      7.125     6.905   $2,209.80    360      1-Dec-25
4474617   RICHARDSON                  TX    75082     SFD      7.875     7.000   $1,724.22    360      1-Dec-25
4474718   HALF MOON BAY               CA    94019     SFD      7.375     7.000   $2,127.28    360      1-Nov-25
4474812   LOVELAND                    OH    45140     SFD      7.125     6.905   $1,515.87    360      1-Nov-25
4474918   DANVILLE                    CA    94526     SFD      8.000     7.000   $2,054.55    360      1-Oct-25
4474945   PLEASANT HILL               CA    94523     SFD      7.750     7.000   $1,676.41    360      1-Nov-25
4474964   KENILWORTH                  IL    60043     SFD      7.250     7.000   $3,751.97    360      1-Nov-25
4475001   TENAFLY                     NJ    07670     SFD      8.250     7.000   $2,969.39    360      1-Nov-25
4475033   WILDWOOD                    MO    63011     SFD      7.625     7.000   $1,642.09    360      1-Dec-25
4475038   BELLE MEAD                  NJ    08502     SFD      7.250     7.000   $2,292.12    360      1-Dec-25
4475045   CARY                        NC    27511     SFD      7.750     7.000   $1,755.21    360      1-Nov-25
4475157   FOOTHILL RANCH              CA    92610     SFD      8.375     7.000   $1,999.38    360      1-Nov-25
4475178   DALLAS                      TX    75287     SFD      7.250     7.000   $1,391.99    360      1-Nov-25

   (i)              (ii)                             (iii)      (iv)      (v)       (vi)     (vii)      (viii)
  -----   ------------------------- -----   -----   --------  --------  -------- ---------- --------  ----------
                                                                          NET
 MORTGAGE                                                     MORTGAGE  MORTGAGE  CURRENT   ORIGINAL  SCHEDULED
   LOAN                                      ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY   TERM TO    MATURITY
  NUMBER            CITY            STATE    CODE     TYPE      RATE      RATE    PAYMENT   MATURITY     DATE
 -------- --------------------------------- -----   --------  --------  -------- ---------- -------- -----------
4475251   MISSION VIEJO               CA    92692     PUD      7.625     7.000   $2,039.51    360      1-Nov-25
4475298   SOUTHLAKE                   TX    76092     SFD      8.000     7.000   $2,553.51    360      1-Nov-25
4475304   YUCAIPA                     CA    92399     SFD      8.125     7.000   $2,923.59    360      1-Nov-25
4475342   KINNELON                    NJ    07405     SFD      7.500     7.000   $2,768.89    360      1-Dec-25
4475375   ALLEN                       TX    75013     SFD      7.625     7.000   $2,222.48    360      1-Nov-25
4475418   PLEASANTON                  CA    94566     SFD      7.750     7.000   $1,844.77    360      1-Nov-25
4475436   RICHARDSON                  TX    75082     SFD      7.250     7.000   $1,440.76    360      1-Nov-25
4475476   FOOTHILL RANCH              CA    92610     SFD      7.375     7.000   $1,560.93    360      1-Nov-25
4475589   MARTINSVILLE                NJ    08836     SFD      7.250     7.000   $1,422.34    360      1-Dec-25
4475641   MISSION VIEJO               CA    92692     SFD      7.500     7.000   $1,614.84    360      1-Nov-25
4475758   PLANO                       TX    75023     SFD      8.000     7.000   $2,623.95    360      1-Nov-25
4475842   WALNUT CREEK                CA    94595     SFD      7.250     7.000   $2,251.19    360      1-Nov-25
4475949   CHESTERFIELD                MO    63017     SFD      7.750     7.000   $1,690.74    360      1-Dec-25
4475950   TOPSFIELD                   MA    01983     SFD      7.250     7.000   $2,046.53    360      1-Dec-25
4476018   LOS GATOS                   CA    95030     SFD      7.625     7.000   $2,310.24    360      1-Nov-25
4476023   PRINCETON                   NJ    08540     THS      7.375     7.000   $1,920.08    360      1-Nov-25
4476090   LOS GATOS                   CA    95030     SFD      7.375     7.000   $4,061.17    360      1-Dec-25
4476091   LITTLETON                   CO    80127     SFD      8.000     7.000   $2,218.91    360      1-Nov-25
4476168   THE WOODLANDS               TX    77381     SFD      7.875     7.000   $2,218.72    360      1-Nov-25
4476307   EMMAUS                      PA    18049     SFD      8.125     7.000   $1,749.33    360      1-Nov-25
4476367   SAN JOSE                    CA    95125     SFD      7.250     7.000   $1,582.65    360      1-Nov-25
4476459   SIMI VALLEY                 CA    93062     SFD      8.000     7.000   $1,794.79    360      1-Nov-25
4476477   MONTVALE                    NJ    07645     SFD      7.500     7.000   $1,852.92    360      1-Dec-25
4476491   SAN JOSE                    CA    95135     SFD      7.750     7.000   $2,475.93    360      1-Nov-25
4476494   OVERLAND PARK               KS    66213     SFD      7.500     7.000   $1,541.42    360      1-Nov-25
4476511   HOUSTON                     TX    77069     SFD      7.625     7.000   $3,097.31    360      1-Nov-25
4476634   COPPELL                     TX    75019     SFD      7.875     7.000   $2,152.37    360      1-Oct-25
4477080   PARK CITY                   UT    84060     SFD      7.875     7.000   $1,903.31    360      1-Dec-25
4477113   O'FALLON                    IL    62269     SFD      7.500     7.000   $1,873.90    360      1-Nov-25
4477155   PLEASANT HILL               CA    94523     SFD      7.750     7.000   $1,902.08    360      1-Dec-25
4477215   BOXFORD                     MA    01921     SFD      7.500     7.000   $2,286.44    360      1-Dec-25
4477244   NORTH ANDOVER               MA    01845     SFD      7.500     7.000   $2,403.55    360      1-Dec-25
4477318   SMITHTOWN                   NY    11787     SFD      8.250     7.000   $1,791.78    360      1-Nov-25
4477727   CHARLOTTE                   NC    28277     SFD      8.000     7.000   $2,509.48    360      1-Nov-25
4477772   YORBA LINDA                 CA    92687     SFD      8.000     7.000   $1,766.54    360      1-Dec-25
4477808   TINLEY PARK                 IL    60477     SFD      7.500     7.000   $1,538.28    360      1-Nov-25
4477962   HALF MOON BAY               CA    94019     THS      7.250     7.000   $1,500.79    360      1-Nov-25
4477993   NEW FAIRFIELD               CT    06812     SFD      7.000     6.780   $1,908.09    360      1-Dec-25
4478083   MANASSAS                    VA    22111     SFD      7.750     7.000   $1,520.95    360      1-Nov-25
4478114   DANBURY                     CT    06811     SFD      7.875     7.000   $1,853.28    360      1-Dec-25
4478124   GAINESVILLE                 FL    32608     SFD      7.750     7.000   $1,506.26    360      1-Dec-25
4478209   LITTLETON                   CO    80120     SFD      7.875     7.000   $1,941.38    360      1-Nov-25
4478238   ST CHARLES                  IL    60175     SFD      7.250     7.000   $1,698.62    360      1-Dec-25
4478344   NEWARK                      DE    19711     SFD      7.250     7.000   $1,500.79    360      1-Dec-25
4478500   BENICIA                     CA    94510     SFD      7.500     7.000   $1,459.96    360      1-Dec-25
4478596   SCOTTSDALE                  AZ    85254     SFD      7.625     7.000   $1,769.49    360      1-Dec-25
4478694   HIGHLANDS RANCH             CO    80126     SFD      7.750     7.000   $1,624.83    360      1-Dec-25
4478708   SAN CARLOS                  CA    94071     SFD      7.250     7.000   $2,813.98    360      1-Nov-25
4478723   LOUISVILLE                  KY    40241     SFD      7.750     7.000   $1,515.22    360      1-Dec-25
4478732   DOVE CANYON                 CA    92679     PUD      7.875     7.000   $2,133.88    360      1-Dec-25

   (i)              (ii)                             (iii)      (iv)      (v)       (vi)     (vii)      (viii)
  -----   ------------------------- -----   -----   --------  --------  -------- ---------- --------  ----------
                                                                          NET
 MORTGAGE                                                     MORTGAGE  MORTGAGE  CURRENT   ORIGINAL  SCHEDULED
   LOAN                                      ZIP    PROPERTY  INTEREST  INTEREST  MONTHLY   TERM TO    MATURITY
  NUMBER            CITY            STATE    CODE     TYPE      RATE      RATE    PAYMENT   MATURITY     DATE
 -------- --------------------------------- -----   --------  --------  -------- ---------- -------- -----------
4478770   SAN JUAN CAPISTRANO         CA    92679     SFD      7.750     7.000   $1,590.44    360      1-Dec-25
4478872   MACON                       GA    31210     SFD      7.750     7.000   $1,991.63    360      1-Dec-25
4478902   RIDGEWOOD                   NJ    07450     SFD      7.000     6.780   $2,661.21    360      1-Dec-25
4479251   PROSPECT                    KY    40059     SFD      7.625     7.000   $2,109.23    360      1-Dec-25
4479354   ATLANTA                     GA    30328     SFD      8.125     7.000   $1,814.30    360      1-Nov-25
4479427   WEST CHESTER                PA    19382     SFD      7.375     7.000   $1,958.07    360      1-Dec-25
4479547   MILL VALLEY                 CA    94941     SFD      7.125     6.905   $1,845.99    360      1-Nov-25
4479636   SOUTHBURY                   CT    06488     SFD      7.375     7.000   $1,817.86    360      1-Dec-25
4479727   BERKELEY                    CA    94703     SFD      8.125     7.000   $1,670.62    360      1-Nov-25
4479867   LOS ALTOS                   CA    94022     SFD      7.750     7.000   $2,922.97    360      1-Dec-25
4480084   PLYMOUTH                    MN    55442     SFD      7.875     7.000   $1,580.66    360      1-Nov-25
4480093   RIDGEFIELD                  CT    06877     SFD      7.375     7.000   $2,348.30    360      1-Dec-25
4480101   BROWNSBURG                  IN    46112     SFD      7.875     7.000   $1,840.23    360      1-Dec-25
4480301   DANVILLE                    CA    94506     SFD      7.875     7.000   $2,656.66    360      1-Dec-25
4480414   PLEASANTON                  CA    94566     SFD      6.875     6.655   $2,789.98    360      1-Dec-25
4480638   CINCINNATI                  OH    45249     SFD      7.375     7.000   $1,536.07    360      1-Dec-25
4480758   DUNWOODY                    GA    30338     SFD      7.500     7.000   $1,592.12    360      1-Dec-25
4481314   CHATTANOOGA                 TN    37421     SFD      7.375     7.000   $1,491.86    360      1-Dec-25
4481377   ALPHARETTA                  GA    30202     SFD      7.500     7.000   $1,677.42    360      1-Dec-25
4481388   SAN CARLOS                  CA    94070     SFD      8.625     7.000   $3,683.62    360      1-Dec-25
4481604   LAKE MOHAWK                 NJ    07871     SFD      8.000     7.000   $1,626.03    360      1-Nov-25
4481721   DANVILLE                    CA    94526     PUD      8.375     7.000       $0.00    360      1-Nov-25
4481976   LOUISVILLE                  KY    40241     SFD      7.375     7.000   $1,652.10    360      1-Dec-25
4482524   PITTSFORD                   NY    14534     SFD      7.375     7.000   $1,616.18    360      1-Dec-25
4482804   EDEN PRAIRIE                MN    55347     SFD      7.500     7.000   $2,041.71    360      1-Dec-25
4485580   MORRISTOWN                  NJ    07960     SFD      7.250     7.000   $1,637.23    360      1-Jan-26
4486530   GLEN ELLYN                  IL    60137     SFD      7.000     6.780   $1,683.22    360      1-Jan-26
4487082   RIDGEFIELD                  CT    06877     SFD      7.500     7.000   $2,866.78    360      1-Dec-25
9021479   WESTERVILLE                 OH    43081     SFD      8.750     7.000     $354.02    360      1-May-17
9049286   MARIETTA                    GA    30067     LCO      8.500     7.000     $414.45    360      1-Sep-18
9126800   CARMEL                      NY    10512     SFD      7.755     7.000   $1,994.37    360      1-Jun-21
9132920   BROOKFIELD                  CT    06804     SFD      9.500     7.000   $1,875.11    360      1-Jul-21

   (i)          (ix)         (x)      (xi)     (xii)     (xiii)    (xiv)      (xv)
  -----    --------------   ------ --------- ---------- -------- ---------------------
               CUT-OFF
 MORTGAGE       DATE                          MORTGAGE             MASTER    FIXED
   LOAN       PRINCIPAL                      INSURANCE  SERVICE   SERVICE   RETAINED
  NUMBER       BALANCE       LTV    SUBSIDY     CODE      FEE       FEE      YIELD
---------- --------------   ------ --------- ---------- -------- ---------------------
3026509        $154,345.23    41.03                      0.200     0.0200    1.2800
3032886        $234,044.48    94.90                      0.200     0.0200    1.4050
3090790         $62,215.88    35.67                      0.200     0.0200    1.0300
3155152        $220,888.94    95.00  GD 3YR              0.200     0.0200    0.5300
3163116        $205,848.45    95.00  GD 3YR              0.200     0.0200    0.5300
3176467         $87,342.98    89.99                      0.200     0.0200    0.0000
3200698        $208,084.58    94.99  GD 3YR              0.200     0.0200    0.7800
3212126        $287,221.83    95.00                      0.200     0.0200    0.4050
3226636        $271,348.14    94.99  GD 5YR              0.200     0.0200    1.4050
3227384        $227,077.69    94.57                      0.200     0.0200    1.0300
3236609        $248,261.57    94.99                      0.200     0.0200    1.1550
3237936        $216,001.05    94.98                      0.200     0.0200    0.6550
3248004        $207,149.62    94.99                      0.200     0.0200    0.7800
3249790        $250,877.96    78.14                      0.200     0.0200    0.0000
3262263        $219,408.42    94.97  GD 2YR              0.200     0.0200    0.6550
3273599        $227,069.49    95.00                      0.200     0.0200    0.2800
3284005        $208,791.63    94.98                      0.200     0.0200    0.4050
3292147        $265,919.16    95.00                      0.200     0.0200    0.5300
3301193        $268,396.95    95.00                      0.200     0.0200    0.0000
3303157        $245,088.14    95.00  GD 1YR              0.200     0.0200    0.2800
3303879        $237,072.92    95.00                      0.200     0.0200    0.4050
3334284        $259,191.35    95.00                      0.200     0.0200    0.4050
3340417        $373,211.96    90.00                      0.200     0.0200    0.0000
3344455        $271,857.18    92.69                      0.200     0.0200    0.0300
3344795        $222,591.34    95.00                      0.200     0.0200    0.0300
3345774        $227,805.24    95.00                      0.200     0.0200    0.4050
3352235        $244,354.96    95.00  GD 3YR              0.200     0.0200    0.0000
3361512        $273,284.50    95.00                      0.200     0.0200    0.0000
3375008        $272,887.66    95.00                      0.200     0.0200    0.0000
3379848        $258,086.76    94.99                      0.200     0.0200    0.0000
3381677        $260,372.44    95.00                      0.200     0.0200    0.0300
3392515        $222,890.15    95.00                      0.200     0.0200    0.0000
3408046        $201,845.04    95.00                      0.200     0.0200    0.2800
3418752        $244,482.19    95.00                      0.200     0.0200    0.0000
3423760        $278,432.88    95.00                      0.200     0.0200    0.0000
3430317        $232,616.33    95.00  GD 3YR              0.200     0.0200    0.0000
3440973        $213,805.71    95.00                      0.200     0.0200    0.0000
3473485        $234,087.30    95.00                      0.200     0.0200    0.0300
3477796        $149,802.56    89.29  GD 4YR              0.200     0.0200    0.0000
3479034        $226,660.46    90.00                      0.200     0.0200    0.6550
3481053        $208,985.52    95.00  FG 5YR              0.200     0.0200    0.1550
3484592        $256,553.26    94.98                      0.200     0.0200    0.0300
3486391        $269,528.60    94.99  GD 5YR              0.200     0.0200    0.0000
3504826         $96,465.58    78.40                      0.200     0.0200    0.0300
3512104        $243,557.85    64.27                      0.200     0.0200    1.2800
3530062        $223,433.29    94.83  GD 2YR              0.200     0.0200    1.4050
3532761        $315,478.26    56.52                      0.200     0.0200    0.6550
3539786        $234,317.69    79.99                      0.200     0.0200    0.5300
3544585        $223,270.64    79.99  GD 3YR              0.200     0.0200    1.1550
3544854        $109,461.46    94.98                      0.200     0.0200    0.7800

   (i)          (ix)         (x)      (xi)     (xii)     (xiii)    (xiv)      (xv)
  -----    --------------   ------ --------- ---------- -------- ---------------------
               CUT-OFF
 MORTGAGE       DATE                          MORTGAGE             MASTER    FIXED
   LOAN       PRINCIPAL                      INSURANCE  SERVICE   SERVICE   RETAINED
  NUMBER       BALANCE       LTV    SUBSIDY     CODE      FEE       FEE      YIELD
 --------  --------------   ------ --------- ---------- -------- ---------------------
3546548        $282,314.57    85.32                      0.200     0.0200    0.6550
3556323        $214,386.95    90.00                      0.200     0.0200    1.6550
3560270        $299,539.08    73.49  GD 3YR              0.200     0.0200    1.4050
3560683         $75,016.71    94.97                      0.200     0.0200    1.6550
3562590        $531,815.54    90.00  GD 5YR      33      0.200     0.0200    2.6550
3563955        $220,850.44    53.70                      0.200     0.0200    1.9050
3566266        $237,442.89    80.00                      0.200     0.0200    0.5300
3567040        $249,709.77    75.76                      0.200     0.0200    0.1550
3567204        $462,960.45    80.00                      0.200     0.0200    0.2800
3569103        $219,672.42    65.16                      0.200     0.0200    0.2800
3571354        $296,747.60    45.34  GD 4YR              0.200     0.0200    0.4050
3572616        $329,985.90    82.56                      0.200     0.0200    0.0000
3574959        $239,660.13    89.55  GD 3YR              0.200     0.0200    0.5300
3575446        $414,680.21    74.11                      0.200     0.0200    0.5300
3575638        $249,425.79    76.95                      0.200     0.0200    0.1550
3576130        $244,653.04    88.16                      0.200     0.0200    0.5300
3577006        $448,087.63    90.00              33      0.200     0.0200    0.4050
3577268        $257,490.23    86.55                      0.200     0.0200    0.9050
3579519        $448,617.65    90.00  GD 5YR      33      0.200     0.0200    0.1550
3579699        $224,833.01    79.79                      0.200     0.0200    0.2800
3580829        $292,665.30    89.89                      0.200     0.0200    0.9050
3582225        $233,238.26    93.97  GD 3YR              0.200     0.0200    0.9050
3582277        $279,572.55    63.26  GD 3YR              0.200     0.0200    0.1550
3582554        $299,542.04    81.08                      0.200     0.0200    0.1550
3583958        $267,610.82    79.76                      0.200     0.0200    0.4050
3584238        $289,412.34    85.29                      0.200     0.0200    0.7800
3584594        $239,812.77    79.16                      0.200     0.0200    0.0300
3584898        $267,072.84    68.35                      0.200     0.0200    0.4050
3585243        $275,537.82    88.50                      0.200     0.0200    0.9050
3585301        $273,737.77    76.22                      0.200     0.0200    0.0000
3585888        $207,403.51    89.85  GD 5YR              0.200     0.0200    0.5300
3586111        $221,286.19    80.00                      0.200     0.0200    0.5300
3586284        $277,956.38    87.82                      0.200     0.0200    0.5300
3587674        $219,647.08    79.71                      0.200     0.0200    0.0000
3587919        $256,338.61    89.99  GD 2YR              0.200     0.0200    0.4050
3588407        $297,315.52    76.61                      0.200     0.0200    0.1550
3588532        $299,530.53    70.37  GD 3YR              0.200     0.0200    0.0300
3588543        $249,467.20    52.34                      0.200     0.0200    0.5300
3588998        $502,870.82    80.00  GD 3YR              0.200     0.0200    0.2800
3589747        $212,561.33    79.97                      0.200     0.0200    0.0300
3590533        $252,601.63    80.00                      0.200     0.0200    0.6550
3590627        $283,379.40    80.00                      0.200     0.0200    0.4050
3590640        $278,315.14    80.00                      0.200     0.0200    0.6550
3591175        $348,160.36    79.95                      0.200     0.0200    0.1550
3591234        $364,119.11    71.91  GD 3YR              0.200     0.0200    0.0000
3591757        $245,960.31    61.58                      0.200     0.0200    0.1550
3591774        $648,507.06    74.71                      0.200     0.0200    0.1550
3591980        $231,343.37    79.85                      0.200     0.0200    0.4050
3592427        $239,412.40    80.00                      0.200     0.0200    0.2800
3592647        $270,840.47    90.00                      0.200     0.0200    1.1550

   (i)          (ix)         (x)      (xi)     (xii)     (xiii)    (xiv)      (xv)
  -----    --------------   ------ --------- ---------- -------- ---------------------
               CUT-OFF
 MORTGAGE       DATE                          MORTGAGE             MASTER    FIXED
   LOAN       PRINCIPAL                      INSURANCE  SERVICE   SERVICE   RETAINED
  NUMBER       BALANCE       LTV    SUBSIDY     CODE      FEE       FEE      YIELD
 --------  --------------   ------ --------- ---------- -------- ---------------------
3592681        $279,418.10    77.56                      0.200     0.0200    0.6550
3592825        $348,416.88    77.78                      0.200     0.0200    0.2800
3592891        $219,465.51    94.38                      0.200     0.0200    0.9050
3593895        $244,625.99    72.82                      0.200     0.0200    0.1550
3594044        $248,610.34    68.03                      0.200     0.0200    0.0300
3595080        $265,653.49    79.99                      0.200     0.0200    0.2800
3595323        $233,462.54    80.00                      0.200     0.0200    0.1550
3595521        $219,664.15    68.99                      0.200     0.0200    0.1550
3595528        $217,957.81    74.66                      0.200     0.0200    0.1550
3595693        $263,831.65    78.76                      0.200     0.0200    1.0300
3596022        $209,493.20    75.27                      0.200     0.0200    0.0000
3596098        $235,116.55    84.67                      0.200     0.0200    0.5300
3596564        $213,904.21    85.04                      0.200     0.0200    0.6550
3596584        $299,564.34    78.95                      0.200     0.0200    0.4050
3597177        $267,334.55    79.99                      0.200     0.0200    0.1550
3598229        $219,846.31    95.00                      0.200     0.0200    1.1550
3598616        $246,460.24    95.00                      0.200     0.0200    0.4050
3599154        $345,430.64    78.71                      0.200     0.0200    0.6550
3599284        $277,734.93    90.00                      0.200     0.0200    0.9050
3599294        $334,286.06    75.28  GD 2YR              0.200     0.0200    0.5300
3599448        $267,590.89    80.00                      0.200     0.0200    0.1550
3599900        $324,478.65    72.98                      0.200     0.0200    0.0000
3599927        $265,436.18    80.00                      0.200     0.0200    0.0000
3601037        $349,215.84    74.33                      0.200     0.0200    0.2800
3601064        $260,521.12    90.00  GD 3YR              0.200     0.0200    0.4050
3601664        $255,966.93    90.00  GD 3YR              0.200     0.0200    0.6550
3601775        $296,317.83    74.81                      0.200     0.0200    0.1550
3601946        $259,781.56    72.22                      0.200     0.0200    0.0000
3602176        $256,036.89    95.00  GD 3YR              0.200     0.0200    0.5300
4447496        $259,431.84    73.86  GD 3YR              0.200     0.0200    0.4050
4447907        $249,396.66    75.76                      0.200     0.0200    0.0000
4448536        $233,234.42    79.97                      0.200     0.0200    0.0300
4449029        $280,193.18    90.00                      0.200     0.0200    0.2800
4449365        $281,149.51    80.00                      0.200     0.0200    0.2800
4449452        $267,920.04    89.99                      0.200     0.0200    0.5300
4449591        $349,215.84    53.63                      0.200     0.0200    0.2800
4449665        $270,445.30    95.00                      0.200     0.0200    1.6550
4449891        $217,822.20    70.85                      0.200     0.0200    0.2800
4449915        $219,411.59    94.98  GD 2YR              0.200     0.0200    0.9050
4449974        $299,530.53    68.18                      0.200     0.0200    0.0300
4450140        $222,581.01    95.00                      0.200     0.0200    0.2800
4450479        $219,121.09    73.33                      0.200     0.0200    0.1550
4450880        $240,762.68    80.00                      0.200     0.0200    0.1550
4450918        $390,345.17    80.00                      0.200     0.0200    0.4050
4451128        $229,509.85    79.86                      0.200     0.0200    0.5300
4451193        $219,337.10    80.00                      0.200     0.0200    0.2800
4451202        $323,992.12    89.99                      0.200     0.0200    0.7800
4451421        $221,534.40    79.00  GD 5YR              0.200     0.0200    0.0000
4451511        $236,500.93    80.00                      0.200     0.0200    0.2800
4451919        $299,553.31    64.52                      0.200     0.0200    0.2800

   (i)          (ix)         (x)      (xi)     (xii)     (xiii)    (xiv)      (xv)
  -----    --------------   ------ --------- ---------- -------- ---------------------
               CUT-OFF
 MORTGAGE       DATE                          MORTGAGE             MASTER    FIXED
   LOAN       PRINCIPAL                      INSURANCE  SERVICE   SERVICE   RETAINED
  NUMBER       BALANCE       LTV    SUBSIDY     CODE      FEE       FEE      YIELD
 --------  --------------   ------ --------- ---------- -------- ---------------------
4451923        $299,327.87    59.04                      0.200     0.0200    0.2800
4452080        $363,751.58    79.99                      0.200     0.0200    0.0000
4452178        $278,633.14    90.88                      0.200     0.0200    0.9050
4452298        $242,503.72    87.41                      0.200     0.0200    0.9050
4452595        $264,624.71    75.28                      0.200     0.0200    0.5300
4452597        $245,071.86    80.00                      0.200     0.0200    0.5300
4453116        $345,000.00    65.09  GD 4YR              0.200     0.0200    0.0300
4453153        $522,854.98    80.00                      0.200     0.0200    0.4050
4453268        $354,970.69    90.00                      0.200     0.0200    0.2800
4453712        $215,390.47    90.00                      0.200     0.0200    0.6550
4453788        $227,514.11    95.00                      0.200     0.0200    0.5300
4453882        $219,542.79    77.19                      0.200     0.0200    0.6550
4454118        $377,333.81    90.00                      0.200     0.0200    0.7800
4454152        $238,236.85    91.75                      0.200     0.0200    0.9050
4454190        $285,411.32    70.52                      0.200     0.0200    0.1550
4454239        $299,376.55    47.62  GD 3YR              0.200     0.0200    0.6550
4454418        $234,809.42    90.00                      0.200     0.0200    0.1550
4454616        $252,400.96    83.97                      0.200     0.0200    0.6550
4454623        $209,702.60    89.36                      0.200     0.0200    0.5300
4454695        $295,468.97    90.00  GD 6YR              0.200     0.0200    0.5300
4454866        $386,423.76    90.00  GD 3YR              0.200     0.0200    0.2800
4455193        $438,864.55    85.00  GD 5YR      33      0.200     0.0200    0.2800
4455324        $263,344.94    90.00                      0.200     0.0200    0.7800
4455377        $249,598.97    57.47                      0.200     0.0200    0.0000
4455515        $255,805.20    76.99                      0.200     0.0200    0.1550
4455573        $211,981.34    94.67                      0.200     0.0200    0.5300
4455625        $270,495.62    80.00                      0.200     0.0200    0.0000
4455782        $219,442.32    80.00                      0.200     0.0200    0.0000
4455898        $229,484.69    86.47                      0.200     0.0200    0.2800
4456340        $214,687.79    86.00                      0.200     0.0200    0.4050
4456368        $428,612.24    71.67                      0.200     0.0200    0.0000
4456375        $303,242.11    90.00                      0.200     0.0200    0.0300
4456425        $421,953.73    90.00  GD 5YR      33      0.200     0.0200    0.0000
4456591        $219,469.04    61.97                      0.200     0.0200    0.0000
4456653        $514,293.25    80.00  GD 3YR              0.200     0.0200    0.0000
4456844        $487,273.40    80.00                      0.200     0.0200    0.2800
4456871        $246,486.67    95.00                      0.200     0.0200    0.6550
4457308        $304,299.47    76.25  GD 3YR              0.200     0.0200    0.1550
4457411        $336,037.97    86.54              06      0.200     0.0200    1.2800
4457578        $299,293.66    77.52                      0.200     0.0200    0.0300
4457597        $231,113.53    80.00                      0.200     0.0200    0.1550
4457787        $246,842.50    95.00  GD 6YR              0.200     0.0200    1.0300
4457895        $234,432.86    71.96  GD 3YR              0.200     0.0200    0.0000
4457930        $339,202.20    80.00                      0.200     0.0200    0.4050
4457959        $314,345.37    90.00  GD 3YR              0.200     0.0200    0.6550
4457984        $322,162.21    90.00                      0.200     0.0200    0.9050
4457996        $423,352.74    80.00                      0.200     0.0200    0.1550
4458122        $478,812.72    80.00                      0.200     0.0200    0.0000
4458195        $211,513.06    80.00                      0.200     0.0200    0.1550
4458287        $229,310.81    67.06                      0.200     0.0200    0.2800

   (i)          (ix)         (x)      (xi)     (xii)     (xiii)    (xiv)      (xv)
  -----    --------------   ------ --------- ---------- -------- ---------------------
               CUT-OFF
 MORTGAGE       DATE                          MORTGAGE             MASTER    FIXED
   LOAN       PRINCIPAL                      INSURANCE  SERVICE   SERVICE   RETAINED
  NUMBER       BALANCE       LTV    SUBSIDY     CODE      FEE       FEE      YIELD
 --------  --------------   ------ --------- ---------- -------- ---------------------
4458324        $294,859.77    80.00                      0.200     0.0200    0.0000
4458355        $295,885.59    88.34                      0.200     0.0200    0.2800
4458356        $262,045.51    80.00  GD 3YR              0.200     0.0200    0.1550
4458358        $458,862.18    80.00                      0.200     0.0200    0.0000
4458370        $226,678.53    79.29                      0.200     0.0200    0.5300
4458514        $229,648.89    60.53                      0.200     0.0200    0.1550
4458795        $279,388.14    63.64                      0.200     0.0200    0.4050
4458988        $326,452.79    90.88                      0.200     0.0200    0.5300
4459046        $345,849.34    90.00  GD 5YR              0.200     0.0200    1.1550
4459047        $363,184.47    80.00                      0.200     0.0200    0.2800
4459086        $299,275.99    60.00  GD 3YR              0.200     0.0200    0.0000
4459102        $417,693.87    90.00              33      0.200     0.0200    1.0300
4459105        $216,124.62    90.00              06      0.200     0.0200    0.5300
4459112        $506,462.77    80.00                      0.200     0.0200    0.2800
4459159        $367,005.10    79.97  GD 4YR              0.200     0.0200    0.1550
4459352        $299,222.66    80.00                      0.200     0.0200    0.0300
4459621        $225,428.33    80.00                      0.200     0.0200    0.1550
4459707        $498,851.59    67.57                      0.200     0.0200    0.1550
4459896        $386,394.37    76.48                      0.200     0.0200    0.0300
4459985        $299,327.87    76.73                      0.200     0.0200    0.2800
4459987        $238,194.77    90.00                      0.200     0.0200    1.0300
4460150        $210,899.60    94.99                      0.200     0.0200    0.5300
4460232        $253,611.25    75.00                      0.200     0.0200    1.1550
4460483        $269,607.88    78.28                      0.200     0.0200    0.4050
4460496        $249,311.61    65.52                      0.200     0.0200    0.0300
4460769        $239,830.61    80.00  GD 4YR              0.200     0.0200    0.5300
4460812        $274,413.94    79.73                      0.200     0.0200    0.5300
4460826        $219,550.21    89.80                      0.200     0.0200    0.7800
4460901        $273,267.21    80.00                      0.200     0.0200    0.4050
4461053        $325,570.04    90.00                      0.200     0.0200    0.5300
4461102        $260,429.66    90.00                      0.200     0.0200    0.4050
4461120        $205,671.68    90.00  GD 2YR              0.200     0.0200    0.6550
4461270        $203,348.22    79.98                      0.200     0.0200    0.4050
4461283        $244,162.36    70.97                      0.200     0.0200    0.6550
4461326        $499,236.74    69.44                      0.200     0.0200    0.1550
4461350        $240,866.93    90.00                      0.200     0.0200    0.6550
4461397        $239,448.74    76.92                      0.200     0.0200    0.1550
4461442        $391,775.39    79.99                      0.200     0.0200    0.0300
4461484        $221,144.92    80.00                      0.200     0.0200    0.1550
4461528        $249,411.36    69.44                      0.200     0.0200    0.0300
4461534        $299,553.31    68.18                      0.200     0.0200    0.2800
4461852        $350,115.51    80.00                      0.200     0.0200    0.6550
4461922        $260,964.01    80.00                      0.200     0.0200    0.2800
4461939        $215,491.41    80.00                      0.200     0.0200    0.0300
4461982        $219,097.03    78.57                      0.200     0.0200    0.2800
4461992        $215,670.27    80.00                      0.200     0.0200    0.1550
4462033        $299,550.94    78.82                      0.200     0.0200    0.2800
4462044        $239,462.30    80.00                      0.200     0.0200    0.2800
4462052        $226,777.71    90.00                      0.200     0.0200    0.6550
4462114        $355,140.85    80.00                      0.200     0.0200    0.0000

   (i)          (ix)         (x)      (xi)     (xii)     (xiii)    (xiv)      (xv)
  -----    --------------   ------ --------- ---------- -------- ---------------------
               CUT-OFF
 MORTGAGE       DATE                          MORTGAGE             MASTER    FIXED
   LOAN       PRINCIPAL                      INSURANCE  SERVICE   SERVICE   RETAINED
  NUMBER       BALANCE       LTV    SUBSIDY     CODE      FEE       FEE      YIELD
 --------  --------------   ------ --------- ---------- -------- ---------------------
4462120        $498,822.75    78.13                      0.200     0.0200    0.0300
4462132        $325,232.43    83.59                      0.200     0.0200    0.0300
4462193        $329,260.67    62.38  GD 5YR              0.200     0.0200    0.2800
4462210        $243,687.57    90.00              33      0.200     0.0200    0.7800
4462225        $318,331.57    85.00                      0.200     0.0200    0.9050
4462289        $399,168.73    87.24  GD 5YR              0.200     0.0200    0.6550
4462419        $259,459.65    80.00                      0.200     0.0200    0.6550
4462431        $416,640.85    80.00                      0.200     0.0200    0.1550
4462709        $236,453.59    64.95  GD 3YR              0.200     0.0200    0.5300
4462710        $287,370.67    80.00                      0.200     0.0200    0.4050
4462733        $337,832.84    86.81                      0.200     0.0200    0.6550
4462736        $304,281.88    68.54  GD 5YR              0.200     0.0200    0.0300
4463168        $212,912.93    94.98                      0.200     0.0200    0.7800
4463195        $264,435.24    73.61  GD 7YR              0.200     0.0200    0.5300
4463222        $285,796.42    89.89                      0.200     0.0200    0.5300
4463281        $305,641.47    79.95                      0.200     0.0200    0.1550
4463348        $251,398.39    90.00                      0.200     0.0200    1.4050
4463384        $467,300.70    80.00                      0.200     0.0200    0.2800
4463443        $242,856.86    76.48                      0.200     0.0200    0.7800
4463488        $231,505.58    80.00                      0.200     0.0200    0.5300
4463553        $228,912.82    80.00                      0.200     0.0200    0.4050
4463560        $267,990.27    80.00                      0.200     0.0200    0.1550
4463596        $296,827.15    89.99                      0.200     0.0200    1.0300
4463606        $244,490.82    83.05                      0.200     0.0200    0.6550
4463719        $279,014.15    79.55                      0.200     0.0200    0.6550
4463841        $250,154.78    90.00                      0.200     0.0200    0.9050
4463847        $212,167.44    72.65                      0.200     0.0200    0.0300
4463866        $273,929.54    90.00                      0.200     0.0200    0.6550
4463911        $245,360.71    90.00                      0.200     0.0200    0.6550
4464003        $688,598.59    80.00                      0.200     0.0200    0.4050
4464008        $294,339.06    74.68                      0.200     0.0200    0.2800
4464150        $474,933.55    80.00  GD 3YR              0.200     0.0200    0.2800
4464158        $324,852.15    80.00  GD 3YR              0.200     0.0200    0.1550
4464165        $339,760.02    79.64                      0.200     0.0200    0.5300
4464196        $278,660.76    90.00                      0.200     0.0200    1.2800
4464254        $610,011.36    75.00                      0.200     0.0200    0.7800
4464283        $218,433.50    84.88                      0.200     0.0200    0.5300
4464310        $484,277.85    68.81                      0.200     0.0200    0.2800
4464372        $256,871.77    80.00                      0.200     0.0200    0.4050
4464398        $321,729.98    79.80  GD 6YR              0.200     0.0200    0.6550
4464686        $210,461.69    95.00              33      0.200     0.0200    0.6550
4464742        $271,249.20    90.00                      0.200     0.0200    0.7800
4464763        $437,089.76    80.00                      0.200     0.0200    0.6550
4464786        $299,360.67    77.92                      0.200     0.0200    0.5300
4464798        $300,873.30    89.99  GD 3YR              0.200     0.0200    0.5300
4464818        $323,274.10    80.00                      0.200     0.0200    0.2800
4464827        $219,696.19    78.85                      0.200     0.0200    0.6550
4464933        $288,830.22    74.36                      0.200     0.0200    0.2800
4464987        $232,739.25    94.99  GD 3YR              0.200     0.0200    0.9050
4465054        $261,482.34    94.93              33      0.200     0.0200    0.9050

   (i)          (ix)         (x)      (xi)     (xii)     (xiii)    (xiv)      (xv)
  -----    --------------   ------ --------- ---------- -------- ---------------------
               CUT-OFF
 MORTGAGE       DATE                          MORTGAGE             MASTER    FIXED
   LOAN       PRINCIPAL                      INSURANCE  SERVICE   SERVICE   RETAINED
  NUMBER       BALANCE       LTV    SUBSIDY     CODE      FEE       FEE      YIELD
 --------  --------------   ------ --------- ---------- -------- ---------------------
4465089        $522,883.29    80.00                      0.200     0.0200    0.5300
4465312        $232,650.98    89.83                      0.200     0.0200    1.0300
4465459        $343,762.15    85.00                      0.200     0.0200    0.5300
4465503        $234,658.74    76.99  GD 3YR              0.200     0.0200    0.4050
4465510        $229,409.21    31.55                      0.200     0.0200    0.5300
4465543        $206,747.23    80.00                      0.200     0.0200    0.4050
4465656        $231,716.54    79.99                      0.200     0.0200    0.1550
4465710        $215,088.02    90.00                      0.200     0.0200    0.6550
4465758        $214,339.87    68.25                      0.200     0.0200    0.5300
4465764        $242,482.12    85.26  GD 7YR              0.200     0.0200    0.5300
4465785        $424,116.46    73.91                      0.200     0.0200    0.6550
4465789        $349,438.55    77.78                      0.200     0.0200    0.0000
4465792        $299,564.34    94.04                      0.200     0.0200    0.4050
4465832        $599,128.70    80.00                      0.200     0.0200    0.4050
4465859        $223,035.50    54.45                      0.200     0.0200    0.6550
4465872        $279,583.08    77.46                      0.200     0.0200    0.2800
4465925        $249,453.69    67.02                      0.200     0.0200    0.4050
4465950        $223,534.48    80.00                      0.200     0.0200    0.6550
4465970        $681,034.17    74.58                      0.200     0.0200    0.5300
4465981        $379,236.59    79.99                      0.200     0.0200    0.4050
4465998        $323,517.58    80.00                      0.200     0.0200    0.2800
4466006        $289,350.26    72.50                      0.200     0.0200    0.2800
4466017        $249,493.38    68.49                      0.200     0.0200    0.7800
4466022        $236,320.14    80.00                      0.200     0.0200    0.7800
4466083        $251,543.26    79.99                      0.200     0.0200    0.5300
4466171        $249,439.89    78.13                      0.200     0.0200    0.2800
4466210        $269,424.59    57.46                      0.200     0.0200    0.5300
4466262        $255,238.03    80.00                      0.200     0.0200    0.5300
4466265        $249,627.76    79.11                      0.200     0.0200    0.2800
4466288        $244,653.04    73.13                      0.200     0.0200    0.5300
4466303        $292,375.59    63.28  GD 2YR              0.200     0.0200    0.5300
4466322        $254,838.59    80.00  GD 3YR              0.200     0.0200    0.5300
4466363        $267,396.95    95.00                      0.200     0.0200    1.1550
4466378        $331,418.84    89.99                      0.200     0.0200    1.1550
4466449        $222,933.83    95.00                      0.200     0.0200    0.5300
4466483        $443,287.75    80.00                      0.200     0.0200    0.0000
4466563        $319,569.13    78.05  GD 3YR              0.200     0.0200    0.7800
4466619        $314,361.68    89.22                      0.200     0.0200    0.7800
4466633        $216,222.21    80.00  GD 2YR              0.200     0.0200    0.4050
4466641        $241,795.10    95.00                      0.200     0.0200    1.1550
4466792        $260,410.09    90.00                      0.200     0.0200    1.1550
4466799        $206,806.72    79.99                      0.200     0.0200    0.5300
4466813        $237,344.63    95.00  GD 5YR              0.200     0.0200    0.9050
4466852        $299,344.43    75.95                      0.200     0.0200    0.4050
4466888        $498,907.42    68.97                      0.200     0.0200    0.4050
4466917        $287,571.18    80.00                      0.200     0.0200    0.2800
4466927        $299,310.95    63.60                      0.200     0.0200    0.1550
4466957        $501,832.77    79.99                      0.200     0.0200    0.1550
4467004        $249,506.05    71.43                      0.200     0.0200    0.9050
4467055        $314,361.68    90.00                      0.200     0.0200    0.7800

   (i)          (ix)         (x)      (xi)     (xii)     (xiii)    (xiv)      (xv)
  -----    --------------   ------ --------- ---------- -------- ---------------------
               CUT-OFF
 MORTGAGE       DATE                          MORTGAGE             MASTER    FIXED
   LOAN       PRINCIPAL                      INSURANCE  SERVICE   SERVICE   RETAINED
  NUMBER       BALANCE       LTV    SUBSIDY     CODE      FEE       FEE      YIELD
 --------  --------------   ------ --------- ---------- -------- ---------------------
4467082        $333,902.09    80.00                      0.200     0.0200    0.2800
4467152        $292,076.23    79.99                      0.200     0.0200    0.5300
4467185        $243,991.88    88.75  GD 3YR              0.200     0.0200    0.6550
4467188        $217,317.64    94.99                      0.200     0.0200    0.4050
4467290        $310,102.64    90.00  GD 5YR              0.200     0.0200    1.0300
4467469        $286,518.22    90.00                      0.200     0.0200    0.7800
4467496        $239,884.68    90.00                      0.200     0.0200    0.9050
4467507        $324,271.87    56.62                      0.200     0.0200    0.2800
4467566        $216,975.09    68.50                      0.200     0.0200    0.0000
4467579        $239,420.78    77.92  GD 3YR              0.200     0.0200    0.0000
4467606        $293,642.52    94.84                      0.200     0.0200    1.2800
4467615        $359,232.80    75.76  GD 4YR              0.200     0.0200    0.5300
4467651        $314,519.14    68.63                      0.200     0.0200    0.1550
4467680        $240,658.70    66.96                      0.200     0.0200    0.5300
4467729        $278,794.54    80.00                      0.200     0.0200    0.4050
4467741        $237,721.27    90.00                      0.200     0.0200    0.6550
4467751        $253,631.15    80.00                      0.200     0.0200    0.4050
4467776        $469,903.94    80.00                      0.200     0.0200    0.0000
4467789        $399,081.24    77.67                      0.200     0.0200    0.1550
4467806        $534,799.15    80.00                      0.200     0.0200    0.2800
4467824        $242,672.81    90.00                      0.200     0.0200    0.7800
4467835        $259,449.40    89.99                      0.200     0.0200    0.7800
4467894        $272,446.79    51.75  GD 3YR              0.200     0.0200    0.7800
4467939        $300,761.63    90.00                      0.200     0.0200    1.2800
4467942        $299,344.43    60.01                      0.200     0.0200    0.4050
4468006        $421,100.69    80.00                      0.200     0.0200    0.5300
4468155        $265,732.48    79.99                      0.200     0.0200    0.5300
4468174        $207,620.07    89.85  GD 8YR              0.200     0.0200    0.7800
4468289        $239,385.48    70.59                      0.200     0.0200    0.7800
4468297        $399,103.84    76.48                      0.200     0.0200    0.2800
4468327        $263,393.62    80.00                      0.200     0.0200    0.1550
4468352        $231,671.45    87.71                      0.200     0.0200    0.5300
4468406        $259,417.49    80.00  GD 2YR              0.200     0.0200    0.2800
4468437        $283,379.40    80.00                      0.200     0.0200    0.4050
4468444        $279,583.08    80.00                      0.200     0.0200    0.2800
4468459        $237,492.78    69.39                      0.200     0.0200    0.5300
4468467        $237,080.81    80.00                      0.200     0.0200    0.4050
4468531        $342,751.74    79.07                      0.200     0.0200    0.4050
4468607        $299,436.68    63.16                      0.200     0.0200    1.1550
4468652        $211,513.06    77.94                      0.200     0.0200    0.1550
4468726        $241,906.94    95.00              33      0.200     0.0200    0.5300
4468731        $214,464.51    74.13                      0.200     0.0200    0.7800
4468732        $240,775.36    90.00                      0.200     0.0200    0.7800
4468739        $232,515.76    89.62                      0.200     0.0200    0.6550
4468753        $215,662.09    94.99                      0.200     0.0200    0.7800
4468817        $255,426.46    80.00                      0.200     0.0200    0.2800
4468839        $319,569.13    84.21                      0.200     0.0200    0.7800
4468863        $287,550.91    90.00                      0.200     0.0200    0.0300
4468915        $229,657.53    65.71                      0.200     0.0200    0.2800
4468921        $249,870.14    90.00                      0.200     0.0200    1.0300

   (i)          (ix)         (x)      (xi)     (xii)     (xiii)    (xiv)      (xv)
  -----    --------------   ------ --------- ---------- -------- ---------------------
               CUT-OFF
 MORTGAGE       DATE                          MORTGAGE             MASTER    FIXED
   LOAN       PRINCIPAL                      INSURANCE  SERVICE   SERVICE   RETAINED
  NUMBER       BALANCE       LTV    SUBSIDY     CODE      FEE       FEE      YIELD
 --------  --------------   ------ --------- ---------- -------- ---------------------
4469004        $235,509.53    80.00                      0.200     0.0200    0.6550
4469040        $237,180.20    95.00              33      0.200     0.0200    0.7800
4469049        $291,554.24    80.00  GD 3YR              0.200     0.0200    0.1550
4469075        $239,422.18    80.00                      0.200     0.0200    0.2800
4469167        $203,716.75    94.97                      0.200     0.0200    1.1550
4469190        $221,109.36    90.00                      0.200     0.0200    0.9050
4469205        $444,836.67    90.00  GD 5YR      33      0.200     0.0200    0.2800
4469224        $216,343.30    86.60                      0.200     0.0200    0.4050
4469256        $262,403.55    79.68                      0.200     0.0200    0.6550
4469261        $228,723.69    80.00                      0.200     0.0200    0.6550
4469265        $211,115.36    90.00                      0.200     0.0200    0.7800
4469294        $266,192.18    80.00                      0.200     0.0200    0.0300
4469306        $259,598.83    71.33                      0.200     0.0200    0.1550
4469308        $299,228.09    79.99                      0.200     0.0200    0.2800
4469331        $279,561.82    66.67                      0.200     0.0200    0.0300
4469385        $238,022.66    79.99  GD 8YR              0.200     0.0200    0.2800
4469457        $299,407.25    94.94  GD 3YR              0.200     0.0200    0.9050
4469466        $379,405.33    68.47  GD 3YR              0.200     0.0200    0.0300
4469471        $210,094.47    80.00                      0.200     0.0200    0.4050
4469476        $394,395.15    90.00                      0.200     0.0200    1.4050
4469535        $228,683.77    89.80                      0.200     0.0200    0.6550
4469549        $254,370.49    54.26                      0.200     0.0200    0.1550
4469574        $275,199.79    69.51                      0.200     0.0200    0.4050
4469663        $275,800.23    80.00                      0.200     0.0200    0.4050
4469690        $247,484.59    80.00                      0.200     0.0200    0.6550
4469701        $288,343.53    90.00                      0.200     0.0200    1.0300
4469712        $259,640.95    80.00                      0.200     0.0200    0.6550
4469869        $245,006.34    74.39  GD 3YR              0.200     0.0200    0.0000
4469896        $294,402.21    59.00                      0.200     0.0200    0.7800
4469908        $694,235.74    80.00  GD 5YR              0.200     0.0200    0.0000
4469948        $267,343.23    95.00                      0.200     0.0200    0.6550
4469966        $299,585.73    76.92                      0.200     0.0200    0.6550
4469979        $211,799.62    80.00                      0.200     0.0200    0.5300
4469991        $248,388.78    90.45  GD 3YR              0.200     0.0200    0.4050
4469995        $219,533.33    81.63                      0.200     0.0200    0.2800
4470317        $229,471.71    54.76  GD 3YR              0.200     0.0200    0.1550
4470359        $219,564.31    79.99                      0.200     0.0200    0.1550
4470367        $285,067.88    90.00                      0.200     0.0200    1.4050
4470401        $506,944.28    79.87                      0.200     0.0200    0.6550
4470458        $231,561.47    95.00                      0.200     0.0200    0.6550
4470469        $253,148.84    95.00                      0.200     0.0200    0.9050
4470481        $296,351.01    90.00                      0.200     0.0200    0.4050
4470546        $233,651.57    79.86                      0.200     0.0200    0.2800
4470701        $233,660.20    88.30                      0.200     0.0200    0.4050
4470721        $221,103.53    80.00                      0.200     0.0200    0.2800
4470769        $269,493.00    92.47                      0.200     0.0200    1.1550
4470793        $316,791.01    79.99                      0.200     0.0200    0.0000
4470914        $211,398.53    95.00                      0.200     0.0200    0.5300
4470920        $262,612.76    80.00  GD 3YR              0.200     0.0200    0.2800
4470922        $236,771.89    90.00                      0.200     0.0200    0.6550

   (i)          (ix)         (x)      (xi)     (xii)     (xiii)    (xiv)      (xv)
  -----    --------------   ------ --------- ---------- -------- ---------------------
               CUT-OFF
 MORTGAGE       DATE                          MORTGAGE             MASTER    FIXED
   LOAN       PRINCIPAL                      INSURANCE  SERVICE   SERVICE   RETAINED
  NUMBER       BALANCE       LTV    SUBSIDY     CODE      FEE       FEE      YIELD
 --------  --------------   ------ --------- ---------- -------- ---------------------
4471008        $264,624.71    76.81                      0.200     0.0200    0.5300
4471015        $234,650.09    79.41                      0.200     0.0200    0.2800
4471117        $279,781.57    80.00                      0.200     0.0200    0.0300
4471152        $255,412.01    80.00  GD 4YR              0.200     0.0200    0.1550
4471227        $279,891.35    95.00                      0.200     0.0200    1.0300
4471333        $267,820.18    90.00                      0.200     0.0200    0.5300
4471341        $307,541.39    80.00  GD 3YR              0.200     0.0200    0.2800
4471403        $235,097.91    79.86                      0.200     0.0200    0.5300
4471425        $274,790.74    74.32                      0.200     0.0200    0.1550
4471540        $231,836.25    80.00  GD 4YR              0.200     0.0200    0.5300
4471543        $399,419.14    52.98                      0.200     0.0200    0.4050
4471563        $229,075.14    94.99                      0.200     0.0200    0.5300
4471580        $224,656.53    61.14                      0.200     0.0200    0.1550
4471587        $305,587.99    90.00                      0.200     0.0200    0.7800
4471637        $355,735.79    80.00                      0.200     0.0200    0.2800
4471641        $239,668.58    61.54                      0.200     0.0200    0.6550
4471658        $314,482.07    75.90                      0.200     0.0200    0.0000
4471706        $289,934.16    80.00                      0.200     0.0200    0.0000
4471724        $271,584.78    80.00                      0.200     0.0200    0.1550
4471757        $272,347.73    73.16  GD 3YR              0.200     0.0200    0.2800
4471788        $224,659.87    90.00                      0.200     0.0200    0.4050
4471951        $251,515.46    80.00                      0.200     0.0200    0.1550
4471959        $215,439.99    79.96                      0.200     0.0200    0.5300
4472019        $255,979.21    90.00                      0.200     0.0200    0.7800
4472097        $264,508.41    79.51                      0.200     0.0200    0.4050
4472101        $284,133.63    73.19                      0.200     0.0200    0.1550
4472212        $269,987.22    80.00  GD 7YR              0.200     0.0200    0.1550
4472217        $259,629.88    80.00                      0.200     0.0200    0.5300
4472329        $348,666.93    90.00                      0.200     0.0200    0.1550
4472363        $229,648.89    79.31                      0.200     0.0200    0.1550
4472385        $208,299.13    79.99                      0.200     0.0200    0.4050
4472449        $269,587.82    67.92                      0.200     0.0200    0.1550
4472491        $347,441.75    80.00                      0.200     0.0200    0.0000
4472510        $220,203.09    90.00                      0.200     0.0200    0.7800
4472552        $265,632.67    95.00                      0.200     0.0200    0.6550
4472582        $238,210.00    90.00                      0.200     0.0200    1.2800
4472602        $210,616.04    95.00                      0.200     0.0200    0.7800
4472753        $255,760.76    90.00                      0.200     0.0200    0.7800
4472805        $212,782.71    79.45                      0.200     0.0200    0.2800
4472808        $247,611.89    80.00                      0.200     0.0200    0.0300
4472865        $263,077.31    79.78                      0.200     0.0200    0.0000
4472904        $246,033.12    81.32                      0.200     0.0200    0.2800
4472939        $223,710.07    75.00                      0.200     0.0200    0.4050
4473080        $211,703.26    88.91                      0.200     0.0200    0.6550
4473118        $251,442.74    80.00                      0.200     0.0200    0.0000
4473198        $214,655.02    79.63                      0.200     0.0200    0.0000
4473235        $250,017.75    80.00                      0.200     0.0200    0.1550
4473236        $375,026.63    80.00                      0.200     0.0200    0.1550
4473243        $309,526.77    80.00                      0.200     0.0200    0.1550
4473253        $211,711.41    95.00  GD 3YR              0.200     0.0200    0.9050

   (i)          (ix)         (x)      (xi)     (xii)     (xiii)    (xiv)      (xv)
  -----    --------------   ------ --------- ---------- -------- ---------------------
               CUT-OFF
 MORTGAGE       DATE                          MORTGAGE             MASTER    FIXED
   LOAN       PRINCIPAL                      INSURANCE  SERVICE   SERVICE   RETAINED
  NUMBER       BALANCE       LTV    SUBSIDY     CODE      FEE       FEE      YIELD
 --------  --------------   ------ --------- ---------- -------- ---------------------
4473265        $287,549.30    80.00                      0.200     0.0200    0.0300
4473332        $256,379.77    79.81                      0.200     0.0200    0.0000
4473368        $443,287.75    80.00                      0.200     0.0200    0.0000
4473398        $214,655.10    74.14                      0.200     0.0200    0.0000
4473399        $434,521.78    80.00                      0.200     0.0200    0.5300
4473436        $231,503.36    95.00              33      0.200     0.0200    1.0300
4473472        $303,535.92    80.00                      0.200     0.0200    0.1550
4473526        $218,065.68    79.99                      0.200     0.0200    0.1550
4473540        $264,417.70    90.00  GD 3YR              0.200     0.0200    0.6550
4473658        $272,373.09    80.00                      0.200     0.0200    0.0300
4473669        $328,472.31    90.00                      0.200     0.0200    0.4050
4473719        $239,808.07    84.93                      0.200     0.0200    0.0000
4473727        $213,462.18    95.00                      0.200     0.0200    0.7800
4473733        $301,500.42    89.01  GD 2YR              0.200     0.0200    0.2800
4473763        $230,224.68    80.00                      0.200     0.0200    0.1550
4473818        $243,654.45    80.00                      0.200     0.0200    0.5300
4473820        $267,610.82    80.00                      0.200     0.0200    0.4050
4473873        $232,452.14    95.00                      0.200     0.0200    1.0300
4474002        $285,053.21    68.14                      0.200     0.0200    0.0300
4474058        $298,397.68    90.00                      0.200     0.0200    0.7800
4474116        $358,988.56    90.00  GD 5YR              0.200     0.0200    0.5300
4474216        $399,419.14    86.30  GD 3YR              0.200     0.0200    0.4050
4474295        $216,081.30    79.99                      0.200     0.0200    0.0300
4474345        $387,464.21    80.00                      0.200     0.0200    0.6550
4474361        $237,479.94    85.00              01      0.200     0.0200    0.4050
4474398        $228,292.20    90.00                      0.200     0.0200    0.7800
4474429        $225,229.06    80.00                      0.200     0.0200    0.0000
4474432        $230,056.93    80.00  GD 2YR              0.200     0.0200    0.2800
4474480        $371,432.12    80.00                      0.200     0.0200    0.1550
4474489        $237,618.20    80.00                      0.200     0.0200    0.0000
4474490        $364,442.81    74.49                      0.200     0.0200    0.1550
4474505        $326,748.16    80.00                      0.200     0.0200    0.6550
4474531        $434,669.00    67.99  GD 3YR              0.200     0.0200    0.1550
4474542        $259,572.51    70.27                      0.200     0.0200    0.0000
4474590        $327,737.70    72.82                      0.200     0.0200    0.0000
4474617        $237,636.34    94.98                      0.200     0.0200    0.6550
4474718        $307,529.84    80.00                      0.200     0.0200    0.1550
4474812        $224,438.48    75.00                      0.200     0.0200    0.0000
4474918        $279,432.58    80.00                      0.200     0.0200    0.7800
4474945        $233,668.61    90.00                      0.200     0.0200    0.5300
4474964        $549,139.30    72.37                      0.200     0.0200    0.0300
4475001        $394,744.17    85.00                      0.200     0.0200    1.0300
4475033        $231,832.08    80.00                      0.200     0.0200    0.4050
4475038        $335,737.88    80.00                      0.200     0.0200    0.0300
4475045        $244,653.04    78.03                      0.200     0.0200    0.5300
4475157        $262,721.84    94.97                      0.200     0.0200    1.1550
4475178        $203,730.66    79.99                      0.200     0.0200    0.0300
4475251        $287,731.56    79.99                      0.200     0.0200    0.4050
4475298        $347,531.42    80.00                      0.200     0.0200    0.7800
4475304        $393,156.18    90.00                      0.200     0.0200    0.9050

   (i)          (ix)         (x)      (xi)     (xii)     (xiii)    (xiv)      (xv)
  -----    --------------   ------ --------- ---------- -------- ---------------------
               CUT-OFF
 MORTGAGE       DATE                          MORTGAGE             MASTER    FIXED
   LOAN       PRINCIPAL                      INSURANCE  SERVICE   SERVICE   RETAINED
  NUMBER       BALANCE       LTV    SUBSIDY     CODE      FEE       FEE      YIELD
 --------  --------------   ------ --------- ---------- -------- ---------------------
4475342        $395,706.11    90.00  GD 3YR              0.200     0.0200    0.2800
4475375        $313,544.01    86.74                      0.200     0.0200    0.4050
4475418        $257,135.33    72.03                      0.200     0.0200    0.5300
4475436        $210,869.48    80.00                      0.200     0.0200    0.0300
4475476        $225,655.00    80.00  GD 3YR              0.200     0.0200    0.1550
4475589        $208,337.35    65.67                      0.200     0.0200    0.0300
4475641        $230,606.13    71.96  GD 3YR              0.200     0.0200    0.2800
4475758        $357,118.50    80.00                      0.200     0.0200    0.7800
4475842        $328,547.09    75.00                      0.200     0.0200    0.0300
4475949        $235,833.43    80.00                      0.200     0.0200    0.5300
4475950        $299,765.97    63.16                      0.200     0.0200    0.0300
4476018        $325,926.02    80.00                      0.200     0.0200    0.4050
4476023        $277,575.62    79.43                      0.200     0.0200    0.1550
4476090        $587,552.58    80.00                      0.200     0.0200    0.1550
4476091        $301,992.83    79.99                      0.200     0.0200    0.7800
4476168        $305,577.43    90.00                      0.200     0.0200    0.6550
4476307        $235,290.71    95.00                      0.200     0.0200    0.9050
4476367        $231,556.17    80.00  GD 3YR              0.200     0.0200    0.0300
4476459        $244,262.80    94.99                      0.200     0.0200    0.7800
4476477        $264,803.33    72.60                      0.200     0.0200    0.2800
4476491        $345,110.56    80.00                      0.200     0.0200    0.5300
4476494        $220,121.76    90.00                      0.200     0.0200    0.2800
4476511        $436,964.53    80.00                      0.200     0.0200    0.4050
4476634        $296,233.10    94.99              01      0.200     0.0200    0.6550
4477080        $262,319.35    72.41                      0.200     0.0200    0.6550
4477113        $267,600.96    78.59                      0.200     0.0200    0.2800
4477155        $265,312.61    90.00  GD 7YR              0.200     0.0200    0.5300
4477215        $326,757.31    79.76                      0.200     0.0200    0.2800
4477244        $343,494.89    88.82  GD 3YR              0.200     0.0200    0.2800
4477318        $238,194.77    90.00                      0.200     0.0200    1.0300
4477727        $341,539.51    90.00                      0.200     0.0200    0.7800
4477772        $240,588.46    89.33  GD 8YR              0.200     0.0200    0.7800
4477808        $219,672.42    79.71                      0.200     0.0200    0.2800
4477962        $219,655.72    80.00                      0.200     0.0200    0.0300
4477993        $286,564.91    80.00                      0.200     0.0200    0.0000
4478083        $211,830.22    93.94                      0.200     0.0200    0.5300
4478114        $255,424.10    90.00                      0.200     0.0200    0.6550
4478124        $210,101.60    79.49                      0.200     0.0200    0.5300
4478209        $267,380.25    86.37                      0.200     0.0200    0.6550
4478238        $248,805.76    71.35                      0.200     0.0200    0.0300
4478344        $219,828.38    80.00                      0.200     0.0200    0.0300
4478500        $208,645.04    80.00  GD 8YR              0.200     0.0200    0.2800
4478596        $249,819.05    51.87                      0.200     0.0200    0.4050
4478694        $226,639.92    88.59                      0.200     0.0200    0.5300
4478708        $411,854.47    75.00                      0.200     0.0200    0.0300
4478723        $211,350.72    90.00                      0.200     0.0200    0.5300
4478732        $294,097.46    90.00                      0.200     0.0200    0.6550
4478770        $221,815.06    84.73  GD 4YR              0.200     0.0200    0.5300
4478872        $277,503.79    80.00                      0.200     0.0200    0.5300
4478902        $399,672.12    62.50                      0.200     0.0200    0.0000

   (i)          (ix)         (x)      (xi)     (xii)     (xiii)    (xiv)      (xv)
  -----    --------------   ------ --------- ---------- -------- ---------------------
               CUT-OFF
 MORTGAGE       DATE                          MORTGAGE             MASTER    FIXED
   LOAN       PRINCIPAL                      INSURANCE  SERVICE   SERVICE   RETAINED
  NUMBER       BALANCE       LTV    SUBSIDY     CODE      FEE       FEE      YIELD
 --------  --------------   ------ --------- ---------- -------- ---------------------
4479251        $297,784.31    82.78                      0.200     0.0200    0.4050
4479354        $244,029.22    90.00                      0.200     0.0200    0.9050
4479427        $283,284.27    90.00                      0.200     0.0200    0.1550
4479547        $273,560.47    79.88                      0.200     0.0200    0.0000
4479636        $262,876.72    80.00  GD 2YR              0.200     0.0200    0.1550
4479727        $224,704.64    90.00                      0.200     0.0200    0.9050
4479867        $407,712.03    80.00                      0.200     0.0200    0.5300
4480084        $217,698.95    87.90                      0.200     0.0200    0.6550
4480093        $339,741.28    75.89                      0.200     0.0200    0.1550
4480101        $253,625.33    90.00                      0.200     0.0200    0.6550
4480301        $366,147.84    80.00  GD 5YR              0.200     0.0200    0.6550
4480414        $424,343.20    80.00                      0.200     0.0200    0.0000
4480638        $222,230.76    80.00                      0.200     0.0200    0.1550
4480758        $227,531.01    90.00                      0.200     0.0200    0.2800
4481314        $215,835.64    89.63                      0.200     0.0200    0.1550
4481377        $239,721.96    89.98                      0.200     0.0200    0.2800
4481388        $473,320.38    80.00                      0.200     0.0200    1.4050
4481604        $221,301.61    80.00                      0.200     0.0200    0.7800
4481721        $303,620.78    80.00                      0.200     0.0200    1.1550
4481976        $239,017.98    79.73                      0.200     0.0200    0.1550
4482524        $233,821.94    77.36                      0.200     0.0200    0.1550
4482804        $291,783.29    80.00                      0.200     0.0200    0.2800
4485580        $240,000.00    61.54                      0.200     0.0200    0.0300
4486530        $253,000.00    67.83                      0.200     0.0200    0.0000
4487082        $409,695.72    71.30                      0.200     0.0200    0.2800
9021479         $33,983.79    43.27                      0.200     0.0200    1.5300
9049286         $49,930.04    89.98                      0.200     0.0200    1.2800
9126800        $265,205.63    90.00                      0.200     0.0200    0.5350
9132920        $215,644.69    80.00                      0.200     0.0200    2.2800
           ===============
           $177,173,769.33


COUNT:    629
WAC:      7.6367
WAM:      356.9254
WALTV:    81.1369


   Exhibit F-2 (Part A) Schedule of Mortgage Loans Serviced by Other Servicers
                   20 & 30 YEAR FIXED RATE RELOCATION LOANS

   (i)              (ii)                             (iii)      (iv)       (v)         (vi)      (vii)      (viii)
  -----   ------------------------- -----   -----   --------  --------   --------   ----------  --------  ----------
                                                                           NET
 MORTGAGE                                                     MORTGAGE   MORTGAGE    CURRENT    ORIGINAL  SCHEDULED
   LOAN                                      ZIP    PROPERTY  INTEREST   INTEREST    MONTHLY    TERM TO    MATURITY
  NUMBER            CITY            STATE    CODE     TYPE      RATE       RATE      PAYMENT    MATURITY     DATE
 -------- --------------------------------- -----   --------  --------   --------   ----------  -------- -----------
3475651   HOLLAND                  OH       43528     SFD      7.125      6.855     $1,869.57     360      1-Feb-24
3573851   TIGARD                   OR       97224     SFD      8.750      7.000     $1,749.62     360      1-Dec-24
3588044   SUNBURY                  OH       43074     SFD      8.750      7.000     $2,124.10     360      1-Apr-25
4449074   MENDHAM                  NJ       07945     SFD      8.375      7.000     $1,900.18     360      1-Sep-24
4449083   WALNUT CREEK             CA       94598     SFD      8.875      7.000     $1,876.93     360      1-Jan-25
4449242   DILLON                   CO       80435     SFD      9.000      7.000     $2,025.64     360      1-Jun-25
4449377   PONTE VEDRA BEACH        FL       32082     SFD      8.250      7.000     $2,760.53     360      1-Aug-24
4450214   NORTHVILLE               MI       48167     SFD      8.250      7.000     $2,272.58     360      1-Jun-25
4450738   UPPER SADDLE RIVER       NJ       07458     SFD      8.625      7.000     $3,111.16     360      1-Jul-25
4460834   LONGWOOD                 FL       32779     SFD      7.625      7.000     $1,911.04     360      1-Jul-25
4463097   WHITE PLAINS             NY       10605     SFD      8.000      7.000     $2,935.06     360      1-Jul-25
4463105   CHAPEL HILL              NC       27510     SFD      8.250      7.000     $1,801.16     360      1-Jul-25
4463728   SIGNAL MOUNTAIN          TN       37377     SFD      8.250      7.000     $1,551.74     360      1-Aug-25
4470643   SHERWOOD                 OR       97140     SFD      7.750      7.000     $2,292.51     360      1-Jul-25
4470753   PEACHTREE CITY           GA       30269     SFD      8.625      7.000     $1,760.92     360      1-May-25


   (i)          (ix)        (x)      (xi)      (xii)      (xiii)    (xiv)      (xv)
  -----    --------------  ------ ---------  ----------  -------- ---------------------
              CUT-OFF
 MORTGAGE       DATE                          MORTGAGE              MASTER    FIXED
   LOAN      PRINCIPAL                       INSURANCE   SERVICE   SERVICE   RETAINED
  NUMBER      BALANCE       LTV    SUBSIDY      CODE       FEE       FEE      YEILD
 --------  --------------  ------ ---------  ----------  -------- ---------------------
3475651       $272,048.34  75.00                          0.250     0.020     0.0000
3573851       $220,661.84  80.00                          0.250     0.020     1.4800
3588044       $268,546.73  60.00                          0.200     0.020     1.5300
4449074       $247,379.33  52.63                          0.250     0.020     1.1050
4449083       $233,088.36  70.00                          0.250     0.020     1.6050
4449242       $250,765.46  95.00                 01       0.250     0.020     1.7300
4449377       $363,208.88  90.00                 01       0.250     0.020     0.9800
4450214       $301,121.59  79.29                          0.250     0.020     0.9800
4450738       $398,557.33  80.00                          0.250     0.020     1.3550
4460834       $268,808.73  71.05                          0.250     0.020     0.3550
4463097       $398,361.84  88.89                 06       0.250     0.020     0.7300
4463105       $238,816.81  90.00                 01       0.250     0.020     0.9800
4463728       $205,882.34  90.00                 12       0.250     0.020     0.9800
4470643       $318,622.88  80.00                          0.250     0.020     0.4800
4470753       $225,303.36  80.00                          0.250     0.020     1.3550
            =============
            $4,211,173.82


COUNT:                  15
WAC:                8.2762
WAM:                   360
WALTV:             79.2709


                 Exhibit F-2 (Part B) Schedule of Servicers
                 20 & 30 YEAR FIXED RATE RELOCATION LOANS

   (i)                    (xvi)                                 (xvii)
  -----                -----------                           -----------

 MORTGAGE                                                        PHMC
   LOAN                                                          LOAN
  NUMBER                 SERVICER                               SELLER
 -------- ---------------------------------------------------------------------------------------
3475651   NATIONSBANC MORTGAGE COMPANY          NATIONSBANC MORTGAGE COMPANY
3573851   BANCBOSTON MORTGAGE CORP              BANCBOSTON MORTGAGE CORP
3588044   THE HUNTINGTON MORTGAGE CO.           THE HUNTINGTON MORTGAGE CO.
4449074   GMAC MORTGAGE CORP.                   GMAC MORTGAGE CORP.
4449083   GMAC MORTGAGE CORP.                   GMAC MORTGAGE CORP.
4449242   GMAC MORTGAGE CORP.                   GMAC MORTGAGE CORP.
4449377   GMAC MORTGAGE CORP.                   GMAC MORTGAGE CORP.
4450214   GMAC MORTGAGE CORP.                   GMAC MORTGAGE CORP.
4450738   GMAC MORTGAGE CORP.                   GMAC MORTGAGE CORP.
4460834   SUNTRUST MORTGAGE, INC.               SUNTRUST MORTGAGE, INC.
4463097   GMAC MORTGAGE CORP.                   GMAC MORTGAGE CORP.
4463105   GMAC MORTGAGE CORP.                   GMAC MORTGAGE CORP.
4463728   SUNTRUST MORTGAGE, INC.               SUNTRUST MORTGAGE, INC.
4470643   FIRST UNION MORTGAGE CORP.            FIRST UNION MORTGAGE CORP.
4470753   FIRST UNION MORTGAGE CORP.            FIRST UNION MORTGAGE CORP.


COUNT:    15
WAC:      8.2762
WAM:      360.0000
WALTV:    79.2709


                                    EXHIBIT G

                              REQUEST FOR RELEASE
                            (for Trustee/Custodian)

Loan_Information

    Name of Mortgagor:    _____________________________

    Servicer
    Loan No.:   _____________________________

Custodian/Trustee

    Name:       _____________________________

    Address:    _____________________________

                _____________________________

    Custodian/Trustee
    Mortgage File No.:    _____________________________

Seller

    Name:       _____________________________

    Address:    _____________________________

                _____________________________

    Certificates:    Mortgage Pass-Through Certificates,

    Series 1996-1
The undersigned Master Servicer hereby acknowledges that it has received from First Bank National Association, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 1996-1, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of January 25, 1996 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

(  )    Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

(  )    Mortgage recorded on _____________________ as instrument no.
______________ in the County Recorder's Office of the County of
____________________, State of _______________________ in book/reel/docket
____________________ of official records at page/image ____________.

(  )    Deed of Trust recorded on ____________________ as instrument no.
_________________ in the County Recorder's Office of the County of
___________________, State of _________________ in book/reel/docket
____________________ of official records at page/image ____________.

(  )    Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
______________________________ as instrument no. ______________ in the County
Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

(  )    Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

    (  )  _____________________________________________

    (  )     _____________________________________________

    (  )  _____________________________________________

    (  )  _____________________________________________

    The undersigned Master Servicer hereby acknowledges and agrees as follows:

    (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

    (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

    (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

    (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

SECURITIZED ASSET SERVICES CORPORATION

By:  __________________________

Title: ________________________

Date: ________________, 19__

                                    EXHIBIT H

AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND FOR NON-ERISA INVESTORS

STATE OF              )
            ) ss:
COUNTY OF              )

[NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of _______] [United States], on behalf of which he makes this affidavit.

2.    That the Purchaser's Taxpayer Identification Number is [             ].

3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1996-1, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.
For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan subject to the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and/or Code Section 4975 or any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person investing the assets of such a Plan.

4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

7. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. "Non-U.S. Person" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of __________, 19 __.


  [Name of Purchaser]


By:__________________________
[Name of Officer]
       [Title of Officer]
Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this __ day of __________, 19 __.

_____________________________
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I

                  [Letter from Transferor of Class A-R Certificate]

[Date]

First Bank National Association
180 East Fifth Street
St. Paul, Minnesota  55101

Re:     The Prudential Home Mortgage
        Securities Company, Inc.
        Mortgage Pass-Through Certificates,
        Series_1996-1,_Class_A-R__________

Ladies and Gentlemen:

[Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.
                        Very truly yours,
                        [Transferor]

                        ______________________

                                   EXHIBIT J
               THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.

                      MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1996-1
                       CLASS [B-3] [B-4] [B-5] CERTIFICATES

                                 TRANSFEREE'S_LETTER



                                              _________________ __, ____

First Bank National Association
180 East Fifth Street
St. Paul, Minnesota  55101

The Prudential Home Mortgage Securities Company, Inc.
5325 Spectrum Drive
Frederick, Maryland 21701

The undersigned (the "Purchaser") proposes to purchase The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1996-1, Class [B-3] [B-4] [B-5] Certificates (the "Class [B-3] [B-4] [B-5]
Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of January 25, 1996 (the "Pooling and Servicing Agreement") among The Prudential Home Mortgage Securities Company, Inc., as seller ("PHMSC"), Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), and First Bank National Association, as trustee (the "Trustee"), of The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1996-1.

Section 2. Representations_and_Warranties_of_the_Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to PHMSC, the Master Servicer and the Trustee that:

    (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-3] [B-4] [B-5] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

    (b) The Purchaser is acquiring the Class [B-3] [B-4] [B-5] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

    [(c)    The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-3] [B-4] [B-5] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-3] [B-4] [B-5] Certificates and can afford a complete loss of such investment.]

    [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

    (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated January 24, 1996, relating to the Class [B-3] [B-4] [B-5] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from PHMSC concerning the Class [B-3] [B-4] [B-5] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-3] [B-4] [B-5] Certificates that PHMSC possesses or can possess without unreasonable effort or expense and
(c) it has undertaken its own independent analysis of the investment in the Class [B-3] [B-4] [B-5] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-3] [B-4] [B-5] Certificates other than in connection with a subsequent sale of Class [B-3] [B-4] [B-5] Certificates.

    (e) Either (i) the Purchaser is not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-
60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (iii) the Purchaser has provided a "Benefit Plan Opinion" satisfactory to The Prudential Home Mortgage Securities Company, Inc. and the Trustee of the Trust Estate. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code or Similar Law, (b) give rise to a fiduciary duty under ERISA, Section 4975 of the Code or Similar Law on the part of The Prudential Home Mortgage Securities Company, Inc., the Master Servicer or the Trustee with respect to any Plan or (c) constitute a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law

    (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-3] [B-4] [B-5] Certificates is in compliance therewith.

Section 3.  Transfer_of_Class_[B-3]_[B-4]_[B-5]_Certificates.

    (a) The Purchaser understands that the Class [B-3] [B-4] [B-5] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-3] [B-4] [B-5] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither PHMSC, the Master Servicer nor the Trustee is under any obligation to register the Class [B-3] [B-4] [B-5] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to PHMSC and the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or PHMSC may, if such transfer is made within three years from the Closing Date, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee or PHMSC. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and PHMSC against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

    (b) No transfer of a Class [B-3] [B-4] [B-5] Certificate shall be made unless the transferee provides PHMSC and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

    (c) The Purchaser acknowledges that its Class [B-3] [B-4] [B-5] Certificates bear a legend setting forth the applicable restrictions on transfer.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to the validly executed by its duly authorized representative as of the day and the year first above written.

[PURCHASER]

By:  ______________________________

Its:  ______________________________

                                    EXHIBIT K
              THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.

                        MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1996-1
                        CLASS [M] [B-1] [B-2] CERTIFICATES

                               TRANSFEREE'S_LETTER



                                                      ________________ __, ____

First Bank National Association
180 East Fifth Street
St. Paul, Minnesota  55101

The Prudential Home Mortgage Securities Company, Inc.
5325 Spectrum Drive
Frederick, Maryland 21701

The undersigned (the "Purchaser") proposes to purchase The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1996-1, Class [M] [B-1] [B-2] Certificates in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of January 25, 1996 (the "Pooling and Servicing Agreement") among The Prudential Home Mortgage Securities Company, Inc., as seller ("PHMSC"), Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), and First Bank National Association, as trustee (the "Trustee"), of The Prudential Home Mortgage Securities Company, Inc. Mortgage Pass-Through Certificates, Series 1996-1.

Section 2. Representations_and_Warranties_of_the_Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to PHMSC, the Master Servicer and the Trustee that:

    Either (i) the Purchaser is not an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, the source of funds used to purchase the Class [M] [B-1] [B-2] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition or (iii) the

Purchaser has provided a "Benefit Plan Opinion" satisfactory to The Prudential Home Mortgage Securities Company, Inc. and the Trustee of the Trust Estate. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not (a) cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code or Similar Law, (b) give rise to a fiduciary duty under ERISA, Section 4975 of the Code or Similar Law on the part of The Prudential Home Mortgage Securities Company, Inc., the Master Servicer or the Trustee with respect to any Plan or (c) constitute a prohibited transaction under ERISA or Section 4975 of the Code or Similar Law.

    IN WITNESS WHEREOF, the undersigned has caused this Agreement to the validly executed by its duly authorized representative as of the day and the year first above written.

[PURCHASER]

By:  _____________________________

Its: _____________________________

                                   EXHIBIT L

BancBoston Servicing Agreement (Omitted)

First Union Servicing Agreement (Omitted)

GMAC Servicing Agreement (Omitted)

Huntington Servicing Agreement (Omitted)

NationsBanc Servicing Agreement (Omitted)

PHMC Servicing Agreement (Omitted)

SunTrust Servicing Agreement (Omitted)

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL_SERVICING_AND_COLLATERAL_FUND_AGREEMENT

    This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ________, between Securitized Asset Services Corporation (the "Company" and "SASCOR") and ____________ (the "Purchaser").

PRELIMINARY STATEMENT

     ________ is the holder of the entire interest in Securitized Asset Sales, Inc. Mortgage Pass-Through Certificates, Series____, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of ____ among The Prudential Home Mortgage Company, Inc., as Seller, Securitized Asset Services Corporation, as Master Servicer and First Bank National Association as Trustee.

    ________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

    In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

    In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:



                                    ARTICLE I

                                   DEFINITIONS

    Section 1.01 Defined_Terms

    Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

    Business_Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

    Collateral_Fund: The fund established and maintained pursuant to Section
3.01 hereof.

    Collateral_Fund_Permitted_Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's Ratings Group ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least Aa2 by Moody's or AA by S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least P-1 by Moody's or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Moody's or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

    Commencement_of_Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

    Current_Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

    Election_to_Delay_Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

    Election_to_Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

    Monthly_Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

    Required_Collateral_Fund_Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02 (e) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(e) and

Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

    Section 1.02 Definitions_Incorporated_by_Reference

    All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.



                                     ARTICLE II

                            SPECIAL SERVICING PROCEDURES

    Section 2.01 Reports_and_Notices

    (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

        (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

        (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

        (b) If requested by the Purchaser, the Company shall cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i)
(D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

        (c) In addition to the foregoing, the Company shall cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mort-gage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

        Section 2.02 Purchaser's_Election_to_Delay_Foreclosure_Proceedings

        (a) The Purchaser shall be deemed to direct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further
notice to the Purchaser.   Any foreclosure that has been initiated may be
discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In such latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

    (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall (i) be provided only to the extent it is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or otherwise be readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

    (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

    (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

    (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Ser-vicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited therein and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement as of the date hereof, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

    (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (I) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer if immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account or Lower-Tier Certificate Account as applicable; or (ii) the related Servicer may proceed with the Commencement of Foreclosure.

    (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection

(c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser

    Section 2.03_Purchaser's_Election_to_Commence_Foreclosure_Proceedings

    (a) In connection with any Mortgage Loan identified in a report under Sec-tion 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

    (b) Within two Business Days of making any Election to Foreclose, the Pur-chaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement as of the date hereof, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servic-ing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject.to Section 3.01.

    (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forebearance agreement is not in conformity with reasonable servicing practices.

    (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

    Section 2.04 Termination

    (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) any breach of the terms of this Agreement by the Purchaser.

    (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                    ARTICLE III

                          COLLATERAL FUND; SECURITY INTEREST

    Section 3.01.    Collateral_Fund

    Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Securitized Asset Services Corporation, as Master Servicer, for the benefit of registered holders of Securitized Asset Sales, Inc. Mortgage Pass-Through Certificates, Series ____". Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof.

    Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereonIn the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

    Section 3.02.    Collateral_Fund_Permitted_Investments.

    The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

    All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

    Section 3.03.    Grant_of_Security_Interest

    The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

    The Purchaser acknowledges the lien on the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

    Section 3.04.    Collateral_Shortfalls.

    In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.



                                    ARTICLE IV

                            MISCELLANEOUS PROVISIONS

    Section 4.01.    Amendment.

    This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

    Section 4.02.    Counterparts.

    This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

    Section 4.03.    Governing_Law.

    This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

    Section 4.04.    Notices.

    All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

    (a)    in the case of the Company,

        Securitized Asset Services Corporation
        7485 New Horizon Way
        Frederick, MD  21701

        Attention:     Vice President, Master Servicing
        Phone:         301-696-7800
        Fax:           301-815-6365

    (b)    in the case of the Purchaser,


        ________________________________
        ________________________________
        ________________________________
        ________________________________
        Attention:  ____________________


    Section 4.05.    Severability_of_Provisions.
    If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

    Section 4.06.    Successors_and_Assigns.

    The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

    Section 4.07.    Article_and_Section_Headings.

    The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

    Section 4.08.    Confidentiality.

    The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

    Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

    Section 4.09.    Indemnification.

    The Purchaser agrees to indemnify and hold harmless the Company, SASCOR, and each Servicer and each person who controls the Company, SASCOR, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, SASCOR's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, SASCOR, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, SASCOR's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

    IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                 Securitized Asset Services Corporation

                                    By:____________________
                                  Name:____________________
                                 Title:______________________


                                       ____________________

                                    By:____________________
                                  Name:____________________
                                 Title:______________________